                                7 February 1996


                       MARSH & McLENNAN COMPANIES, INC.


                           THE BOWRING GROUP LIMITED


                  LIVERPOOL VICTORIA FRIENDLY SOCIETY LIMITED


                               BALTIMORE LIMITED

                   ----------------------------------------

                                OPTION AGREEMENT
                 in respect of the entire share capital of The
                  Frizzell Group Limited together with other
                              Frizzell Companies

                   ----------------------------------------


                                  FRESHFIELDS



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                                    CONTENTS


Clause                                                                  Page

1.   DEFINITIONS AND INTERPRETATION........................................2
2.   THE OPTIONS..........................................................12
3.   CONDITIONS PRECEDENT TO GROUP REORGANISATION.........................14
4.   PRE COMPLETION UNDERTAKINGS..........................................18
5.   COMPLETION...........................................................22
6.   POST-COMPLETION UNDERTAKINGS.........................................25
7.   RESTRICTIONS ON TBG..................................................26
8.   RIGHTS...............................................................27
9.   COST OF TERMINATION..................................................28
10.  WARRANTIES...........................................................28
11.  LIMITATION ON WARRANTY, UNDERTAKING AND INDEMNITY CLAIMS.............30
12.  INDEMNITIES..........................................................34
13.  INSURANCE............................................................37
14.  GUARANTEE............................................................37
15.  ENTIRE AGREEMENT.....................................................37
16.  VARIATION............................................................38
17.  ASSIGNMENT...........................................................38
18.  ANNOUNCEMENTS........................................................38
19.  COSTS................................................................38
20.  INVALIDITY...........................................................39
21.  COUNTERPARTS.........................................................39
22.  TIME OF THE ESSENCE..................................................39
23.  FURTHER ASSURANCE....................................................39
24.  NOTICES..............................................................39
25.  GOVERNING LAW AND JURISDICTION.......................................42
SCHEDULE 1................................................................43
     The Company..........................................................43
     Part A...............................................................43
     Part B...............................................................45
     Details of Subsidiaries..............................................46
     Details of Subsidiaries..............................................47
     Details of Subsidiaries..............................................48
     Details of Subsidiaries..............................................49
     Details of Subsidiaries..............................................50
     Details of Subsidiaries..............................................51
     Details of Subsidiaries..............................................52
     Details of Subsidiaries..............................................53
     Details of Subsidiaries..............................................55
     Details of Subsidiaries..............................................56
     Details of Subsidiaries..............................................57
SCHEDULE 2 A..............................................................58
SCHEDULE 2B...............................................................76
     Tax Warranties.......................................................76
SCHEDULE 3................................................................88
     Properties...........................................................88
     Part I Freehold......................................................88
     Part II Leasehold....................................................89

SCHEDULE 4................................................................97
     Inter-Group Guarantees...............................................97
SCHEDULE 5................................................................98
     Inter-Group Loans....................................................98
SCHEDULE 6...............................................................100
     Repayment Schedule..................................................100
SCHEDULE 7*..............................................................101
     Affinity Groups (excluding Commercial Schemes Affinity Groups)......101
SCHEDULE 8...............................................................102
     Incentive Bonus.....................................................102
SCHEDULE 9...............................................................103
     Commercial Schemes Affinity Groups..................................103
SCHEDULE 10..............................................................104
     Corporate Deposits held by FB.......................................104
SCHEDULE 11..............................................................105
     Tax Indemnity.......................................................105
SCHEDULE 12..............................................................143
     List of Permitted Activities Under Friendly Societies Act 1992......143
SCHEDULE 13..............................................................144
     Facilities..........................................................144
SCHEDULE 14..............................................................145
     The Reorganisation Steps Schedule...................................145
SCHEDULE 15*.............................................................146
     The Primary Customers...............................................146



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THIS OPTION AGREEMENT is made on 7 February 1996

BETWEEN:

MARSH & McLENNAN COMPANIES, INC. whose principal business office is at 1166 Avenue of the Americas, New York, New York 10036 (MMC);

THE BOWRING GROUP LIMITED whose registered office is at The Bowring Building, Tower Place, London EC3P 3BE (registered no. 3053550) (TBG);

LIVERPOOL VICTORIA FRIENDLY SOCIETY LIMITED (registered no. 61 Coll) whose registered office is at Victoria House, Southampton Row, London WC1B 4DB (LVFS); and

BALTIMORE LIMITED whose registered office is at 21 Holborn Viaduct, London EC1A 2DY (registered number 3137698) (Baltimore)

WHEREAS:-

(A) The Frizzell Group Limited (TFG) is a private company limited by shares incorporated in England and Wales on 28 December 1923. At the date of this Agreement the whole of the issued share capital of TFG is beneficially owned by TBG. Further details of TFG are set out in Part A of Schedule 1.

(B) The companies whose names are set out in Part B of Schedule 1 are at the date of this Agreement subsidiaries of TFG.

(C) It is a condition of this Agreement that TBG has effected a re-structuring of TFG and its subsidiaries so that before the Put Options or the Call Options can be exercised the entire share capital of those companies referred to in Part B of Schedule 1 (with the exception of FFS, FBV, TB, TMAL and FPL) will be beneficially owned by TBG.

(D) LVFS has agreed to grant to MMC an option to require LVFS to purchase the A Option Shares and Baltimore has agreed to grant to MMC an option to require Baltimore to purchase the B Option Shares on the terms and conditions of this Agreement. MMC has agreed to grant an option to LVFS to require MMC to procure the sale of the A Option Shares to LVFS and MMC has agreed to grant to Baltimore an option to require MMC to procure the sale of the B Option Shares to Baltimore on the terms and conditions of this Agreement.

(E) Upon exercise of the Put Options or the Call Options the parties shall be bound to complete the sale and purchase of the Option Shares in accordance with the terms and conditions of this Agreement.

IT IS AGREED as follows:-

DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, except so far as the context otherwise requires, the following terms shall have the following meanings:-


Accounts means in relation to any Group Company: the audited balance sheet of that company (and the audited consolidated balance sheet, if any, of that company and its subsidiary undertakings) as at the Accounts Date and the audited profit and loss account of that company (and the audited consolidated profit and loss account, if any, of that company and its subsidiary undertakings) in respect of the financial year ended on the Accounts Date together with all notes, reports, statements and

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documents annexed thereto each as prepared in accordance with the Companies Act;

Accounts Date means 31 December 1995;

Affinity Groups means the affinity groups (excluding the Commercial Schemes Affinity Groups) as referred to in Schedule 7;

Annexure means Annexure 1 and 2 to this Agreement;

Baltimore Confidentiality Agreement means the agreement dated 7 February 1996 entered into by Baltimore with TBG and MMC in respect of information made available by TBG and its representatives;

Bank Comfort Letter means a comfort letter dated 8 December 1992 issued by MMC to the Bank of England in support of the operations of FB;

Binding Authority means the motor policies binding authority agreement 840/1/96 and the household policies binding authority agreement 840/109/96;

Borrowers means the persons to whom Loans have been advanced by FB;

BMM means Bowring Marsh & McLennan Limited;

Budget means the TFG budget for 1996 a copy of which is annexed to the Disclosure Letter;

business day means a day when banks are open for the transaction of normal banking business in London (other than Saturdays);

CAA means the Capital Allowances Act 1990;

CGTA means the Capital Gains Tax Act 1979;

CR means Central Resources Limited;

Claim means a claim for a breach of a Warranty, any claim for breach of undertaking under clause 4.2 or any claim under the Tax Indemnity;

Commercial Schemes Affinity Groups means the affinity groups as referred to in Schedule 9

Commercial Schemes Business Transfer means the transfer on 1 November 1995 of the commercial schemes business of FFS pursuant to an agreement between TFG, FFS and BMM;

Commitments means all existing obligations of FB to make advances under the offers or agreements in the Data Room Files;

Companies Act means, subject to clause 1.2(f), the Companies Act 1985;

Company means TFG;

Completion means completion of the sale and purchase of the Option Shares in accordance with clause 5;

Conditions Precedent means the conditions specified in clause 3;

Confidentiality Agreement means the LVFS Confidentiality Agreement and the Baltimore Confidentiality Agreement;

Continuous Credit Account means an unsecured current account with a guaranteed overdraft limit made available by FB to a Customer and included in the Data Room Files;

Continuous Credit Overdraft means an advance made by FB to a Borrower by way of overdraft on a Continuous Credit Account and included in the Data Room Files or made pursuant to a Commitment in respect of a Continuous Credit

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Account included in the Data Room Files;

Corporate Deposits means the deposits held by FB as referred to in Schedule 10, save in so far as they have matured prior to service of notice of exercise of the Options under clause 2.4;

Costs means liabilities, losses, damages, costs (including legal costs) and expenses, in each case, of any nature whatsoever;

Credit Agreement means an original agreement or instrument under or by which a Loan, any part of the Related Security or a Commitment is outstanding or evidenced;

Credit Card Debts means the balances owed by Borrowers in respect of purchases or cash advances by means of credit cards issued by FB and included in the Data Room Files or created pursuant to Commitments in the form of the maximum credit limits on such cards included in the Data Room Files;

CTB means C.T. Bowring & Co. Ltd;

Customer means any person to whom FB has made a Loan which was outstanding on the date of this Agreement, to whom FB has made a Commitment or from whom FB has accepted a Deposit which was outstanding on the date of this Agreement;

Data Room Files means the files of documents displayed at the offices of TBG's Solicitors and TBG's Accountants as at 26 January 1996 a list of which is set out in Annexure 1 and a copy of which list is annexed to the Disclosure Letter;

Deposit means a deposit (as defined in section 5 of the Banking Act 1987) paid to FB and outstanding at the date of this Agreement;

Directors means the executive directors of the Group;

Disclosure Letter means the letter of even date herewith, in the form of the agreed draft, from TBG to LVFS and Baltimore;

Disputed Losses means management expenses of (pounds)5,433,913 referred to in
Note 1 to the schedule headed Frizzell Group Year ended 31 December 1992 Group Relief Summary attached to Touche Ross' letter of 16 January 1996 to Paul Coyle of LVFS' Accountants;

Earnings means earnings before deduction of income tax, extraordinary losses, asset write downs in excess of depreciation not included in the Budget, pre-payments which would impact earnings and exceptional provisions, and before inclusion of extraordinary income;

Enterprise Loans means the secured and/or unsecured advances made by FB to Borrowers to finance the acquisition of the goodwill of a professional partnership or to finance the expansion of such a partnership and included in the Data Room Files;

financial year shall be construed in accordance with section 223 of the Companies Act;

FB means Frizzell Bank Limited;

FCS means Frizzell Credit Services Limited;

FFS means Frizzell Financial Services Limited;

FIG means FirstCity Insurance Group Limited;

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FL & FP means Frizzell Life & Financial Planning Limited;

FPL means Frizzell Property Loans Limited;

FBV means Frizzell B.V;

FWD means Frizzell Westbourne Developments Limited;

Group means TFG, FFS, FB, FL & FP, FCS, FWD, CR, SS, SL, FBV, TB,
FPL and TMAL and Group Company means any of such companies;

Group Reorganisation means the reorganisation of the Group outlined in steps 17 to 31 of the Reorganisation Steps Schedule effected by the agreed form documents all marked Annexure 2;


holding company shall be construed in accordance with sections 736 and 736A of the Companies Act;

Hedging Agreements means the ISDA agreements and schedules entered into by FB with various counterparties contained in the Data Room Files;

Home Loans means the fixed term variable interest advances made by FB to a Borrower and secured by a Mortgage and other Related Security included in the Data Room Files or made pursuant to Commitments included in the Data Room Files;

IBRC means the Insurance Brokers' Registration Council;

Impaired Loan means a Loan in respect of which:

(a) the relevant Borrower, in the case of Loans including Continuous Credit Overdrafts, is 30 days or more in arrears in making payments of interest or repayments of principal which have fallen due or has failed to pay immediately on demand any amount demanded by FB and such amount is in whole in part, outstanding on the Completion Date; or

(b) the Borrower (whether by express notice, conduct or otherwise) has evidenced an intention not to make or to cease making, in whole or in part, payment of interest or repayment of principal; or

(c) TBG or FB is aware of any breach of any material term of the Credit Agreements; or

(d) legal action has been taken or threatened, or solicitors have been instructed with a view to taking legal action to recover the Loan or to enforce any Related Security;

Incentive Bonus means the incentive bonus which TFG has agreed to pay to the following six directors on, and subject to, the terms of a letter from I H N Mackay dated 7 February 1996 (a copy of which is included in the Disclosure Letter): B Jenkins, R Matthews, G Partington, D Tomlinson, T Trinder and M Watt, the amounts of which are set out in Schedule 8;

Individual Pension Arrangements means the retirement and death benefit which were before 6 October 1995 paid directly by any Group Company in respect of the following individuals: J G S Turner, Mrs P Dundas, Mrs M N Foster, Mrs M B Offer, E P Skerman, Mrs M Steele;

Insurers means Omega Indemnity (Bermuda) Limited and Epsilon Insurance Company Limited;

Intellectual Property Rights means patents, trade marks, service marks, trade names, design rights and copyright including all rights in computer software and databases, rights in know-how and other intellectual property rights (whether or not the same are registered or capable of protection by registration) and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world pertaining solely to the activities of the Group;

Inter-Group Guarantees means all guarantees, indemnities, counter-indemnities and letters of comfort of any nature whatsoever given to any third party by any member of the TBG Group in respect of a liability of any Group Company details of which appear in Schedule 4;

Inter-Group Loans means the loans, details of which appear in Schedule 5;

Inter-Group Trading Indebtedness means, as at any time referred to in this Agreement, all debts outstanding as at that time between any Group Company and any member of the TBG Group and in respect of inter-group trading activities;

Information Memorandum means the confidential information memorandum issued by Morgan Stanley & Co Limited and Phoenix Securities Limited dated September 1995;

the KBIML Agreement means the agreement between FB and Kleinwort Benson Investment Management Limited dated 9 May 1995;

Lending Procedures means the lending procedures adopted by FB details of which are set out in the Data Room Files;

LIBOR means London Inter Bank Offer Rate;

Lloyd's means Lloyd's of London;

Lloyd's Levy means the levy of a contribution by Lloyd's which may be imposed upon FFS, TFG and/or TBG (to the extent that such levy relates to the activities of any Group Company) pursuant to paragraph 11 of Part E of the Reconstruction and Renewal Byelaw (No 22 of 1995);

Lloyd's Comfort Letter means a comfort letter dated 31 December 1992 issued by MMC to Lloyd's in support of the operations of FFS;

LVFS' Accountants means KPMG of 1-2 Dorset Rise, London EC4Y 8AE;

LVFS Confidentiality Agreement means the agreement dated 21 July 1995 entered into by LVFS with TBG and MMC in respect of information made available by TBG and its representatives for the purpose of LVFS's investigation into the affairs of the Group;

LVFS' Solicitors means Lovell White Durrant, 65 Holborn Viaduct, London,
EC1A 2DY;

LVFS Group means LVFS and any subsidiary thereof from time to time;

Loans means the Personal Loans, the Home Loans, the Continuous Credit Overdrafts, the Credit Card Debts, the Premium Finance Loans and the Enterprise Loans;

Mortgage means a charge by way of legal mortgage on property in England and Wales or a first or second ranking standard security over property in Scotland;

and, in relation to a Loan, the mortgage or standard security on which such Loan is secured including, in each case, all principal sums, interest, costs, charges, expenses and other moneys secured or intended to be secured by that mortgage or standard security;

Option Shares means the A Option Shares and the B Option Shares;

PIA means the Personal Investment Authority;

Pension Claims means any claims which may give rise to Pension Liabilities;

Pension Liabilities means all payments to policyholders and their dependants, payments by way of statutory levies and payments to the Investors' Compensation Scheme, the Policyholders Protection Board, SIB, PIA, any of their successors or any third parties, which are required to be made by LVFS or any Group Company and which arise from or in connection with:

(a) the transfer of a person's rights or entitlements under any pension arrangement or any sums representing such rights or entitlements;

(b) the opting or contracting by a person into or out of any pension arrangement; or

(c) a person not becoming a member of, or not accepting or participating in, any pension arrangement;

to the extent that the same resulted from advice given prior to the Completion Date by any Group Company or any of their respective representatives, employees or agents, in breach or contravention of any applicable laws, regulations or conduct of business rules or guidelines in force at the time when the relevant advice was given;

Pension Schemes means The Frizzell Group Pension and Life Assurance Scheme established by trust deed dated 30 December 1952 and The Frizzell Executive Pension Scheme established by trust deed dated 5 June 1984;

Permanent Health Insurance Scheme means the permanent health insurance scheme insured with Swiss Life (Policy No. 94/P01/0165) and as described in the Frizzell Staff Handbook;

Personal Loans means the unsecured fixed term, fixed interest advances made by FB to Borrowers and included in the Data Room Files or made pursuant to Commitments included in the Data Room Files;

Planning Acts means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;


Premium Finance Loans means the unsecured advances made by FB to customers of FFS to finance the payment of insurance premiums and included in the Data Room Files or made pursuant to Commitments included in the Data Room Files;

Private Medical Insurance Scheme means the scheme insured with Private Patient Plan (Group No. 04911) and described in the Frizzell Staff Handbook;

Properties means any or all of the freehold and leasehold properties, particulars of which are set out in Schedule 3;

Related Security means, in relation to a Loan, the Mortgage (if any) relating thereto and any other standard security for such Loan including without limitation, guarantees;

Reorganisation Steps Schedule means Schedule 14;

SSAP means Statement of Standard Accounting Practice;

SL means Shawlands Leasing Limited;

SS means Shawlands Securities Limited;

Schedules means Schedules 1 to 15 to this Agreement and "Schedule" shall be construed accordingly;

security interest means any security interest of any nature whatsoever including, without limitation, any mortgage, charge, pledge, lien, assignment by way of security, hypothecation or other encumbrance;

Standard Loan Documentation means the documents that have been used by FB from time to time in connection with its activities as lender and on the terms of which the Loans and their Related Security have been granted or are outstanding, copies of which are set out in the Data Room Files;

subsidiary shall be construed in accordance with sections 736 and 736A of the Companies Act;

subsidiary undertaking shall be construed in accordance with section 258 of the Companies Act;

tax includes (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, inheritance tax, value added tax, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, duties of customs and excise, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, franchise, value added, and all levies, imposts, duties, charges or withholdings of any nature whatsoever chargeable by any tax authority whether in the United Kingdom or elsewhere together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them save insofar as attributable to the delay or default after Completion of a Group Company, LVFS or Baltimore;

Tax Indemnity means the deeds of indemnity set out in Schedule 11;

Tax Warranties means the warranties on the part of TBG set out in Schedule 2B;

Taxes Act means, subject to clause 1.2(f), the Income and Corporation Taxes Act 1988;

TB means Tower Brokers Limited;

TBG means The Bowring Group Limited;

TCGA means the Taxation of Chargeable Gains Act 1992;

TFG means The Frizzell Group Limited;

TMAL means Teachers Motoring Association Limited;

TBG's Accountants means Deloitte & Touche of Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR;

TBG Group means TBG, any holding company from time to time of TBG including MMC, and any subsidiary from time to time of TBG or any such holding company, but excluding each Group Company;

TBG's Solicitors means Freshfields, 65 Fleet Street, London EC4Y 1HS;

VATA means the Value Added Tax 1994;

the A Call Option has the meaning set out in Clause 2.2.1;

the B Call Option has the meaning set out in Clause 2.2.2;

the Call Options means the rights granted pursuant to the A Call Option and the B Call Option;

the A Put Option has the meaning set out in Clause 2.1.1;

the B Put Option has the meaning set out in Clause 2.1.2;

the Put Options means the rights granted pursuant to the A Put Option and the B Put Option;

the Options mean the Put Options and the Call Options;

the Option Share Price means the aggregate of the A Option Share Price and the B Option Share Price;


the A Option Shares means the entire issued share capital of FB, FL & FP, FCS, FWD, CR, SS and SL beneficially owned by TBG and referred to more specifically (as the case may be) in Schedule 1 Part B;

the A Option Share Price means (pounds)48,041,300, subject to any reduction for dividends or distributions pursuant to clause 4.9 and any increase for subscriptions of share capital pursuant to clause 4.12, escalated at a rate of one half of one per cent per month compounded monthly from 31 January 1996 until the date on which the Options are exercised pursuant to clause 2 of the Agreement, subject to a maximum amount of (pounds)49,294,124;

the B Option Shares means the entire issued share capital of TFG (when TFG is the shareholder in FFS, TMAL and FPL, but no other companies, pursuant to the Group Reorganisation) beneficially owned by TBG and referred to more specifically (as the case may be) in Schedule 1 Parts A and B;

the B Option Share Price means (pounds)139,958,700, subject to any reduction for dividends or distributions pursuant to clause 4.9 and any increase for subscriptions of share capital pursuant to clause 4.12, escalated at a rate of one half of one per cent per month compounded monthly from 31 January 1996 until the date on which the Options are exercised pursuant to clause 2 of the Agreement, subject to a maximum amount of (pounds)143,608,553;

the Option Shares  means the A Option Shares and the B Option Shares;

Warranties means the representations and warranties on the part of TBG set out in Schedule 2.

1.2 In this Agreement, unless the context otherwise requires:-

(a)  words denoting any gender shall include all genders;

(b)  words denoting the singular shall include the plural and vice versa;

(c) references to persons or undertakings shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, partnerships and other unincorporated bodies (in each case, wherever resident and for whatever purpose);

(d) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(e) references to recitals, clauses and schedules and sub-divisions thereof are to the recitals and clauses of and schedules to this Agreement and sub-divisions thereof respectively;

(f) any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) and includes all instruments or orders made thereunder, but only insofar as such amendment, consolidation, re-enactment or secondary legislation does not increase the liability of any party under this Agreement;

(g) any statement qualified by the expression "to the best knowledge of TBG" or "so far as TBG is aware" or any similar expression is made on the basis of information within the actual knowledge of TBG having made all reasonable enquiries of the Directors and the following individuals: A. Harries, C. Chalkly-Maber and K. Chatfield;

(h) any reference to a document "in the form of the agreed draft" or "in the agreed form" is to the form of the relevant document agreed between the parties and for the purpose of identification initialed by each of them or on their behalf; and

(i) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term.

1.3 The recitals, Annexures and Schedules hereto form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement. Accordingly, any reference to "this Agreement" shall include the recitals, Appendices and Schedules hereto.

1.4 The Disclosure Letter has such contractual effect as is expressly provided herein (or therein) but does not form part of this Agreement.

THE OPTIONS

2.1 Put Options

2.1.1 In consideration of the sum of one pound paid by MMC (receipt of which is acknowledged by LVFS) LVFS grants to MMC an option, exercisable at any time after Step 31 in the Reorganisation Steps Schedule is completed and on or before 5 July 1996, to require LVFS to purchase the A Option Shares from TBG (the A Put Option) for the A Option Share Price upon the terms and subject to the conditions of this Agreement; and

2.1.2 In consideration of the sum of one pound paid by MMC (receipt of which is acknowledged by Baltimore) Baltimore grants to MMC an option, exercisable at any time after Step 31 in the Reorganisation Steps Schedule is completed and on or before 5 July 1996, to require Baltimore to purchase the B Option Shares from TBG (the B Put Option) for the B Option Share Price upon the terms and subject to the conditions of this Agreement.

2.2 Call Options

2.2.1 In consideration of the sum of one pound paid by LVFS (receipt of which is acknowledged by MMC) MMC grants to LVFS an option, exercisable at any time after Step 31 in the Reorganisation Steps Schedule is completed and on or before 5 July 1996, to require MMC to procure the sale by TBG of the A Option Shares (the A Call Option) for the A Option Share Price upon the terms and subject to the conditions of this Agreement; and

2.2.2 In consideration of the sum of one pound paid by Baltimore (receipt of which is acknowledged by MMC) MMC grants to Baltimore an option, exercisable at any time after Step 31 in the Reorganisation Steps Schedule is completed and on or before 5 July 1996, to require MMC to procure the sale by TBG of the B Option Shares (the B Call Option) for the B Option Share Price upon the terms and subject to the conditions of this Agreement.

2.3 Exercise of Options

2.3.1 Both the Put Options and the Call Options shall be exercisable only in respect of all (but not some) of the Option Shares held by TBG;

2.3.2 Both Put Options shall be exercisable by MMC only in respect of both the A Option Shares and the B Option Shares The Call Options shall be exercisable only if notice is served by LVFS and Baltimore simultaneously in respect of both the A Option Shares and the B Option Shares;

2.3.3 Upon the exercise of the Put Options or the Call Options (as the case may be) TBG shall sell the Option Shares with full title guarantee free from all liens, charges, encumbrances, claims, restrictions or third party rights of any nature whatsoever and with all rights attached thereto at the date of exercise of the relevant option;

2.3.4 Exercise of the Put Options and the Call Options in respect of the A Option Shares and the B Option Shares shall be by written notice given in accordance with clause 2.4 at the time specified in clauses 2.1 or 2.2 (as the case may be);

2.3.5 If the Put Options are exercised by MMC before LVFS and Baltimore exercise the Call Options then LVFS and Baltimore's right to exercise the Call Options under this Agreement shall terminate;

2.3.6 If the Call Options are exercised by LVFS and Baltimore before MMC exercises the Put Options then MMC's right to exercise the Put Options under this Agreement shall terminate; and

2.3.7 Upon the exercise of the Put Options or the Call Options (as the case may be) the parties shall be bound to complete the sale and purchase of the Option Shares in accordance with the terms and conditions of this Agreement on the next business day after the day of service of the notice of exercise of the relevant option.

2.4 Notice of exercise of the Options

2.4.1 Any written notice given by MMC under the Put Options shall be addressed to LVFS and Baltimore. Such written notice shall in the case of LVFS be delivered personally to its office or sent by facsimile to its office on 0171 404 0390 marked for the attention of Colin Peters or delivered personally to him and a copy
shall be sent to LVFS' Solicitors for the attention of John Young. Such written notice shall, in the case of Baltimore, be delivered personally to 65 Holborn Viaduct, London E1A 2DY or sent by facsimile to such office on 0171 248 4212 marked for the attention of John Young or delivered personally to him and a copy shall be sent to Macfarlanes at their address listed in clause 24.2; and

2.4.2 Any written notice given by LVFS or Baltimore under the Call Options shall be addressed to TBG and shall be delivered personally to its office or sent by facsimile to its office on 0171 929 2705 marked for the attention of Christopher Pearson or delivered personally to him and a copy shall be sent to TBG's Solicitors for the attention of Richard Harris.

2.5 Assignment

MMC shall have the right to assign the benefit of the A Put Option and the B Put Option in whole to any member of the TBG Group without the consent of the other parties to this Agreement after Step 27 in the Reorganisation Steps Schedule has been completed.

CONDITIONS PRECEDENT TO GROUP REORGANISATION

3.1 It shall be a Condition Precedent of the Agreement that LVFS shall not have delivered a written notice to TBG, on or before 14 February 1996 to the effect that LVFS is not satisfied with its due diligence in respect of the Group's business relationships. Delivery of such written notice on or before 14 February 1996 shall terminate this Agreement automatically.

3.2 The Group Reorganisation shall be conditional upon the following conditions having been fulfilled to the satisfaction of TBG, LVFS and Baltimore (or waived by each of them):

(a)  there having been:

      (i) made a notification to the PIA of TFG ceasing to be a controller of FL & FP under PIA rule 6.2.4 and under Regulation 45(1) of the Investment Services Regulations 1995;

     (ii) received written approval from the PIA under PIA rule 6.1(3) in response to a notice of the change of controller of FL & FP from TBG to LVFS under PIA rule 6.1.1;

    (iii) made a prior notification to the Bank of England by TFG of its intention to cease to be controller of FB pursuant to section 37A of the Banking Act 1987;

     (iv) made a prior notification to the Bank of England by TBG and MMC of their intention to cease to be controllers of FB pursuant to section 37A of the Banking Act 1987;


      (v) received by TFG pursuant to section 4 of the Insurance Brokers (Registration) Act 1977 confirmation of TFG's enrolment on the list of registered insurance brokers kept by the IBRC thereunder;

     (vi) received by TFG confirmation of the registration of TFG as a Lloyd's broker pursuant to Regulation 6 of the Lloyd's Brokers Byelaw (No 5 of
          1988) following the application for the registration of TFG as a Lloyd's broker pursuant to Regulation 5 thereof;

    (vii) made a notification of the transfer of FFS' business to TFG, the transfer of TFG to Baltimore and the transfer of TFG by Baltimore to LVFS pursuant to Regulation 48 (2)(b) of the Lloyd's Brokers Byelaw;

   (viii) made a notification to the PIA of TBG ceasing to be a controller of FL & FP under PIA Rule 6.2.4 and under Regulation 45(1) of the Investment Services Regulations 1995;

     (ix) served on the PIA a notice pursuant to Regulation 41(1)(a) of the Investment Services Regulations 1995 of the intention of LVFS' to become a controller of FL&FP and either the PIA having notified LVFS' that it has no objection to LVFS' so becoming or three months notice having elapsed without the PIA serving notice on LVFS' pursuant to Regulation 42 thereof;

     (x) received confirmation in writing by TBG from the Office of Fair Trading, in terms satisfactory to TBG and LVFS, that the United Kingdom Secretary of State for Trade and Industry does not intend to refer the transaction contemplated by this Agreement to the United Kingdom Monopolies and Mergers Commission; and

     (xi) no circumstances existing which would make it illegal to undertake any step of the Group Reorganisation or the exercise of the Options.

(b) following the service by LVFS on the Bank of England of written notices of its intention to become a controller of FB pursuant to Section 21 of the Banking Act 1987, either:-

     (i) the period of 3 months from the date of service of such notice on the Bank of England having elapsed without the Bank of England having served on LVFS, under section 22 or 23 of the Banking Act 1987, a written notice of objection to its becoming such a controller; or

     (ii) the Bank of England having notified LVFS in writing that it has no objection to its becoming a controller of FB.

3.3.1 Subject to the fulfilment of the conditions in clause 3.2 the Group Reorganisation shall be commenced and the exercise of the Options shall be conditional upon completion of the Group Reorganisation and the fulfilment of the conditions in clause 3.3.3, provided that the Group Reorganisation shall not commence until 23 May 1996 without the written consent of MMC;

3.3.2 Prior to the commencement of any of the steps in the Group Reorganisation:

(a) TBG shall in writing seek LVFS' or LVFS' Solicitors written confirmation of LVFS' agreement to the commencement of each step; and

(b) TBG or TBG's Accountants shall provide sufficient confirmation to LVFS that the Group Companies have sufficient distributable reserves to complete the Group Reorganisation.

3.3.3 Without prejudice to clause 3.3.1 the exercise of the Options shall be conditional upon the following conditions having been fulfilled to the satisfaction of TBG and LVFS:

(a) the assignment by FB to Baltimore of the Premium Finance Loans and such of the Enterprise Loans which are outstanding to bodies corporate;

(b)  the termination by FB of the KBIML Agreement;

(c) the termination by FCS of its liabilities under all acceptance credit facilities;

(d) the return of the Corporate Deposits by FB to each of the corporate bodies holding monies on deposit with FB;

(e) receipt of the written consent of the underwriters who have subscribed to the Binding Authority to the transfer of FFS' business to TFG and the change of control of TFG from TBG to Baltimore and from Baltimore to LVFS;

(f) receipt of confirmation from the Bank of England that upon Completion MMC will be released from the Bank Comfort Letter;

(g) Bank of England providing consent to the repayment by FB (or assignment to LVFS) at Completion of the subordinated loans with CTB and TBG (details of which are set out in paragraphs 1 and 4 of Schedule 5);

(h) the PIA providing consent to the repayment by FL&FP (or assignment to LVFS) at Completion of the subordinated loan with TBG details of which are included in paragraph 5 of Schedule 5;

(i) receipt of confirmation from Lloyd's that upon Completion MMC will be released from the Lloyd's Comfort Letter;

(j) no regulatory or legal proceedings shall have commenced and be continuing which challenge the legality of the proposed transaction and no regulatory approvals or consents contemplated by the Conditions Precedent shall have been withdrawn; and


(k) either (i) the termination of the Company Card Agreements dated 23 February 1993 between FB on the one hand and Britannia Rescue Services Limited and The Civil Service Motoring Association Limited respectively on the other or
     (ii) the amendment of those Agreements to make it clear that the loans under those Agreements are made to the "Users" and not to the "Company" thereunder.

3.4 LVFS, Baltimore (with respect to clause 3.3.3(a) only), MMC and TBG undertake to use all reasonable endeavours to ensure that the Conditions Precedent referred to in clause 3.2 and 3.3 are fulfilled as soon as reasonably practicable and Baltimore shall co-operate, at no expense to Baltimore, to ensure that the Conditions Precedent referred to in clauses 3.2 and 3.3 are fulfilled as soon as reasonably practicable.

3.5 Subject to clause 8.1, if during the period 3 May to 5 July 1996 it becomes reasonably evident that the Conditions Precedent in clause 3.2 cannot be fulfilled by 15 June 1996 because any of the regulators, including without limitation Lloyd's, the Bank of England, PIA or the IBRC, have refused to give consent to any part of the Group Reorganisation or have indicated that consent will not be given by 15 June 1996, then MMC shall have the right to terminate this Agreement (other than clauses 12.5 and 18) and none of the parties shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of their accrued rights arising from any prior breach of this Agreement).

3.6 Subject to clause 8.1 if during the period 3 June to 5 July 1996 it becomes reasonably evident that the Conditions Precedent in clause 3.2 cannot be fulfilled by 15 June 1996 because any of the regulators, including without limitation Lloyd's, the Bank of England, PIA or the IBRC, have refused to give consent to any part of the Group Reorganisation or have indicated that consent will not be given by 15 June 1996, then LVFS or Baltimore shall have the right to terminate this Agreement (other than clauses 12.5 and 18) and none of the parties shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of their accrued rights arising from any prior breach of this Agreement).

3.7 If prior to 3 May 1996 it becomes evident that any of the Conditions Precedent in clause 3.2 cannot for any reason be fulfilled by 15 June 1996 or if the Group Reorganisation cannot be completed for any reason including, without limitation, the refusal by Lloyd's, the Bank of England, PIA or the IBRC to give consent to any part of the Group Reorganisation, or any objection being raised by the Friendly Societies Commission then the parties and their advisers will co-operate to make alterations to the Group Reorganisation during a period of thirty days after the date that the parties become aware that any of the Conditions Precedent cannot be fulfilled and the Group Reorganisation cannot be completed, provided that such period of thirty days shall not extend beyond 15 June 1996. If at the end of that period or 15 June (whichever is the earlier) no alteration can be made (being an alteration acceptable to each of the parties to this Agreement, such acceptance being in each party's sole discretion) so as to ensure the completion of the Group Reorganisation (in its amended form) by 5

July 1996 then any of the parties shall have the right to terminate this Agreement (other than clauses 12.5 and 18) and none of the parties shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of their accrued rights arising under this Agreement). It is understood and agreed that any such alteration shall require a revised opinion from LVFS' Solicitors to MMC, a tax indemnity from LVFS to MMC and TBG in a form no less favourable or more onerous than already agreed by MMC and TBG and an indemnity from LVFS to TBG in respect of all costs charges and expenses of such alteration (including the fees and expenses of TBG's Solicitors and TBG's Accountants) subject to an appropriate limitation to be agreed upon by the parties.

3.8 If the Conditions Precedent have not been satisfied (or waived) by 5 July 1996 then this Agreement shall terminate (other than clauses 12.5 and 18) and none of the parties shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of their accrued rights arising under this Agreement).

PRE COMPLETION UNDERTAKINGS

4.1 TBG hereby undertakes to procure that prior to Completion:

(a) the business of the Group is carried on in the ordinary and usual course as contemplated in the Budget;

(b) the Group shall not take any steps which would be detrimental to its relationships with the Affinity Groups, other customers or its regulators, or which would be harmful to any other material assets of the Group;

(c) subject to the terms of the Confidentiality Agreement, the representatives of LVFS as specified in a list to be agreed upon by the parties shall be allowed, upon reasonable notice and during normal business hours, access to the statutory books, minute books and accounts of the Group (including, without limitation, the monthly management accounts and related financial information) and access to such officers and employees of the Group as specified in a list to be agreed upon by the parties;

(d) the Group will co-operate with the representatives of LVFS and its consultants in the development of plans for the operation of the Group following Completion;

(e) FB shall take all reasonable steps required to terminate the KBIML Agreement in consultation with LVFS;

(f) FB shall stop accepting any deposits from corporate bodies and shall use its best endeavours to ensure the Corporate Deposits held by it from corporate bodies are repaid;

(g)  FCS shall cease issuing any further bills under acceptance credit facilities;

(h) no Group Company shall make any significant decision concerning the Group's marketing strategy;

(i) no Group Company shall dismiss any of its directors or employees of Grade 1 or of an alphabetic grade of any Group Company;

(j) no Group Company shall commence an activity which would not be a permitted activity for a subsidiary of LVFS to carry out under the Friendly Societies Act 1992 as specified in Schedule 12; and

(k) MMC shall regularly consult with LVFS as to the conduct of the business of the Group.

provided that any action taken by the Group pursuant to the Reorganisation Steps Schedule or any matters contemplated by this Agreement or with the prior consent in writing of LVFS (such consent not to be unreasonably withheld, conditioned or delayed) shall not constitute a breach of any of the undertakings in clause 4.1.

4.2 Without prejudice to clause 4.1, TBG undertakes to procure that none of the following matters will be effected by the Group prior to Completion (save for the Reorganisation Steps Schedule and other matters contemplated by this Agreement) without the prior consent in writing of LVFS (such consent not to be unreasonably withheld, conditioned or delayed):

(a) the modification of any of the rights attached to any shares in and the creation or issue of any shares or the grant or agreement to grant any option over any shares of uncalled capital of any Group Company or the issue of any obligations convertible into shares;

(b) the capitalisation or repayment of any amount standing to the credit of any reserve of any Group Company or the redemption or purchase of any shares or any other reorganisation of the share capital of any Group Company;

(c) the admission of any person (other than a party to this Agreement) whether by subscription or transfer or transmission as a member of any Group Company;

(d) the sale or disposal of, or the grant or termination of any rights in respect of any of the assets of any Group Company of a book value exceeding (pounds)50,000 except in the ordinary course of business of FB;

(e) any alteration to the Memorandum or Articles of Association of any Group Company;

(f) the making of a capital commitment by any Group Company in excess of (pounds)50,000 or the making of a marketing commitment in excess of (pounds)100,000;


(g) the acquisition by any Group Company of any shares of any other company or the participation by any Group Company in any partnership or joint venture;

(h) the renewal or replacement of any loan facilities by any Group Company on terms materially different to the facility they replace;

(i)  the issue of any loan stock by any Group Company;

(j) the creation or issue or allowing to come into being of any mortgage or charge upon any part of the property or assets or uncalled capital of any Group Company (other than normal trade liens) or the creation or issue of any debenture or debenture stock or the obtaining of any advance or credit in any form other than normal trade credit and the normal lending activities of FB;

(k) the change in the remuneration or terms of employment of any director or employee of Grade 1 or of an alphabetic grade of any Group Company;

(l) the entry into, termination, or amendment of any material contract, commitment or arrangement having a value involving expenditure in excess of (pounds)100,000 other than:

     (i)  as contemplated by the terms of this Agreement;

     (ii) in the normal course of business activities of FB; and

     (iii) the normal treasury operations of any Group Company;

(m) the changing of any terms of or otherwise increasing the liabilities under the Pension Schemes;

(n)  any expenditure on TV advertising unless previously committed;

(o) the amendment by any Group Company of any contract or arrangement with any Affinity Group which is not consistent with current practices;

(p) any action taken by any Group Company which is not in compliance in all material respects with all applicable laws or regulations;

(q) the appointment of any director or employee of Grade 1 or alphabetic grade of any Group Company;

(r)  any transaction outside the ordinary course of business; and

(s) the settlement of the dispute between TFG, FIG and FirstCity Insurance Brokers Limited in relation to an agreement for underlease and refurbishment of a property at Elder Street dated 17 December 1992.

4.3 MMC, TBG, and LVFS shall use all reasonable endeavours to procure that upon Completion each member of the TBG Group shall be released from any Inter-

Group Guarantees to which it is a party provided that if any such release shall not be obtained upon Completion, MMC, TBG and LVFS shall use all reasonable endeavours to procure such releases within 30 days after the Completion and, pending such releases, LVFS shall indemnify the relevant member of the TBG Group against all amounts paid by it to any third party pursuant to any such Inter-Group Guarantee in respect of any liability of any Group Company (and all Costs incurred in connection with such liability) whether arising before or after Completion.

4.4 MMC and TBG shall use reasonable endeavours to assist LVFS to procure that upon Completion the Facilities Agreements listed in Schedule 13 will continue to be available to FB on substantially the same terms and for substantially the same amounts as at 26 January 1996;

4.5 If the Lloyd's Levy is imposed prior to Completion, then, TBG shall procure the payment of any proportion of the Lloyd's Levy, out of the assets of the Group, which is payable prior to Completion and LVFS shall procure the payment of any proportion of the Lloyd's Levy which is payable after Completion.

4.6 Prior to Completion TBG and LVFS shall agree to procure the repayment or assignment (as the case may be) of the Inter Group Loans owed by:

(a)  FB to CTB under paragraph 1 of Schedule 5;

(b)  FB to CTB under paragraph 4 of Schedule 5; and

(c)  FL&FP to TBG under paragraph 5 of Schedule 5.

4.7 Prior to Completion TBG shall procure the repayment by FB of the Inter Group Loan to Bowring Bermuda Limited referred to under paragraph 2 of Schedule 5 in accordance with the repayment schedule in Schedule 6.

4.8 Prior to Completion MMC shall repay the Inter-Group Loan to FFS referred to in paragraph 3 of Schedule 5.

4.9 Prior to Completion any Group Company shall retain the right to declare or pay any dividend or other distribution to TBG provided that if such a dividend or distribution is declared the A Option Share Price and the B Option Share Price shall be reduced by an amount equal to the dividend or distribution paid to TBG in respect of the A Option Shares or the B Option Shares as the case may be save for any dividend or distribution paid to TBG pursuant to the Reorganisation Steps Schedule.

4.10 TBG shall not require the consent of LVFS to the appointment of any director of TFG to a directorship of any other Group Company in consequence of any change to the board of TFG pursuant to the Reorganisation Steps Schedule and shall not be in breach of clause 4.2(q).

4.11 Baltimore shall execute and TBG shall procure that FB shall execute the assignment of the Premium Finance Loans and such of the Enterprise Loans which are outstanding to bodies corporate in the agreed form.


4.12 In order to effect the Group Reorganisation TBG may advance additional subordinated loans to or subscribe for additional share capital in any Group Company. Any such subordinated loans shall be either repaid by the relevant Group Company or assigned to LVFS upon Completion, as TBG and LVFS shall agree. In the event that TBG shall subscribe for cash for additional fully paid share capital in any Group Company, the A Option Share Price and the B Option Share Price shall be increased by an amount equal to the amount paid by TBG to the relevant Group Company in respect of the A Option Shares or the B Option Shares as the case may be.

COMPLETION

5.1 In accordance with section 2.3.4 the sale and purchase of the Option Shares shall be completed at the offices of TBG's Solicitors, or at such other venue as may be agreed in writing between MMC and LVFS and Baltimore, on the business day after the service of the notice of exercise of the Options or such other date to be agreed in writing between MMC and LVFS and Baltimore following the service of the notice of the exercise of the Options when the events set out in the following provisions of this clause 5 shall take place.

5.2 TBG shall deliver or cause to be delivered to LVFS or Baltimore or to any person whom LVFS or Baltimore may nominate:-

(a) duly executed transfers of the registered A Option Shares and deliver share warrants to bearer in respect of the bearer A Option Shares (provided that the bearer A Option Shares shall not include the shares in any Group Company where the issue of bearer shares is prohibited by applicable law or regulation) into the name of LVFS or its nominee in respect of all of the A Option Shares, together with the relative share certificates (or an indemnity in the form of the agreed draft in the case of any missing certificate);

(b) duly executed share transfers of the registered B Option Shares and deliver share warrants to bearer in respect of the bearer B Option Shares (unless the issuance of such bearer shares is prohibited by applicable law or regulation) into the name of Baltimore or its nominee in respect of all of the B Option Shares, together with the relative share certificates (or an indemnity in the form of the agreed draft in the case of any missing certificates);

(c) the certificates of incorporation, common seal, share register and share certificate book (with any unissued share certificates) and all minute books of each Group Company;

(d) a letter of resignation, in the form of the agreed draft, duly executed as a deed by Claude Mercier as a director of TFG and FFS, by Pierre Bognon and Francis Borelli as directors of FB and by Francis Bonsignore as a trustee of the Pension Scheme;


(e) evidence of the repayment of the Inter-Group Loans referred to in paragraphs 1, 4 and 5 of Schedule 5 or any subordinated loans pursuant to clause 4.12 or with respect to any of such Inter-Group Loans or subordinated loans which are not repaid, an executed deed of assignment in respect of such Inter-Group Loans or subordinated loans to LVFS;

(f) a power of attorney in the agreed form duly executed as a deed by each registered holder of the Shares.

(g)  an unqualified letter of resignation from the auditors to each Group

     Company in the agreed form and in the form prescribed by Section 394(1) of the Companies Act 1985, accompanied by a written confirmation that such auditors have no claims for unpaid fees or expenses;

(h)  the title deeds to the Properties;

(i) a copy of the minutes (certified by a duly appointed officer as true and correct) of the boards of directors of TBG and MMC authorising the execution of, and the performance by them of their obligations under, this Agreement and each of the documents in the form of the agreed draft to be executed by them;

(j) a deed in the agreed form amending the agreement for the Commercial Schemes Business Transfer; and

(k)  a copy of the Tax Indemnity duly executed as a deed by TBG and MMC.

5.3 TBG shall procure that (where relevant) resolutions of the boards of each Group Company are passed by which the following business is transacted:

(a) the registration (subject to their being duly stamped) of the transfers in respect of the Option Shares referred to in clause 5.2(a) and (b) is approved;

(b)  the resignations referred to in clause 5.2(d) are accepted; and

(c) the registrations of the transfers of the nominee shares in each Group Company are approved;

5.4.1 LVFS shall in satisfaction of its obligations under clause 2.1.1 or 2.2.1:

(a) cause the A Option Share Price to be paid by electronic funds transfer to TBG's bank account at Barclays Bank plc, 54 Lombard Street, sort code 20-00-00, Account No:10092746; and

(b) deliver to TBG a copy of the minutes (certified by a duly appointed officer as true and correct) of LVFS authorising the execution of, and performance by LVFS of its obligations under this Agreement and each of the other documents to be executed by LVFS.


5.4.2 Payment by LVFS made in accordance with clause 5.4.1(a) shall constitute a good discharge for LVFS of its obligations under clause 2.1.1 or 2.2.1.

5.4.3 LVFS shall in consideration for the assignment to LVFS of any of the Inter-Group Loans referred to in paragraphs 1, 4 and 5 of Schedule 5 and subordinated loans pursuant to clause 4.12 cause the payment of the amount of principal and accrued interest outstanding in respect of each such Inter-Group Loan and subordinated loans on the date of Completion to be made by electronic funds transfer to TBG's bank account at Barclays Bank plc, 54 Lombard Street, sort code 20-00-00, Account No: 10092746.

5.4.4 Payment by LVFS made in accordance with clause 5.4.3 shall constitute a good discharge for LVFS of its obligations (if any) under clause 4.6 and clause 4.12.

5.4.5 LVFS and Baltimore shall each deliver or cause to be delivered to TBG and MMC a separate copy of the Tax Indemnity duly executed as a deed by each of LVFS and Baltimore, each copy of which shall already have been duly executed as a deed by each Group Company which is a party to each deed.

5.5.1 Baltimore shall in satisfaction of its obligations under clause 2.1.2 or 2.2.2:

(a) cause the B Option Share Price to be paid by electronic funds transfer to TBG's bank account at Barclays Bank plc, 54 Lombard Street, sort code 20-00-00, Account No:10092746; and

(b) deliver to TBG a copy of the minutes (certified by a duly appointed officer as true and correct) of Baltimore authorising the execution and performance by Baltimore of its obligations under this Agreement and each of the other documents to be executed by Baltimore.

5.5.2 Payment by Baltimore made in accordance with clause 5.5.1(a) shall constitute a good discharge for Baltimore of its obligations under clause 2.1.1 or 2.2.1.

POST-COMPLETION UNDERTAKINGS

6.1 Following Completion in accordance with clause 5, TBG undertakes to LVFS and
Baltimore:

(a) to procure the repayment in the ordinary and usual course of business and in any event within 3 months after Completion by the TBG Group of all Inter-Group Trading Indebtedness owed to each Group Company as at Completion;

(b) without prejudice to the relevant provisions of the Commercial Schemes Business Transfer, to procure that as soon as reasonably practicable after Completion and in any event within 3 months afterwards, the TBG Group shall cease in any manner whatsoever to use or display any trade or service marks, trade or service names or logos used or held by any Group Company.

6.2 Following Completion, LVFS and Baltimore (with respect to clause 6.2(c) only) undertake to TBG:

(a) to procure the repayment in the ordinary and usual course of business and in any event within 3 months after Completion by each Group Company of all Inter-Group Trading Indebtedness owed to the TBG Group as at Completion;

(b) to procure that, as soon as reasonably practicable after Completion and in any event within 3 months afterwards, each Group Company shall cease in any manner whatsoever to use or display any trade or service marks, trade or service names or logos used or held by any member of the TBG Group; and

(c) to use all reasonable endeavours to administer the Premium Finance Loans in a manner which preserves the goodwill of the business of BMM and, if Baltimore shall appoint an agent to administer such loans, to appoint an agent which is reasonably acceptable to BMM, provided that this clause will not oblige Baltimore to incur any additional costs.

RESTRICTIONS ON TBG

7.1 Neither TBG nor any member of the TBG Group shall itself, either alone or jointly with others, directly or indirectly:

(a) at any time during the period of five years from the date of this Agreement provide products or services to any of the Affinity Groups, the entities specified in Schedule 15 (the Primary Customers) or any individuals on the basis of their status as members or employees of any of the Affinity Groups or Primary Customers (the Individuals).

(b)  the TBG Group shall not be in breach of clause (a) to the extent that:

     (i) it continues to provide to any Affinity Group, Primary Customer or Individual any product or service that it currently provides to such Affinity Group, Primary Customer or Individual;

     (ii) it provides to any Affinity Group or Primary Customer (but not to any Individual) products or services wholly unrelated to the products or services provided by the Group or LVFS at the date of this Agreement (e.g. business consulting, commercial insurance broking, actuarial and other "business to business" services);

     (iii)at any time following three years after the date of this Agreement, it provides products or services to the Affinity Groups, Primary Customers or Individuals which could not be reasonably considered to compete with any products or services provided on the third anniversary of this Agreement by any Group Company and/or LVFS, a written list of which products and services shall be provided by LVFS to TBG promptly thereafter;

(c) at any time during the period of three years after Completion employ any person who was employed by any Group Company as at Completion at the level of Grade 1 or of an alphabetic grade provided that nothing in this clause
     (c) shall prevent TBG or any member of the TBG Group from offering employment to or employing any person who was employed in the Group at Completion at the level of Grade 1 or of an alphabetic grade but whose employment has since been terminated by the relevant Group Company;

(d) at any time during the period of ten years after Completion make use of or disclose to any third party any secret or confidential information relating to any Group Company or to its business or affairs or any trade secrets except if and insofar as such disclosure is required by law (and then only after prior consultation with LVFS) or if such information comes into the public domain through no fault of TBG or any member of the TBG Group;

(e) at any time after Completion represent itself or permit itself to be held out as being in any way connected with or interested in the business of any Group Company;

(f) without prejudice to the relevant provisions of the Commercial Schemes Business Transfer at any time after Completion use the name Frizzell or any name capable of confusion therewith whether by using such name as part of a corporate name or otherwise;

7.2 The provisions of clause 7.1(c) only shall not apply to any consulting arrangements entered into after 1 January 1997 between any member of the TBG Group and Colin Frizzell or Hamish Mackay provided in each case that neither shall then be employed by LVFS or any Group Company and the provisions of clause 7.1(a) and (b) shall apply for the relevant periods in respect of any such consulting arrangements.

7.3 TBG acknowledges and agrees that each of clauses 7.1(a), (c), (d), (e) and
(f) constitute entirely separate and independent restrictions and that the duration, extent and application of each restriction are no greater than is reasonable and necessary for the protection of the interests of LVFS and Baltimore but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced and/or the area dealt with thereby were to be reduced, the said restriction shall apply within the jurisdiction of that court or competent authority with such modifications as are necessary to make it valid and effective.

RIGHTS

8.1 Subject to the rights under clauses 3, 8.3 and 8.5, neither MMC, TBG, LVFS nor Baltimore shall have the right to rescind or terminate this Agreement.

8.2 Without prejudice to clause 8.3 and subject to the provisions of clause 11 LVFS or Baltimore shall have a right to make a claim against TBG for any losses arising from the breach of any of the undertakings under clause 4.2 of this Agreement, which breach has not been remedied prior to Completion.

8.3 If, in respect of the undertakings given by TBG in clauses 4.1 and 4.2:

(a) there is a breach of such undertakings by TBG prior to commencement of the Group Reorganisation such that the consequence of that breach had a material adverse effect on the business of the Group; and

(b) the breach is not remedied within thirty days of TBG's receipt of written notice of such breach by LVFS or Baltimore or, if earlier before commencement of the Group Reorganisation; and

(c) the parties, acting in good faith, are unable to reach an agreement as to an appropriate reduction to the Option Share Price in respect of such breach,

then LVFS shall have the right prior to commencement of the Group Reorganisation to terminate this Agreement (other than clauses 12.5 and 18) and none of the parties shall have any claim of any nature whatsoever against the other parties under this Agreement (save in respect of their accrued rights arising under this Agreement).

8.4 LVFS and Baltimore agree that notwithstanding any breach of this Agreement save in the case of a fraud, no rights of rescission or termination will be available to any of the parties following Completion in respect of any claim arising under or in connection with this Agreement and LVFS and Baltimore shall not be entitled to treat TBG as having repudiated this Agreement.

8.5 Save in the case of fraud in no event shall LVFS or Baltimore have the right to rescind or terminate this Agreement following commencement of the Group Reorganisation.

COST OF TERMINATION

9. If the Agreement is terminated by LVFS or Baltimore prior to Completion and if, (i) the sum of (pounds)188,000,000 plus the amount of the Earnings of the Group as derived from the Group's management accounts during the period 1 January 1996 until the date of termination is less than (ii) the Option Price which would apply if the Options were exercised on the date of termination, then LVFS will pay to TBG the difference between (i) and (ii).

WARRANTIES

10.1 TBG warrants to LVFS and Baltimore in the terms of the Warranties and acknowledges that LVFS and Baltimore have entered into this Agreement in reliance upon the Warranties.

10.2 The Warranties are subject to the matters expressly disclosed (or expressed as treated to be disclosed) in the Disclosure Letter, the Information Memorandum and the Data Room Files except where such information is not true and accurate in all material respects.

10.3 Each of the Warranties is separate and independent and, subject as provided in this Agreement, LVFS and Baltimore shall have a separate claim and right of action in respect of every Warranty save that LVFS and Baltimore shall not be entitled to recover in respect of any claim for breach of Warranty more than once in respect of any such breach to the extent that to do so would constitute double recovery.

10.4 Liability under any Warranty shall not be confined to breaches discovered before Completion.

10.5 LVFS and Baltimore expressly agree and acknowledge that, except for the Warranties, they have not entered into this Agreement in reliance upon any representation, warranty or undertaking made to them or to their officers, agents, advisers or representatives by TBG, MMC or their officers, agents, advisers or representatives.

10.6 In the event of a breach of any Warranty, then subject to the provisions of this Agreement and without restricting the rights of LVFS or Baltimore to claim damages on any other basis available to it, TBG will, at the election of LVFS either:

(a) pay to LVFS, or any Group Company an amount equal to any deficiency, depletion of assets or increased liability of any Group Company which arises from such breach of Warranty or which would not have existed if the Warranty in question had not been breached; or

(b) pay to LVFS or Baltimore an amount equal to the amount by which the value of the Option Shares is less than it would have been if such Warranty had not been breached.

10.7 The benefit of the Warranties shall be assignable by Baltimore to LVFS in whole or in part. The calculation of any amount due to LVFS or Baltimore in respect of any breach of any of the Warranties shall wholly disregard any subsequent sub-sale or re-sale of the Option Shares or any of them by LVFS or Baltimore to any other person.

10.8 Baltimore's obligations to MMC and TBG in clause 11 of this Agreement shall only be of effect and be enforceable against Baltimore for such time as Baltimore shall remain the beneficial owner of any shares in TFG acquired pursuant to the exercise of the Options for the B Option Shares.

LIMITATION ON WARRANTY, UNDERTAKING AND INDEMNITY CLAIMS


11.1 TBG shall be under no liability in respect of any breach of any of the Warranties (excluding the Tax Warranties) or breach of any of the undertakings under clause 4.2 unless LVFS or Baltimore has served on TBG a written notice on or before 30 June 1997 giving such details of the claim as LVFS or Baltimore then has including LVFS' or Baltimore's then best estimate of the amount of the liability of TBG in respect thereof.

11.2 TBG shall be under no liability in respect of any breach of the Tax Warranties or in respect of any claim pursuant to the Tax Indemnity unless LVFS or Baltimore has served on TBG a written notice on or before the seventh anniversary of the date of Completion giving such details of the claim or the liability of TBG in respect thereof.

11.3 No Claim shall be made unless:

(a) the amount of such Claim (except as otherwise provided in clause 2.1(b) of the Tax Indemnity) exceeds(pounds)20,000 provided that if more than one Claim arises from the same fact or circumstance giving rise to the breach of Warranty or breach of undertaking under clause 4.2 and individually such Claims are for sums of (pounds)20,000 or less, but when aggregated they amount to a sum in excess of (pounds)20,000, then all such Claims shall be capable of being made notwithstanding the provisions of this clause 11.3(a); and

(b) the aggregate amount of all such Claims (except as otherwise provided in clause 2.1(b) of the Tax Indemnity) (other than breaches for which LVFS or Baltimore may not claim by virtue of sub-paragraph (a) above), exceeds (pounds)2,500,000, in which case TBG shall be liable only for the excess and not the entire amount.

11.4 Subject to clause 11.3 the total amount of the liability of TBG in respect of claims for breach of the Warranties or in respect of any claims for breach of the undertaking under clause 4.2 or pursuant to the Tax Indemnity to LVFS and Baltimore shall be limited to and shall in no event exceed (pounds)188,000,000.

11.5.1 Neither LVFS nor Baltimore is aware, at the date of entering into this Agreement, of any Claim.

11.5.2 If any Claim (save for any claim under the Tax Indemnity) arises as a result of a claim by or liability to a third party, or if LVFS, Baltimore, or any Group Company is, or is likely to be entitled to recover from a third party any sum in respect of any loss, damage or liability which has given rise, or is likely to give rise, to such a Claim, then LVFS and/or Baltimore shall give written notice of that fact to TBG. LVFS and/or Baltimore shall take such steps as TBG shall reasonably require (but subject to the reasonable need of LVFS and Baltimore to preserve the goodwill of the business of any Group Company) to avoid, dispute, resist, appeal, compromise or contest such claim or liability or, as the case may be, to enforce such recovery and LVFS and Baltimore will give and procure that each

Group Company give all such reasonable information and assistance (including access to all relevant employees and to books, correspondence or other documents or records and the right to copy the same and in respect of any Claim which has been paid in full by TBG the assignment to TBG (to the extent legally permissible) of the right of action against a third party in relation thereto) for the purpose of avoiding mitigating, disputing, resisting, appealing, compromising or contesting any such claim or liability or, as the case may be enforcing such recovery provided that TBG shall indemnify LVFS, Baltimore and each Group Company against all costs, charges, liabilities and out of pocket expenses that LVFS and/or Baltimore and/or each Group Company may reasonably incur as a result of LVFS and/or Baltimore taking such action as aforesaid. LVFS and/or Baltimore shall keep TBG informed of all material steps taken by them as promptly as reasonably practicable.

11.5.3 If LVFS, Baltimore or any Group Company becomes aware:

(a) of any such claim or liability to a third party as is referred to in clause 11.5.2; or

(b) that LVFS, Baltimore or each Group Company is, or is likely to be, entitled to make any such recovery from a third party as is referred to in clause 11.5.2,

and LVFS and/or Baltimore has given notice to TBG in accordance with clause
11.5.2 then, if TBG does not request access to employees or books under clause
11.5.2 or direct LVFS and/or Baltimore to take any steps or proceedings in respect of a Claim within 28 days after the date on which such notice is received, LVFS and/or Baltimore shall be free to admit, settle or pay or discharge such Claim on such terms and conditions as it considers appropriate.

11.5.4 TBG shall not be liable in respect of any Claim to the extent that such Claim arises wholly or partly from, or to the extent that the amount of such Claim is increased by:

(a) any voluntary act, omission or transaction which LVFS and/or Baltimore knew, or ought reasonably to have known, would give rise to such a claim or transaction of LVFS and/or Baltimore or its successors in title or any Group Company after the date hereof, unless such act or transaction was done or such omission occurred:

     (i) pursuant to an obligation of any Group Company incurred prior to the date of this Agreement; or

     (ii) in compliance with any law, regulation or requirement of any competent authority; or

     (iii)with the agreement or at the request of any member of the TBG Group;
          or

     (iv) in the ordinary course of business of LVFS, Baltimore or any Group Company;

(b) any act, matter or thing done or omitted to be done by or at the written request of LVFS or Baltimore or its advisers; or


(c) any act, matter or thing done or omitted to be done as a result of the implementation of the steps pursuant to the Reorganisation Steps Schedule or contemplated by this Agreement; or

(d) any legislation not in force at the date of this Agreement or any change of law or published administrative practice of any competent authority (including published extra-statutory concessions of the Inland Revenue) or in the bases or rate of taxation which in all cases come into force after the date of this Agreement which have retrospective effect; or

(e) changes in SSAPs or changes effected by any Group Company in accounting bases or policies or accounting periods.

Provided that paragraphs (a) and (c) above do not apply to claims under the Tax Indemnity.

11.5.5 No liability shall attach to TBG in respect of any Claim to the extent that:

(a) recovery is made or is capable of being made by LVFS and/or Baltimore or any Group Company under the terms of any insurance policy provided by any insurer other than the Insurers or a company which is reinsured by either of the Insurers; or

(b) a specific allowance, provision or reserve has been made in the Accounts in respect of the matters to which such Claim relates; or

(c) a specific allowance, provision or reserve in the Accounts is no longer required and has not been applied to any other Claim.

11.5.6. If TBG pays to LVFS or Baltimore an amount in respect of a Claim (except for a claim under the Tax Indemnity) and the liability that has resulted in such payment by TBG gives rise to a corresponding tax saving for LVFS, Baltimore or any Group Company, the value of that corresponding saving shall be paid by the relevant company to TBG to the extent and at the time such saving is actually realised by LVFS, Baltimore or any Group Company.

11.5.7. If TBG pays to LVFS or Baltimore (as the case may be) the amount in respect of a Claim (except for a claim under the Tax Indemnity) and LVFS, Baltimore or any Group Company or any person(s) deriving title under LVFS or Baltimore subsequently recovers from a third party a sum which is referable to the Claim made by LVFS or Baltimore together with any costs recovered either before or after taxation by the court, then (provided that such Claim has been settled in full) LVFS or Baltimore (as the case may be) shall forthwith repay to TBG so much of the amount paid by TBG as does not exceed the sum recovered from the third party less all reasonable costs, charges and expenses reasonably incurred by LVFS or Baltimore or any Group Company (as the case may be) in obtaining that payment and in recovering that sum from the third party.


11.5.8. If any breach of or claim arising under the Warranties shall arise by reason of some liability which at the time the breach is notified to TBG is contingent only, then TBG shall not be under any obligation to make any payment thereunder until such time that the contingent liability ceases to be contingent. Provided that this clause shall not operate to prevent or avoid a claim by LVFS or Baltimore which is notified within the time limits specified in clauses 11.1 and

11.2.

11.5.9. No claim shall be made in respect of the breach of the Warranties or undertakings under clause 4.2 to the extent that the same is capable of remedy unless LVFS or Baltimore shall first have afforded TBG a reasonable opportunity to remedy the breach and TBG shall have failed to do so within 30 days of receipt of notice from LVFS or Baltimore requiring such remedy and, for such purpose, LVFS or Baltimore shall make available to TBG all documents and information in the possession, custody or control of LVFS or Baltimore or any Group Company as TBG may reasonably require.

11.5.10. For the avoidance of doubt if LVFS or Baltimore shall become aware of any fact, matter or circumstance which is likely to give rise to a claim for a breach of Warranty or a breach of undertaking under clause 4.1, LVFS or Baltimore agrees to give written notice of that fact to TBG as soon as is reasonably practicable and thereafter to keep TBG informed of developments as promptly as reasonably practicable. LVFS or Baltimore shall (where appropriate, subject to and in accordance with the provisions of clause 11.5.2) procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any loss or liability which might give rise to such a Claim or a breach of undertaking under clause 4.1.

11.5.11. The limitations set out in this clause 11 on the liability of TBG in relation to claims for breach of any of the Warranties or undertakings under clause 4.2 or pursuant to the Tax Indemnity shall not apply to any claim for breach of any of the Warranties or pursuant to the Tax Indemnity when such claim arises out of any fraudulent act on the part of TBG or MMC.

11.5.12. To the extent that the Disputed Losses are allowed by the Inland Revenue and are utilised in a way that gives rise to a tax saving or repayment of tax for any Group Company the amount of tax saved or repaid shall be offset against any amount which would otherwise become payable by TBG in relation to any claim for breach of the Tax Warranties or under the Tax Indemnity and if TBG has satisfied a claim for breach of the Tax Warranties or under the Tax Indemnity before the Disputed Losses are utilised the amount of tax saved or repaid as a result of such utilisation shall be paid to TBG to the extent TBG has satisfied such claim.

11.5.13. To the extent that the tax payable by Group Companies in respect of (a) the receipt of dividends from TB and FBV after 31 December 1995 and before Completion, and (b) the disposal of TB and FBV to a company which is not a Group

Company or companies which are not Group Companies is (on the assumption that allowable losses accruing to TFG before the commencement of the Pre-Sale Reorganisation are set against chargeable gains accruing on the disposal of TB and/or FBV) less than the reserve of (pounds)813,000 in the accounts of TFG as at 31 December 1995, the difference shall be made available by LVFS to offset any amount which might become payable by TBG in relation to claims for breach of any of the Tax Warranties or under the Tax Indemnity.

INDEMNITIES

12.1 TBG will indemnify and keep indemnified LVFS (on an after tax basis) in respect of any shortfall in the net asset value of NewFIB Ltd. that TFG shall become liable to pay pursuant to the agreement between FIG and TFG dated 17 December 1992, together with any costs incurred by TFG thereunder for an amount not exceeding (pounds)2,275,000, provided that LVFS shall not settle such dispute between TFG and FIG without the prior written consent of TBG. Following Completion LVFS shall (if relevant) at all times keep TBG reasonably informed of the status of any ongoing dispute with FIG (including any holding company from time to time of FIG and any subsidiary from time to time of FIG or any such holding company) in respect of any shortfall in the net asset value of NewFIB Ltd and/or in respect of the dispute between TFG, FIG and FirstCity Insurance Brokers Limited in relation to an agreement for underlease and refurbishment of a property at Elder Street, dated 17 December 1992.

12.2 TBG will indemnify and keep indemnified LVFS (on an after tax basis) against the cost of the Incentive Bonus.

12.3.1 Subject to the provisions of this clause 12.3 TBG shall from time to time indemnify and keep indemnified LVFS and any Group Company (on an after tax basis) in respect of any Pension Liabilities.

12.3.2 LVFS and FL & FP shall at their own cost be responsible for the day to day management of any Pensions Claims and LVFS shall and shall procure that FL & FP shall:

(a) keep TBG properly informed as to the progress of Pensions Claims by submitting a quarterly report summarising the position in respect of Pensions Claims and shall respond in a timely manner to any reasonable enquiries made by TBG in connection therewith;

(b) supply to TBG any information that TBG may reasonably require in connection with any Pensions Claims, including information for TBG's semi-annual reviews with the underwriters who are providing coverage in respect of the Pension Liabilities;

(c) permit the involvement of the staff of the TBG Group (at no cost to LVFS) to assist in the management of the Pensions Claims; and

(d) continue the engagement of Slaughter and May to advise the Group with respect to the Pension Claims.


The procedures relating to the Pensions Claims shall be reviewed by TBG and LVFS on a quarterly basis, commencing in 1996. Such review shall be conducted on the basis that each party shall make representations which shall be considered fully by the other party and responded to in a timely manner and on a reasoned basis.

12.3.3 If any amount becomes due from TBG to LVFS or any Group Company pursuant to clause 12.3.1 LVFS shall give notice (a Liability Notice) to TBG of the amount that has fallen due, together with such details as may be necessary for TBG to verify the amount due. LVFS shall co-operate promptly and diligently in providing all such information as TBG may reasonably require in order to verify the content of the Liability Notice and reasonableness of the amount of any claim contained in such notice.

12.3.4 TBG shall pay the amount claimed within 60 days following receipt of a Liability Notice unless it has previously given a Dispute Notice to LVFS.

12.3.5 If TBG disputes any amount due it shall give notice (a Dispute Notice) to LVFS in writing of such fact within 60 days of the receipt of the relevant Liability Notice. If the matter or matters in dispute are not resolved by the parties within 28 days of LVFS receiving the Dispute Notice the matter in dispute may be referred by either party for final determination to such independent firm of chartered accountants as may be agreed by the parties or, in the absence of such agreement within seven days of such firm of chartered accountants being appointed (at the request of either party) by the President of the Institute of Chartered Accountants in England and Wales (the Umpire). The provisions of clause 12.3.7 shall apply to any reference to the Umpire.

12.3.6 If the amount due from TBG to LVFS or any Group Company is agreed between the parties or determined by the Umpire as described in clause 12.3.5 above, to be different from the amount actually paid, the amount of the difference due shall be paid by TBG to LVFS or any Group Company or by LVFS or any Group Company to TBG within seven days following the date of such agreement or determination, together with interest calculated at the rate of one half of one per cent above LIBOR from time to time from the 60 th day following the service of the Liability Notice to the date of actual payment of the amount of the difference (both dates inclusive).

12.3.7 If any disagreement or dispute under clause 12.3.5 and 12.3.3 is referred to an Umpire:

(a) the parties shall co-operate with the Umpire in determining such disagreement or dispute, and for that purpose shall provide to him all such information and documentation that he may reasonably require;

(b) the Umpire shall have the right to seek such professional assistance and advice as he may require in fulfilling his duties;

(c)  the Umpire so appointed shall consider only the matters in dispute;


(d) the Umpire shall be entitled, in rendering his decision, to take into account only such evidence and information as the parties shall have put to him;

(e) the fees of the Umpire (and any professional fees incurred by him) shall be borne as the Umpire shall direct or failing such direction as to half by TBG and as to half by LVFS provided that if either party fails to pay its share of any such fee within seven days of the Umpire's invoice being rendered to the parties or either of them the other party shall be obliged to pay the full amount of the fee and thereupon to recover the share of the first mentioned party as a debt due and payable on demand; and

(f) the Umpire shall act as an expert and his decision shall be final and binding upon the parties.

12.4 LVFS will indemnify and keep indemnified TBG on an after tax basis for any losses, costs, liabilities or expenses arising from the termination by FB of the

KBIML Agreement

12.5 LVFS shall indemnify TBG for up to (pounds)275,000 plus VAT in respect of all costs, charges and expenses of the Group Reorganisation since 19 December 1995 including the fees and expenses of TBG's Accountants and TBG's Solicitors.

12.6 TBG will indemnify LVFS on an after tax basis for up to (pounds)350,000 of premiums (as evidenced by valid invoices and receipts for such premiums) to obtain insurance coverage for the Group for claims arising after Completion but based on acts, errors or omissions taking place prior to Completion.

12.7 TBG shall indemnify LVFS against part of the cost of funding the payment of Advance Corporation Tax arising as a result of the Reorganisation by paying to LVFS on 14 July 1996 the sum of (pounds)135,000.

INSURANCE

13. LVFS and Baltimore acknowledge that the Group has entered or will prior to Completion enter into an agreement with the Insurers on the terms that neither claims nor circumstances of any Group Company which have been notified to the Insurers prior to the date of Completion nor any further claims or circumstances arising after the date of Completion will be met by the Insurers.

GUARANTEE

14.1 In consideration of MMC and TBG entering into and acting in accordance with this Agreement, LVFS (as principal obligor and not merely as a surety) unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by Baltimore of all its obligations under or pursuant to this Agreement (including any documents of transfer or otherwise entered into pursuant to the terms of this Agreement).


14.2 LVFS's liability hereunder shall not be discharged or impaired by any amendment to or variation of this Agreement, any release of, or granting of time or other indulgence to, Baltimore or any third party, any liquidation, administration, receivership or winding-up of Baltimore or by any other act or omission or any other events or circumstances whatsoever (whether or not known to Baltimore, MMC, TBG or LVFS) which would or might (but for this clause) operate to impair or discharge LVFS's liability under this guarantee.

ENTIRE AGREEMENT

15. This Agreement, the Confidentiality Agreement, the Disclosure Letter and the other documents in the agreed form together constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Option Shares. Upon Completion the Confidentiality Agreement shall cease to have any further force or effect. It is agreed that:

(a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not expressly set out or referred to in this Agreement;

(b) no party shall have any remedy in respect of misrepresentation or untrue statement made by any other party unless and to the extent that a claim lies for breach of Warranty under this Agreement;

(c) this clause shall not exclude any liability for fraudulent misrepresentation.

VARIATION

16. No variation of this Agreement (or any document entered into pursuant to this Agreement) shall be valid unless it is in writing and signed by or on behalf of all the parties to this Agreement.

ASSIGNMENT

17. Subject to clause 10.7, provided that no party incurs greater liabilities as a result, the whole, but not part, of the benefit of any provision of this Agreement may, without prior written consent of the other, be assigned after Completion to:

(a) any member of LVFS's Group by LVFS but only so long as such company remains a member of the LVFS Group and provided that such company is the registered holder of the Option Shares and may be enforced by such assignee or the beneficial owner for the time being of the Option Shares; and

(b) any member of the TBG Group but only so long as such company remains a member of the TBG Group.

Subject as aforesaid, none of the parties to this Agreement may assign the benefit or burden of any provision of this Agreement.


ANNOUNCEMENTS

18 Subject to the Confidentiality Agreement and save where an announcement is required (on the advice of the legal advisers) or required by any regulatory body and then, if possible, only after consulting with each other as to the form and content of such announcement, no announcement or circular in connection with the subject matter of this Agreement shall be made or issued by or on behalf of any of the parties to this Agreement between the date of this Agreement and Completion without the prior written approval of both MMC and LVFS, such approval not to be unreasonably withheld conditioned or delayed.

COSTS

19. Without prejudice to clause 12.5, each of the parties hereto shall pay its own Costs incurred in connection with the negotiation, preparation and implementation of this Agreement and LVFS and Baltimore shall pay all stamp duty and stamp duty reserve tax (if any) on the transfer to them of the Option Shares.

INVALIDITY

20. If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected. If the exercise of the A Put Option or the A Call Option pursuant to clause 2 shall mean that the sale and purchase of shares in FB shall be void or voidable or unenforceable under any enactment or rule of law for any reason then such part of clause 2 shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

COUNTERPARTS

21. This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

TIME OF THE ESSENCE

22. Time shall be of the essence of this Agreement, both as regards the times, dates and periods mentioned herein and as to any times, dates and periods which may, by agreement in writing between or on behalf of TBG and LVFS, be substituted for them.

FURTHER ASSURANCE

23. Each of LVFS, Baltimore and TBG and MMC shall do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as LVFS, Baltimore, TBG or MMC (as the case may be) may from time to time reasonably require, whether before, on or after Completion, for the purpose of giving to LVFS, Baltimore, TBG or MMC (as the case may be) the full benefit of all of the provisions of this Agreement.

NOTICES

24.1 Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by leaving it at or sending it by facsimile, prepaid recorded delivery or registered post to the address and for the attention of the relevant party set out in clause 24.2 (or as otherwise notified from time to time hereunder). Any notice so served by facsimile or post shall be deemed to have been received:-

(a) in the case of facsimile, on the next business day after the date of despatch; and

(b) in the case of recorded delivery or registered post, on the fourth business day after the date of posting.

24.2 The addresses of the parties for the purpose of clause 24.1 are as follows:-

                  MMC:
                  1166 Avenue of the Americas,
                  New York
                  New York
                  10036
                  USA
                  For the attention of:  The General Counsel
                  Facsimile:  001 212 345 4647
                  with copies to TBG and Freshfields at their addresses as given in this clause

                  TBG:
                  The Bowring Building
                  Tower Place
                  London  EC3P 3BE
                  For the attention of:  The Company Secretary

                  Facsimile:  0171 929 2705
                  with copies to MMC and Freshfields at their addresses as given in this clause

                  FRESHFIELDS:
                  65 Fleet Street
                  London EC4Y 1HS
                  For the attention of:  Richard Harris
                  Facsimile:  0171 832 7001

                  with copies to TBG and MMC at
                  their addresses as given in this clause

                  BALTIMORE:
                  65 Holborn Viaduct
                  London
                  EC1A 2DY
                  For the attention of John Young
                  Facsimile 0171 248 2412
                  with copies to LVFS' and Lovell White Durrant and Macfarlanes at their addresses as given in this clause

                  LVFS:
                  Victoria House
                  Southampton Row
                  London  WC1B 4DB
                  For the attention of:  C.A. Peters
                  Facsimile:  0171 404 0390
                  with copies to Baltimore and Lovell White Durrant at their addresses as given in this clause

                  MACFARLANES:
                  10 Norwich Street
                  London EC4A 1BD
                  For the attention of:  David Coleman
                  Facsimile:  0171 831 9607

                  LOVELL WHITE DURRANT
                  65 Holborn Viaduct
                  London
                  EC1A 2DY
                  For the attention of  John Young
                  Facsimile:  0171 248 2412

RESTRICTIVE TRADE PRACTICES ACT

25. Notwithstanding any other provisions of this Agreement (or any other agreement which, together with this Agreement, may form part of an agreement for the purposes of the Restrictive Trade Practices Act 1976 (together the "RTPA Agreement")) the parties hereto agree that they will not give effect, and will procure that none of their subsidiaries shall give effect, to any restriction or restrictions contained in the RTPA Agreement which cause the RTPA Agreement to be registrable under the Restrictive Trade Practices Act 1976 until one day after particulars of the RTPA Agreement shall have been furnished to the Director General of Fair Trading. The parties shall use their best endeavours to procure the furnishing of particulars as soon as possible after the signing of this Agreement.

GOVERNING LAW AND JURISDICTION


26. This Agreement is governed by, and shall be construed in accordance with, the laws of England. Each of the parties hereby irrevocably submits, for the benefit of the other, to the non-exclusive jurisdiction of the courts of England.

IN WITNESS WHEREOF this Agreement has been signed by and on behalf of the parties the day and year first before written.

                                   SCHEDULE 1

                                   The Company

Part A

                             Details of the Company

1.  Name of Company:         The Frizzell Group Limited

2.  Registered Office:       Frizzell House, County Gates, Bournemouth,
                             Dorset BH1 2NF

3.  Date and Place           28 December 1923, England
    of Incorporation:

4.  Registered Number:       194727

5.  Directors:               Colin Frazer Frizzell, Ian Hamish Noel
                             Mackay, Bryan Peter Jenkins, Richard Arthur
                             Matthews, Claude Yves Mercier, Geoffrey
                             Partington, David Tomlinson, Terry William
                             Trinder, Melvyn William Watt and Ian
                             Faulkner

6.  Secretary:               Alan Francis Harries

7.  Authorised Capital:      (pounds)10,000,000 represented by 40,000,000
                             ordinary shares of 25p each

8.  Issued Capital:          (pounds)6,249,687.25 represented by 24,998,749
                             ordinary shares of 25p each

9.  Registered               The Bowring Group Limited
    Shareholders:            Mr Christopher Matthew Robertson Pearson

10. Accounting Reference     31 December
    Date:

11. Auditors:                Touche Ross & Co

12. Tax Residence:           UK

13. Subsidiaries:            FFS
                             FL&FP
                             FB
                             CR
                             FBV
                             FCS
                             FPL
                             FWD
                             TB

                             SS
                             SL
                             TMAL

14. Mortgages and Charges:   None

                                     Part B

                           Details of the Subsidiaries

1.  Name of Company:          Frizzell Financial Services Limited

2.  Date of Incorporation:    1 January 1970

3.  Place of Incorporation:   England and Wales

4.  Class of Company:         Private company limited by shares

5.  Registered Number:        969371

6.  Registered Office:        Frizzell House, County Gates,
                              Bournemouth, Dorset BH1 2NF

7.  Directors:                Ian Hamish Noel Mackay, Richard Arthur
                              Matthews, Claude Yves Mercier, Geoffrey
                              Partington, Melvyn William Watt

8.  Secretary:                Alan Francis Harries

9.  Authorised Capital:       (pounds)50,000 represented by 50,000 ordinary
                              shares of (pounds)1 each

10. Issued Capital:           (pounds)50,000 represented by 50,000 ordinary
                              shares of (pounds)1 each

11. Registered Shareholders:  CF Frizzell & The Frizzell Group Limited.
                              The Frizzell Group Limited

12. Accounting Reference      31 December
    Date:

13. Auditors:                 Touche Ross & Co

14. Tax Residence:            UK

15. Subsidiaries:             -

16. Mortgages and Charges:    Trust Deed 28 February 1983 - The
                              Corporation of Lloyd's

                              Security - Trust Deed 31/10/89 - The
                              Corporation of Lloyd's

                             Details of Subsidiaries


1.  Name:                     Frizzell Life and Financial Planning
                              Limited

2.  Date of Incorporation:    11 December 1948

3.  Place of Incorporation:   England and Wales

4.  Class of Company:         Private company limited by shares

5.  Registered Number:        462173

6.  Registered Office:        Frizzell House, County Gates,
                              Bournemouth, Dorset BH1 2NF

7.  Directors:                Richard Campbell, Stephen Leonard
                              Ingleledew, Ian Hamish Noel Mackay,
                              Geoffrey Partington, Melvyn William Watt

8.  Secretary:                Alan Francis Harries

9.  Authorised Capital:       (pounds)105,000 represented by 105,000 ordinary
                              shares of (pounds)1 each

10. Issued Capital:           (pounds)105,000 represented by 105,000 ordinary
                              shares of (pounds)1 each

11. Registered Shareholders:  CF Frizzell & The Frizzell Group Limited.
                              The Frizzell Group Limited

12. Accounting Reference      31 December
    Date:

13. Auditors:                 Touche Ross & Co

14. Tax Residence:            UK

15. Subsidiaries:             -

16. Mortgages and Charges:    None

                             Details of Subsidiaries

1.  Name:                    Central Resources Limited

2.  Date of Incorporation:   10 November 1924

3.  Place of Incorporation:  England and Wales

4.  Class of Company:        Private company limited by shares


5.  Registered Number:       201591

6.  Registered Office:       Frizzell House, County Gates,

                             Bournemouth, Dorset BH1 2NF

7.  Directors:               Geoffrey Partington, Ian Hamish Noel
                             Mackay

8.  Secretary:               Alan Francis Harries

9.  Authorised Capital:      (pounds)30,000 represented by 30,000 ordinary
                             shares of (pounds)1 each

10. Issued Capital:          (pounds)30,000 represented by 30,000 ordinary
                             shares of (pounds)1 each

11. Registered Shareholders: CF Frizzell and the Frizzell Group Limited.
                             The Frizzell Group Limited

12. Accounting Reference     31 December
    Date:

13. Auditors:                Touche Ross & Co

14. Tax Residence:           UK

15. Subsidiaries:            -

16. Mortgages and Charges:   None

                             Details of Subsidiaries

1.  Name:                      Frizzell Bank Limited

2.  Date of Incorporation:     28 March 1947

3.  Place of Incorporation:    England and Wales

4.  Class of Company:          Private company limited by shares

5.  Registered Number:         432080

6.  Registered Office:         Frizzell House, County Gates,
                               Bournemouth, Dorset BH1 2NF

7.  Directors:                 Pierre Georges Desire Bognon, Desmond
                               Benjamin, Francis Joseph Borelli, Ian
                               Hamish Noel Mackay, Lawrence Nigel Guy

                               Olsen, Geoffrey Partington, Terry William
                               Trinder, Melvyn William Watt
8.  Secretary:                 Alan Francis Harries

9.  Authorised Capital:        (pounds)30,065,000 represented by 30,065,000
                               ordinary (pounds)1 shares

10. Issued Capital:            (pounds)17,565,000 represented by 17,565,000
                               ordinary shares of (pounds)1 each

11. Registered Shareholders:   The Frizzell Group Limited
                               The Frizzell Group Limited & Colin Frazer
                               Frizzell

12. Accounting Reference       31 December
    Date:

13. Auditors:                  Touche Ross & Co

14. Tax Residence:             UK

15. Subsidiaries:              Frizzell Credit Services Ltd.
                               Shawland Securities Ltd.
                               Shawland Leasing Ltd.

16. Mortgages and Charges:     None

                             Details of Subsidiaries

1.  Name:                      Frizzell Credit Services Limited

2.  Date of Incorporation:     1 August 1922

3.  Place of Incorporation:    England and Wales

4.  Class of Company:          Private company limited by shares

5.  Registered Number:         183500

6.  Registered Office:         Frizzell House, County Gates,
                               Bournemouth, Dorset BH1 2NF

7.  Directors:                 Ian Hamish Noel Mackay, Geoffrey
                               Partington, Terry William Trinder

8.  Secretary:                 Alan Francis Harries

9.  Authorised Capital:        (pounds)11,000 represented by 11,000 ordinary
                               shares of (pounds)1 each


10. Issued Capital:            (pounds)10,500 represented by 10,500 ordinary
                               shares of (pounds)1 each

11. Registered Shareholders:   CF Frizzell & Frizzell Bank Limited
                               Frizzell Bank Limited

12. Accounting Reference       31 December
    Date:

13. Auditors:                  Touche Ross & Co

14. Tax Residence:             UK

15. Subsidiaries:              -

16. Mortgages and Charges:     None

                             Details of Subsidiaries

1.  Name:                      Frizzell Property Loans Ltd

2.  Date of Incorporation:     6 November 1963

3.  Place of Incorporation:    England and Wales

4.  Class of Company:          Private company limited by shares

5.  Registered Number:         780048

6.  Registered Office:         Frizzell House, County Gates,
                               Bournemouth, Dorset BH1 2NF

7.  Directors:                 Ian Hamish Noel Mackay, Geoffrey
                               Partington

8.  Secretary:                 Alan Francis Harries

9.  Authorised Capital:        (pounds)100,000 represented by 100,000 ordinary
                               shares of (pounds)1 each

10. Issued Capital:            (pounds)64,600 represented by 64,600 ordinary
                               shares of (pounds)1 each

11. Registered Shareholders:   CF Frizzell & The Frizzell Group Limited.

                               The Frizzell Group Limited

12. Accounting Reference       31 December
    Date:


13. Auditors:                  Touche Ross & Co

14. Tax Residence:             UK

15. Subsidiaries:              -

16. Mortgages and Charges:     Legal charge 1 December 1988 -
                               J Henry Schroder Wagg & Co Limited

                             Details of Subsidiaries

1.  Name:                     Frizzell Westbourne Developments Limited

2.  Date of Incorporation:    25 May 1988

3.  Place of Incorporation:   England and Wales

4.  Class of Company:         Private company limited by shares

5.  Registered Number:        02261873

6.  Registered Office:        Frizzell House, County Gates,
                              Bournemouth, Dorset BH1 2NF

7.  Directors:                Ian Hamish Noel Mackay, Geoffrey
                              Partington

8.  Secretary:                Alan Francis Harries

9.  Authorised Capital:       (pounds)1,000 represented by 1,000 ordinary shares
                              of (pounds)1 each

10. Issued Capital:           (pounds)100 represented by 100 ordinary shares of
                              (pounds)1 each

11. Registered Shareholders:  CF Frizzell & The Frizzell Group Limited.
                              The Frizzell Group Limited.

12. Accounting Reference      31 December
    Date:

13. Auditors:                 Touche Ross & Co

14. Tax Residence:            UK

15. Subsidiaries:             -

16. Mortgages and Charges:    None

                             Details of Subsidiaries

1.  Name of Company:           Frizzell B.V.
                               (incorporated in the Netherlands)

2.  Registered Office:         Officia I, D Boelelaan 7,
                               1083 HJ Amsterdam,
                               The Netherlands

3.  Date and Place of          18.6.75 Amsterdam
    Incorporation:

4.  Directors:                 Premier Trust, Colin Frazier Frizzell, G
                               Partington, I.H.N. Mackay

5.  Secretary:                 Premier Trust

6.  Auditors:                  None

7.  Authorised Share Capital:  N.G. 25,000,000

8.  Issued Share Capital:      N.G. 17,500,000

9.  Charges:                   -

10. Shareholders:              The Frizzell Group Limited

                             Details of Subsidiaries

1.  Name of Company:           Tower Brokers Limited
    Holding Company:           (incorporated in Guernsey, Channel Islands)
    Frizzell BV.

2.  Registered Office:         Commerce House,
                               Les Banques,
                               St. Peter Port,
                               Guernsey,
                               Channel Islands

3.  Date of Incorporation      15 August 1985

4.  Place of Incorporation:    Guernsey

5.  Registered Number          14435

6.  Directors:                 S.N. Birkett, J.P. Greenfield,
                               Ian Hamish Noel Mackay

                               G. Partington
                               D.J. Warr appointed 2/10/95

7.  Secretary:                 CMS Ltd.

8.  Authorised Share Capital:  (pounds)250,000 represented by 250,000 ordinary shares of (pounds)1 each

9.  Issued Share Capital:      (pounds)250,000 represented by 250,000 ordinary
                               shares of (pounds)1 each

10. Registered Shareholders:   The Frizzell Group Limited
                               Spread Nominees Ltd
                               Spread Trustee Company Ltd
                               Spread International Management Ltd
                               Cosign Ltd
                               Cosign Nominees Ltd
                               Cosign Services Ltd
                               Spread Services Ltd

11. Accounting Reference       31 December

12. Auditors                   None

13. Tax Residence              Guernsey

14. Subsidiaries               -

15. Mortgages and Charges:     None

                             Details of Subsidiaries

1.  Name:                      Shawlands Leasing Limited

2.  Date of Incorporation:     17 August 1971

3.  Place of Incorporation:    England and Wales

4.  Class of Company:          Private company limited by shares

5.  Registered Number:         01021232

6.  Registered Office:         Frizzell House, County Gates,
                               Bournemouth, Dorset  BH1 2NF

7.  Directors:                 Geoffrey Partington, Terry William
                               Trinder

8.  Secretary:                 Alan Francis Harries


9.  Authorised Capital:        (pounds)100 represented by 100 ordinary shares
                               of (pounds)1 each

10. Issued Capital:            (pounds)100 represented by 100 ordinary shares
                               of (pounds)1 each

11. Registered Shareholders:   Frizzell Bank Limited

12. Accounting Reference Date: 31 December

13. Auditors:                  Touche Ross

14. Tax Residence              UK

15. Subsidiaries:              -

16. Mortgage and Charges:      None

                             Details of Subsidiaries

1.  Name:                      Shawlands Securities Limited

2.  Date of Incorporation:     17 November 1971

3.  Place of Incorporation:    England

4.  Class of Company:          Private company limited by shares

5.  Registered Number:         1031484

6.  Registered Office:         Frizzell House, County Gates,
                               Bournemouth, Dorset  BH1 2NF

7.  Directors:                 Geoffrey Partington, Terry William
                               Trinder

8.  Secretary:                 Alan Francis Harries

9.  Authorised Capital:        (pounds)100 represented by 100 ordinary shares
                               of (pounds)1 each

10. Issued Capital:            (pounds)100 represented by 100 ordinary shares
                               of (pounds)1 each

11. Registered Shareholders:   Frizzell Bank Limited

12. Accounting Reference Date: 31 December

13. Auditors:                  Touche Ross


14. Tax Residence              UK

15. Subsidiaries:              -

16. Mortgage and Charges:      None

                             Details of Subsidiaries

1.  Name:                       Teachers Motoring Association Limited

2.  Date of Incorporation:      31 December 1932

3.  Place of Incorporation:     England

4.  Class of Company:           Private company limited by shares

5.  Registered Number:          271745

6.  Registered Office:          Frizzell House, County Gates,
                                Bournemouth, Dorset  BH1 2NF

7.  Directors:                  Ian Hamish Noel Mackay
                                Colin Frazer Frizzell

8.  Secretary:                  Alan Francis Harries

9.  Authorised Capital:         (pounds)2,000 represented by 2,000 ordinary
                                shares of (pounds)1 each

10. Issued Capital:             (pounds)2,000 represented by 2,000 ordinary
                                shares of (pounds)1 each

11. Registered Shareholders:    CF Frizzell & The Frizzell Group
                                Limited.
                                The Frizzell Group Limited

12. Accounting Reference Date:  31 December

13. Auditors:                   Touche Ross

14. Tax Residence               UK

15. Subsidiaries:               -

16. Mortgage and Charges:       None

                                  SCHEDULE 2 A

The Warranties are subject to the matters expressly disclosed (or expressed to be treated as disclosed) in the Disclosure Letter, the Information Memorandum and the Data Room Files except where such information is not true and accurate in all material respects.

Warranties

The Warranties in this Schedule shall apply not only to TFG (the Company) but also to FFS, FB, FL&FP, FCS, CR, SS, SL, FPL, TMAL and FWD as if expressly repeated with respect to each company, naming it in place of the Company and, with respect to Section B only, shall also apply to the Group.

A. Preliminary

All information purporting to record past or existing fact contained in the recitals or Schedules 3, 4, 5, 7, 10 and 13 to the Agreement is true and accurate in all material respects except where such information is corrected or supplemented by information contained in the Data Room Files or the Disclosure Letter.

B. Accounts

B.1 The Accounts:

(a) gave a true and fair view of the financial position and state of affairs of the Company at the Accounts Date and of its profit for the period to which they relate;

(b) comply, unless otherwise expressly stated therein, with the requirements of the Companies Act 1985 and of all Statements of Standard Accounting Practice and/or Financial Reporting Standards published by the Institute of Chartered Accountants in England and Wales or published or adopted by the Accounting Standards Board (as the case may be);

(c) have been prepared, unless otherwise expressly stated therein, on a basis consistent with the basis applied in the corresponding accounts for the preceding three financial years (apart from changes to conform to subsequent standard accounting practices and reporting standards);

(d) contain proper and adequate provisions for all known liabilities or adequate details of all material liabilities and capital commitments of the Company at the Accounts Date, whether actual, contingent, qualified, disputed or otherwise required by the Companies Act and any statements of standard accounting practice; and

(e) are not adversely affected by any extraordinary or exceptional items unless otherwise expressly stated therein, in accordance with standard accounting practice.

B.2 All the fixed assets of the Company shown in the Accounts have been depreciated in accordance with SSAP 12.

B.3 All the material assets of the Company are correctly reflected in the Accounts , the values placed on such assets are not materially in excess of current market values (on a going concern basis) as at the Accounts Date and none was acquired other than at a price that would have been applicable had the transaction been at arm's length.

B.4 The profits of the Company for the three years ended on the Accounts Date as shown by the Accounts and by the audited accounts of the Company for such periods have not (except as therein disclosed) been affected to a material extent by inconsistencies of accounting practices or by the inclusion of extraordinary or exceptional items of income or expenditure or by transactions entered into otherwise than on normal commercial terms.

B.5 The Company is not, and has not been during the last three years, a party to any agreement, arrangement or transaction pursuant to which the Company is or was entitled to receive a financial advantage or is or was obliged to incur or bear any costs, liabilities (whether contingent or otherwise), risks or other expenditure of any nature which is not fully reflected in the Accounts or has not been fully reflected in the Company's accounts for any relevant period.

C. Business since the Accounts Date

Since the Accounts Date:

(a) the Company has carried on its business in the ordinary and usual course and so as to maintain the same as a going concern and without any material interruption or alteration in the nature, scope or manner of such business;

(b) the Company has not acquired or disposed of or agreed to acquire or dispose of any material assets or assumed or incurred or agreed to assume or incur any material liabilities (including contingent liabilities) otherwise than in the ordinary course of its business;

(c) of the assets (not being current assets) included in the Accounts or subsequently acquired by the Company, no material asset has been sold or disposed of at a figure materially lower than book value or an open market arm's length value whichever is the higher;

(d) no dividend or other distribution has been declared, made or paid by the Company;

(e) the Company has not made or agreed to make any loans to third parties otherwise than in the ordinary course of FB's business;

(f) the Company has not entered into, or agreed to enter into, any commitment involving capital expenditure exceeding (pounds)50,000;


(g) otherwise than in the ordinary course of business of FB the Company has not borrowed any money and no share or loan capital has been issued or agreed to be issued by the Company and no share or loan capital or other loans or indebtedness of the Company has been repaid in whole or part or has become liable to be repaid and no notice requiring repayment has been received;

(h) no resolution of the Company's members in general meeting has been passed;
and

(i) no event has occurred that would entitle any third party to require early repayment of any loan or to vary or terminate any material contract.

D. Share capital and constitution of the Company and accuracy of records

D.1 (a) No shares in the capital of the Company have been issued and no transfer of shares in the capital of the Company has been registered otherwise than in accordance with the Articles of Association of the Company from time to time in force, all such transfers being duly stamped.

(b) The Register of Members of the Company contains accurate records of its members from time to time.

(c) Since December 1992 the Company has not purchased or redeemed or agreed to purchase or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof.

(d) There is no mortgage, charge, pledge lien or other form of security or encumbrance affecting the Option Shares or any unissued shares, debentures or other securities of the Company and there is no agreement to give or create any of the foregoing.

(e) Other than pursuant to the provisions of the Agreement no person has the right (actual or contingent) at any time to call for the allotment, issue, sale or transfer of any share or loan capital of the Company under any option or other agreement or to convert any shares or security into share capital or share capital of a different class.

D.2 The Company has complied in all material respects with the provisions of the Companies Act 1985 and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies have been properly made and delivered.

D.3 All the accounts, books, ledgers and financial records of the Company are in all material respects up to date and have been accurately kept and completed and contain true and accurate records of the matters to which they relate and are in the possession or otherwise in the control of the Company.

D.4 The copy of the Memorandum and Articles of the Company contained in the Data

Room Files is true and complete.

E. Related operations

E.1 Save for the shares held in FFS, FCS, FB, FL&FP, FWD, FPL, TMAL, TB, FBV, SS, SL and CR the Company is not the holder or beneficial owner of any shares or securities of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) and has not agreed to acquire any such shares or securities.

E.2 The Company is not and has not agreed to become a member of any partnership, joint venture or consortium and has no branch, agency, place of business or permanent establishment outside the United Kingdom.

F. TBG

F.1 There is no indebtedness or liability due, owing or incurred in whatsoever manner by the Company to TBG or any person connected with TBG, whether actually or contingently, whether solely or jointly with any other person and whether as principal or surety and there is no such indebtedness or liability due, owing or incurred to the Company by TBG or other such person.

F.2 The Company has not made any gifts of any kind to TBG or to any person connected with TBG or sold any property at a price less than full market value to TBG or to any persons connected with it.

F.3 There is not outstanding, and there has not at any time during the last year been outstanding, any agreement or arrangement to which the Company is a party and in which TBG or any director or any person connected with TBG is or has been interested, whether directly or indirectly.

G. Assets

     Except for the Properties (to which the Warranties in Section H apply) and assets disposed of by the Company in the ordinary course of its business, the Company is the owner of and has good marketable title to all assets included in the Accounts and all assets which have been acquired by the Company since the Accounts Date, free of any encumbrance, mortgage, charge, pledge, lien or other security or any agreement to give or create any of the foregoing or any hire purchase agreement, leasing agreement or agreement for payment on deferred terms.

H.   Properties

H1   (a)  The Properties comprise all of the land and premises owned, occupied or otherwise used by the Company for the purposes of its business. The Company does not own any other land and buildings.

     (b)  The Company has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

     (c) The Company is the legal and beneficial owner of the Properties and is in sole and undisputed occupation of them subject only to the subleases, tenancies or other rights of occupation, brief details of which are set out in Schedule 3.

H2 So far as TBG is aware, there are no outstanding claims or disputes relating to the current use of any of the Properties and the current uses of the Properties are as stated in Schedule 3.

H3 TBG is not aware of any outstanding notice alleging that the current use of any of the properties is not the permitted use under the Town and Country Planning legislation.

H4   (a)  So far as TBG is aware, with respect to the subleases, tenancies or rights of occupation to which the Properties are subject TBG has provided LVFS with particulars of:

     (i) any advance payment or communication or agreement to accept any communication or advance payment of any rent or other payment under the sublease, tenancy or right of occupation;

     (ii) any material and persistent breaches of covenant by a tenant including the covenant to pay rent;

    (iii) any notices served or received under s 25 or 26 of the Landlord and Tenant Act 1954, any counter notices to them and any application to the Court for a new tenancy or for interim rent;

     (iv) any rent review notice served by the Company, any counter-notice served by the tenant and any application for a new rent to be determined by a third party

     (b) So far as TBG is aware with respect to the leases (which expression includes underleases) under which the Properties are held:

     (i) The Company has paid the rent up to 24 March 1996 and there is no outstanding notice alleging breach of any of the covenants on the part of the tenant and the conditions contained in the leases and the last demands (or receipts if issued) for rent were unqualified and the leases are subsisting.

     (ii) There is no outstanding notice requiring the observance or performance of covenants on the part of the tenant contained in any written licences, consents and approvals obtained from the landlord.

     (iii)Except as stated in Schedule 3 the rent payable is not currently being reviewed.

     (iv) The Company has not served any notices in relation to the properties under s 25 of the Landlord and Tenant Act 1954 nor has it received any notice under s 25 of that Act in relation to the Properties and where any such notices have been served or received all counter notices and court applications have been made within the appropriate time limit in order to preserve the Company's rights in respect of the relevant Properties.

H5 The Company has no existing or contingent liability in respect of any properties previously occupied by it or in relation to which it owned or held any interest or in connection with which it acted as surety, including (without limitation) and whether in the capacity of principal or surety, any liabilities as original tenant, liabilities arising from any obligations as transferee or assignee in respect of leasehold premises assigned or otherwise disposed of, except for any existing or contingent liabilities arising from the properties disclosed in the Data Room Files and the Disclosure Letter.

H6 The written replies to enquiries before contract raised by LVFS' Solicitors are, subject to the qualifications set out in those replies, accurate. A copy of these enquiries is annexed to the Disclosure Letter.

H7 Everything that is material to the Company's title to the Properties (including for the avoidance of doubt material encumbrances affecting title to the Properties) or the Company's leasehold interest in the Properties is in the Data Room Files.

I.   Insurance

I.1 Details of all insurance policies relating to the assets and business of the Company are disclosed in the Data Room Files or otherwise specifically disclosed in the Disclosure Letter.

I.2 The insurance policies referred to in Warranty I.1 are currently in full force and effect and all premiums payable in respect thereof have been duly paid.

J. Lloyd's business

J.1 FFS is duly registered as a Lloyd's broker under the Lloyd's Brokers Byelaw (No. 5 of 1988) (as amended) (the "Lloyd's Brokers Byelaw") and no conditions have been imposed by the Council of Lloyd's in connection with such registration. No grounds exist that will lead to the termination of such registration or the imposition of any conditions to enable such registration to continue.

J.2 The Data Room Files contain true and complete copies of:

(a) the annual return of Financial Services to the Society of Lloyd's (as required by paragraph 44 of the Lloyd's Brokers Byelaw) made up to 31 December 1994; and

(b) the statement of insurance connections of Financial Services (as required by paragraph 37 of the Lloyd's Brokers Byelaw) and the auditors report thereon (as required by paragraph 38 of the Lloyd's Brokers Byelaw) for the financial year ended on 31 December 1994.

J.3 FFS has at all times complied in all material respects with the provisions of the Lloyd's Acts 1871 to 1982; the byelaws and regulations made under those Acts; any conditions and requirements imposed under such byelaws and regulations; all codes of practice issued by or under the authority of the Council or Committee of Lloyd's and all undertakings and guarantees given to or at the request of the Council of Lloyd's from time to time.

J.4 Neither FFS nor any of its current directors, officers, managers, employees or agents have at any time been the subject of any disciplinary proceedings under the Misconduct, Penalties and Sanctions Byelaw (No 9 of 1993) and so far as TBG is aware there are no grounds under which any such proceedings could be brought.

J.5 There have been no material breaches by FFS of any binding authorities registered by it under the Binding Authorities Byelaw (No. 9 of 1990) or any regulations or registration schemes made thereunder and such binding authorities remain in full force and effect.

J.6 FFS has not entered into any guarantee agreement or indemnity agreement under the Insurance Intermediaries Byelaw (No 8 of 1990) (as amended) with any managing agent in relation to the acceptance of personal lines business, commercial life business or commercial motor business nor given any guarantee in relation to the liabilities of any underwriting member.

J.7 No errors and omissions insurer has failed or refused to pay any claim made by or on behalf of FFS during the six years prior to the date of this Agreement.

J.8 Full details of the constitution and account balances of all insurance broking accounts of FFS at the Accounts Date including copies of all letters to bankers under paragraph 22(3) of the Lloyd's Brokers Byelaw and the replies thereto, are contained in the Data Room Files.

J.9 FFS is not a party to any registered umbrella arrangements (as defined in the Umbrella Arrangements Byelaw (No 6 of 1988)).

J.10 FFS has not in the last 3 years been required to furnish any information to the Society of Lloyd's under the Insurance Ombudsman Bureau Byelaw in respect of complaints made against FFS pursuant to the Byelaw.

J.11 The Data Room Files contain full details of all binding authorities held by FFS, there have been no breaches by FFS of such binding authorities and such binding authorities remain in full force and effect.

J.12 The Data Room Files contain full details of all current Lloyd's Trust Deeds entered into by FFS under the Lloyd's Brokers Byelaw.


J.13 The Data Room Files contain full details of all contracts and material arrangements between Financial Services on the one hand and Syndicate 979,

Services Managing Agency Limited, SMA Holdings Limited and Phoenix Securities Investments Limited on the other.

J.14 The Data Room Files contain true and complete copies of:

(a) The accounts of FFS prepared and drawn up in accordance with Chapter 1(IV) of Part E of the Lloyd's Brokers Byelaw (No 5 of 1988) and made up to 31 December 1994;

(b) the last annual financial return (including the accountant's report thereon) of FFS completed and submitted in accordance with Lloyd's Broker's Byelaw No 8 of 1988 in respect of the period to 31 December 1994.

K. Insurance Brokers (Registration) Act 1977 ("IBRA")

K.1 FFS is duly enrolled in the list of insurance brokers maintained by the Insurers Brokers Registration Council ("the IBRC") under section 4 IBRA and no grounds exist that will or may entitle the Disciplinary Committee of the Council of the IBRC to direct that the name of FFS be removed from the list.

K.2 FFS has at all times complied in all material respects with the provisions of the IBRA, all rules, notices, statements, orders and directions made under that Act and all codes of conduct drawn up by the IBRC and in force from time to time.

K.3 No notice of any disciplinary case (within the meaning of the IBRC (Procedure of the Disciplinary Committee) Rules 1978 has been received by FFS, and there are no grounds on which any charges under such rules may be brought against them.

K.4 All policies of insurance issued, arranged, administered or broked by FFS are fully underwritten.

L. Financial Services Act 1986

L.1 FL&FP has at all times complied in all material respects with the rules, regulations and codes of practice of SIB, FIMBRA and PIA.

L.2 The Data Room Files contain copies of all non-routine correspondence during the last three years between FL&FP on the one hand and FIMBRA or PIA, as appropriate, on the other.

M. Banking

M.1 FB is authorised to carry on banking business under section 9 Banking Act 1987 and so far as TBG is aware no grounds exist that will or may lead to such authorisation being terminated.

M.2 The Data Room Files contain a true and complete copy of the returns of Banking to the Bank of England made up to 30 June 1995.

M.3 The Bank of England has not served any notice on Banking pursuant to sections 11, 12, 13, 14 or 19 of the Banking Act 1987.

M.4 Full details of all complaints investigated by the Banking Ombudsman during the last three years are set out in the Data Room Files.

M.5 FB has at all times complied in all material respects with the provisions of the Banking Act 1987; the regulations made under that Act; any conditions and requirements imposed under such regulations that are applicable to FB and all requirements of the Bank of England from time to time (whether or not legally enforceable).

M.6 (a) FB does not have any interest in any loan or mortgage or standard security other than the Loans and the Mortgages.

(b) Each Credit Agreement is a legal, valid and binding obligation of the Borrower thereunder and, subject to any laws from time to time in effect relating to bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights, is enforceable in accordance with its terms.

(c) No Credit Agreement is an extortionate credit bargain within the meaning of Sections 137 to 139 Consumer Credit Act 1974.

(d) The obligations of the Borrower under or in connection with each Credit Agreement are not subject to any lien, right of rescission, counterclaim, set-off, defence or right of retention or compensation against FB and the performance of any of the terms of any Credit Agreement or the exercise of any rights thereunder will not render such Credit Agreement unenforceable in whole or in part or subject to any lien, right of rescission, set-off, counterclaim, defence or right of retention or compensation and no such lien, right of rescission, set-off, counterclaim, defence or right of retention or compensation has been asserted in respect thereof.

(e) Each Loan was made by FB on its own account and no Loan was purchased by Banking from any other person.

(f) Prior to and at the time of the making of any advance comprised in a Loan the applicable Lending Procedures were followed in all material respects.

(g) No Loan other than those identified as such in the Data Room Files is an Impaired Loan.

(h) Interest on each Loan is charged in accordance with the Standard Loan Documentation.


(i) FB has no obligation to advance any further amounts to any person under any of the Credit Agreements, other than pursuant to the Commitments.

(j) The Borrower(s) under each Credit Agreement is/are individuals other than those to be assigned under clause 3.3.3(a) of the Agreement.

(k) Each Credit Agreement was entered into in all material respects on the terms of one of the documents comprised in Standard Documentation, none of the provisions of which was (at the time such Credit Agreement was entered into) or has since been waived, altered or modified.

M.7 All depositors with FB are individuals other than those listed in Schedule
10.

M.8 Since December 1992 no Termination Event or Event of Default has occurred under any of the Hedging Agreements (as such terms are defined therein).

N. Commercial agreements and arrangements

N.1 All existing contracts to which the Company is a party, involving the payment of consideration of (pounds)100,000 or more or for a period of twelve months or longer or containing terms other than those regularly used in the course of the Company's business, are disclosed in the Data Room Files.

N.2 All standard form agreements used by the Company are disclosed in the Data Room Files.

N.3 The terms of all agency agreements or agency arrangements to which the

Company is a party are disclosed in the Data Room Files.

N.4 The Company is not a party to any material contract:

(a) which terminates or is terminable on a change of ownership of the Company;
or

(b) which cannot be terminated on three months' notice or less without payment of compensation.

N.4A The Company is not a party to any contract which is outside the ordinary course of the Company's business.

N.5 Full details of all agreements and details of all material arrangements between the Company and the Affinity Groups are disclosed in the Data Room Files. None of such agreements or arrangements have been terminated and no notice of termination has been given.

N.6 Save in relation to the Properties (to which the Warranties in Section H apply) and in relation to Intellectual Property Rights (to which the Warranties in Section O apply), neither the Company nor so far as TBG is aware any other party to any agreement, commitment, transaction or arrangement with the Company is in default to any material extent thereunder and (as far as TBG is aware) there are no circumstances likely to give rise to such a default.

N.7 Since the date of the Information Memorandum no agreements or arrangements between the Company and Affinity Groups have been terminated and no notice of termination has been given.

N.8 Save in relation to the Properties (to which the Warranties in Section H apply), there are no outstanding liabilities or commitments on the Company arising from any arrangements for the disposal of any shares, property or other assets (other than in the ordinary course of business) previously owned by the Company.

N.9 The Company has not given any covenants (which remain in effect) limiting or excluding its right to do business and/or compete in any area or field with any other person.

N.10 No person is entitled or authorised in any capacity to bind or commit the Company to any obligations outside the ordinary course of its business.

N.11 The Company is not a party to any agreement or arrangement which is not entirely on arm's length terms and its financial position has not been affected by any such agreement or arrangement during the preceding three years.

N.12 No contract or arrangement involving the Company has ended during the preceding three years in circumstances which could give rise to a claim pursuant to the Commercial Agents Regulations 1993.

N.13 The Company does not have any unmatched open positions with respect to forward purchases and or sales of any commodity, stock or foreign currency and none of such open positions will involve the Company in a loss.

N.14 All agreements material to the business of the Company for the supply to and use by the Company of computer hardware and software are disclosed in the Data Room Files.

N.15 The Company has not entered into any commitments for ongoing advertising or marketing expenditure in 1996.

O. Intellectual Property Rights

O.1 So far as TBG is aware the activities (including the licensing of Intellectual Property Rights by the Company to third parties) of the Company do not infringe or have not in the preceding 3 years infringed the Intellectual Property Rights of any third parties.

O.2 The Company is in compliance with the material terms of licences from third parties of Intellectual Property Rights and so far as TBG is aware there are no grounds on which any such licences can be terminated, suspended, varied or revoked without the consent of the Company.

O.3 In relation to any Intellectual Property Rights in bespoke software and accompanying documents whose entire creation has been commissioned from a third party by the Company, the Company is the owner or exclusive licensee of all Intellectual Property Rights existing in such software and accompanying documents where the creation of the commissioned works is complete and has been fully paid for.

O.4 The Company has not granted any licences, charges, assignments or other agreements, other than to other Group Companies, to a third party under which any third party would be entitled to acquire or to exercise any right or interest in any Intellectual Property Rights owned by or registered in the name of the Company.

O.5 All Intellectual Property Rights material to the business of the Company which are capable of registration are registered or an application for registration thereof has been made in the name of the Company as sole proprietor.

P. Compliance and litigation

P.1 Save as plaintiff in proceedings for the collection of debts (as at the Accounts Date, not exceeding (pounds)1,000 in any individual case or (pounds)15,000 in the aggregate) arising in the ordinary course of its business and in respect of purely formal litigation under Part 2 of the Landlord and Tenant Act 1954, the Company is not a plaintiff in or/defendant in or otherwise a party to any litigation or arbitration proceedings, and so far as TBG is aware there are no litigation or arbitration proceedings pending or threatened by or against the Company, no injunction has been granted against the Company, the Company has given no undertaking to any court or to any third party arising out of any legal proceedings and there is no matter or fact in existence which might give rise to the same or might form the basis of any criminal prosecution against the Company.

P.2 No order has been made or petition presented or resolution passed for the appointment of an administrator or receiver in relation to the Company, or for its winding-up, nor has any distress, execution or other process been levied against the Company.

P.3 So far as TBG is aware the Company is not a party to any agreement, arrangement or practice which:

(a) in respect of which any undertaking has been given pursuant to the provisions of the Restrictive Trade Practices Acts 1976 and 1977; or

(b) is prohibited by the Fair Trading Act 1973; or

(c) infringes Article 85 of the Treaty of Rome or constitutes an abuse of a dominant position contrary to Article 86 of such Treaty or infringes any regulation or other enactment made under Article 87 of such Treaty; or

(d) is a "consumer trade practice" within the meaning of section 13 of the Fair Trading Act 1973; or

(e) is or has been the subject of any enquiry, investigation, reference, report, order or proceeding pursuant to any such statutory or other provision; or

(f) is or has been the subject of any undertaking on the part of the Company to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or Court of Justice of the European Communities or to any other body of competent jurisdiction.

P.4 No investigation is proceeding or has previously taken place under the Competition Act 1980.

P.5 None of the directors, officers or employees of the Company has been a party to the use of any assets of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or to the making of any direct or indirect unlawful payment to government officials or employees or any other third party; to the establishment or maintenance of any unlawful or unrecorded fund of company monies or other assets; to the making or any false of fictitious entries in the books or records of the Company.

P.6 Except in relation to the Properties (to which the Warranties in Section H apply), the Company has all requisite and material licences, registrations, consents, permits and authorities to carry on its business in the manner in which such business is now carried on and all such licences, registrations, consents, permits and authorities are valid and subsisting and (so far as TBG is aware) there are no circumstances which can be reasonably foreseen as likely to lead to any of them being suspended, cancelled or revoked.

P.7 The Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and any relevant foreign country and there is no order, decree or judgment of any court or any governmental agency of the United Kingdom or any foreign country outstanding against the Company or which may have a material adverse effect upon the assets or business of the Company.

P.8 In respect of the Company's membership of all relevant institutions, associations and bodies:-

(a) so far as TBG is aware there are no grounds which would or might lead to such membership being terminated;

(b) there have been no investigations, enquiries or reviews conducted by the relevant institutions, associations or bodies;

(c) the Company has filed all information and reports to be submitted to such institutions, associations or bodies; and

(d) there are no disputes with any of the institutions, associations or bodies.

Q. Employees, etc.

Q.1 The basis of the remuneration payable to officers, employees and consultants (if any) of the Company at the date hereof is the same as that in force at the Accounts Date and the Company is under no obligation to increase the rates of remuneration of or to make any bonus or other similar payments, in all cases whether contractual or otherwise, to any of its officers, employees or consultants.

Q.2 In respect of all present and former officers and employees of the Company the Employment Statutes and the provisions of the Transfer of Undertakings (Protection of Employment) Regulations 1981 have been complied with.

Q.3 The Company is not liable to make any payments to any employee or former employee by way of damages or compensation for loss of office or employment, redundancy or unfair dismissal.

Q.4 The Company is not engaged or involved in any dispute arising out of or relating to the provisions of the Employment Statutes, and there are no circumstances known to TBG which could give rise to any such dispute.

Q.5 There are no employees of the Company employed under contracts of service which cannot be terminated on three months' notice or less without payment of compensation (other than the statutory rights to payments of compensation under the Employment Statutes) other than those employees listed in the Data Room Files.

Q.6 True and complete particulars of the terms of the contracts of service of all officers and employees of the Company are referred to or contained in the Data Room Files.

Q.7 True and complete particulars of the total number of full time and part time employees as at the Accounts Date are specifically disclosed in the Data Room Files and there has been no material change in such numbers since the Accounts Date.

Q.8 Details of all share option or incentive schemes or bonus or profit-sharing arrangements applicable to any of the Employees are contained in the Data Room Files.

Q.9 The Company has not made any loan or quasi-loan (which is still outstanding) to any director or former director of the Company.

R. Pensions

R.1 The Pension Schemes are the only arrangements under which the Company is liable to provide relevant benefits (as defined in section 612(1) of the Taxes
Act) in respect of any past or present officer or employee. The Frizzell Pension and Life Assurance Scheme is not being wound-up and no event has occurred which would entitle any person (without the consent of any Group Company) to wind-up that scheme. The Frizzell Group Pension and Life Assurance Scheme is not closed to new members.

R.2 Neither the Company nor the trustees of the Pension Schemes have, in the last three years, promised to augment or provide in respect of any past or present officer or employee of the Company a benefit which would not otherwise have been provided under the Pension Schemes in respect of such officer or employee.

R.3 The Pension Schemes are exempt approved within the meaning of Chapter I of
Part XIV of the Taxes Act and there is in force in respect of The Frizzell Group Pension and Life Assurance Scheme a contracting-out certificate (within the meaning of section 7 of the Pension Schemes Act 1993) and, so far as TBG is aware, nothing has been done or omitted to be done which would result in the Pension Schemes ceasing to be approved as exempt approved schemes or in any contracting-out certificate being cancelled, surrendered or varied.

R.4 No amounts due to the trustees of the Pension Schemes are outstanding from the Company or participating employee or officer other than contributions in respect of the part month in which Completion takes place. There is no liability to contribute to The Frizzell Executive Pension Scheme.

R.5 The lump sum death benefit (other than a refund of contributions with interest where appropriate) payable under the Pension Schemes is fully insured under a policy effected with an insurance company of good repute and each beneficiary has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health; neither the trustees of the Pension Schemes nor the Company has done or omitted to do anything which has or might render any such policies of insurance void or voidable.

R.6 The aggregate value of the assets of The Frizzell Group Pension and Life Assurance Scheme is at the date of its last actuarial valuation (the "Valuation") equal to or greater than the aggregate value of the liabilities on an ongoing basis (making proper allowance, insofar as the provision of any pension is concerned, for projected future increases in salary) calculated in accordance with actuarial methods and assumptions used in the Valuation. So far as TBG is aware no event has occurred since the Valuation that would have materially adversely affected the funding position of The Frizzell Group Pension and Life Assurance Scheme.

R.7 The Company and so far as TBG is aware the trustees of the Pension Schemes have complied in all material respects with their obligations (including statutory obligations and the requirements of Article 119 of the EC Treaty) under the Pension Schemes in relation to past and present employees and officers of the Company. So far as TBG is aware the Company has complied in all material respects with its obligations under the Individual Pension Arrangements.

R.8 Save under the Commercial Schemes Business Transfer the Company has no

liability connected with the making of bulk transfer payments by the Pension Schemes.

R.9 There are no actions, claims or suits (other than routine claims for benefits) outstanding, pending or threatened against the trustees or the administrators of the Pension Schemes or Individual Pension Arrangements or the Company in respect of any act, event or omission or other matter arising out of or in connection with the Pension Schemes and TBG is not aware of any circumstances that may give rise to such action.

R.10 The Data Room Files contain complete and accurate copies of (a) the documents governing the Pension Schemes (including the current booklet and announcements for The Frizzell Group Pension and Life Assurance Scheme);

(b) the Valuation and (c) the trustees' annual report for year ended 31 December 1994 for The Frizzell Group Pension and Life Assurance Scheme.

R.11 Watson Wyatt (acting for LVFS and Baltimore) has been provided by William M Mercer Limited acting for MMC and TBG) with a true and complete copy of the data used for the Valuation.

S. Finance

S.1 The total amount borrowed by the Company from its bankers does not exceed the limits applicable to its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing powers contained in its Articles of Association, or in any debenture or loan stock deed or other instrument binding on it.

S.2 The Company has not lent any money which has not been repaid to it and does not own the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business. The Company has not discounted or factored its debts.

S.3 The Company has not created or agreed to create any mortgage, charge or debenture or given or entered into or agreed to give or enter into any guarantee, suretyship, indemnity or similar commitment or agreement for the postponement or subordination of debt or (except in the ordinary course of business) created or agreed to create any lien or set-off.

S.4 No overdrafts or other financial facilities of the Company are dependent upon any guarantee or security provided by any third party.

S.5 Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company as at the Accounts Date are specifically disclosed in the Data Room Files or in the Disclosure Letter and true and complete copies of all documents relating thereto are annexed to the Data Room Files or in the Disclosure Letter.

T. UIA Insurance Ltd


There are no grounds on which UIA can make a valid claim against FFS arising from the work carried out by FFS in relation to the selection, design and implementation of the Creative Insurance System installed in 1992;

U. SMA Warranties

The Disclosure Letter contains true copies of:

(i) letter dated 1 February 1995 from William M. Mercer Limited (Mercer) to Service Managing Agency Limited (SMAL) relating to the SMA Holdings Limited Pension Scheme - Funding Shortfall;

(ii) Report dated December 1994 prepared by Mercer regarding the SMA Holdings Pension Scheme;

(iii)the Interim Trust Deed dated 30 March 1994 governing the SMA Holdings Pension Scheme and the draft proposed definitive trust deed as at 7 December 1995;

(iv) Pro forma announcement letters to employees regarding the SMA Holdings Pension Scheme sent on 20 February 1995; and

(v)  explanatory booklet relating to the SMA Holdings Pension Scheme dated

     April 1995 and forming Appendix 6 of the SMA Holdings Limited staff handbook.

The Disclosure Letter contains, so far as TBG is aware, true and accurate details of the employees of SMA Holdings Limited as at 1 February 1996 in respect of their date of birth, continuity of employment, salary, pension service date, normal retiring date and accrual rate for pension purposes.

                                   SCHEDULE 2B

                                 Tax Warranties

The Warranties in this Schedule are the Tax Warranties.

A. General/compliance

Accounts

A.1.1 All liabilities, whether actual, deferred, contingent or disputed, of each Company for tax measured by reference to income, profits or gains (including any interest, fines, penalties or charges on or in relation to such income profits or gains) earned, accrued, received, receivable or allocable to any period ended on or before the Balance Sheet Date or deemed to be so earned, accrued, received or receivable or allocable or arising or deemed to be arising in respect of an event occurring or deemed to occur on or before the Balance Sheet Date are fully provided for or (as appropriate) specifically disclosed in the Accounts. All other warranties relating to specific tax matters set out in this Schedule are made without prejudice to the generality of this paragraph.

A.1.2. The (pounds)813,000 reserve in respect of the receipt of dividends from and subsequent winding-up or other disposal of TBL and FBV in the Accounts is sufficient to meet the tax liabilities which will arise on such transactions after taking account of allowable losses in TFG.

Position since the Balance Sheet Date

A.2 Since the Balance Sheet Date:

(a) apart from the Pre-Sale Reorganisation no Company has been involved in any transaction which has given or may give rise to a liability to tax on any Company other than tax in respect of normal trading income or receipts of the company concerned arising from transactions entered into by it in the ordinary course of business;

(b) no payment has been made by any Company, nor is any Company under an obligation to make any payment which will not be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of that Company or in computing the corporation tax or corresponding tax chargeable on it except in the ordinary course of business or in respect of the Pre-Sale Reorganisation;

(c) apart from the Pre-Sale Reorganisation, no disposal has taken place or other event occurred which has or may have the effect of crystallising a liability to tax which, if such disposal or event had been planned or predicted at the Balance Sheet Date, should have been reflected in the provision for deferred tax contained in the Accounts;

(d) no accounting period (as defined in section 12 of the Taxes Act) of any Company has ended as referred to in section 12(3) of that Act; and

(e) except in respect of the Pre-Sale Reorganisation, no Company has made, paid or declared any distribution within the meaning of the Taxes Act.

Returns etc.

A.3 Each Company has duly, and within the appropriate time limits, made all returns, computations, claims for reliefs and allowances and given all notices and supplied all other information required, to be supplied to any relevant tax authority; all such information returns, computations, claims and notices were and remain complete and accurate and were made and prepared on the proper basis and in accordance with correct principles and are not the subject of any question or dispute nor are likely to become the subject of any question or dispute with any taxation authority and there is nothing in or omitted from that information or those notices, returns, particulars, claims and computations or any other matter likely to lead to any dispute with any taxation authority regarding liability or potential liability to any tax, charge or duty (including in each case fines, penalties or interest) recoverable from any Company or regarding the availability to any Company of any reliefs or allowances.

Investigations

A.4 There has been no investigation, audit or discovery by or involving any investigation unit of any taxation authority made in respect of any Company within the last six years and there are no circumstances existing which make it likely that any such investigation, audit or discovery will be made in the foreseeable future.

Penalties, interest

A.5 During the last seven years, no Company nor any director nor officer of any Company (in his capacity as such) has paid nor become liable to pay, and there are no circumstances by reason of which it or they may become liable to pay to any tax authority, any penalty, fine, surcharge or interest in respect of tax (including in respect of any failure to make any return, give any notice or supply any information to any relevant tax authority, or any failure to pay tax on the due date for payment).

Consents, clearances

A.6 No transaction, act or payment in respect of which any consent or clearance was required from any tax authority has been entered into or carried out by any Company without such consent or clearance having first been properly obtained. All information supplied to any tax authority or other appropriate authority in connection with the application for any such consent or clearance fully and accurately disclosed all facts and circumstances material to the giving of such consent or clearance. Any such transaction, act or payment has been carried out only in accordance with the terms of the relevant consent or clearance and the application on which the consent or clearance was based and at a time when such consent or clearance was valid and effective. No facts or circumstances have arisen since any such consent or clearance was obtained which would cause the consent or clearance to become invalid or ineffective.

Special arrangements

A.7 The Disclosure Letter contains full details of all current arrangements and agreements between any Company and any taxation authority and the relevant Company has complied with all the terms of such arrangements or agreements.

A.8 The amount of tax chargeable on any Company during any accounting period ending on or within six years before the Balance Sheet Date has not, to any material extent, depended on any unpublished concession, agreement or other formal or informal arrangement with any taxation authority.

Administration/Pay and File

A.9 In relation to each Company, the Disclosure Letter gives full details of:

(a) all determinations made under section 41A of the Taxes Management Act 1970 in respect of accounting periods from 1992 onwards;

(b) all directions reducing any amounts so determined, pursuant to section 41B of the Taxes Management Act 1970;

(c) any determinations and directions as aforesaid, which are subject to appeal or have otherwise not become final at the date hereof;

(d) all computations or assessments to tax made to or by any tax authority for the last four accounting periods ending with the Balance Sheet Date, together with correspondence for those and earlier accounting periods in relation to issues that are not yet agreed;

(e) all payments of tax, and claims for repayment of tax, made in respect of any period for which no assessment to tax has been issued or become final (and whether made pursuant to section 10 of the Taxes Act or otherwise);

(f) all claims made to group relief in respect of accounting periods from 1992 onwards surrendered by any member of the Vendor's Group which have not been agreed or otherwise determined, or where the losses or other amounts to which the claim relates have not been determined;

(g) all consents to the surrender of group relief in respect of accounting periods from 1992 onwards by or to any member of the Vendor's Group given or to be given in circumstances where such surrender has not become final; and

(h) the Disclosure Letter contains full details of all claims, notifications, disclaimers or elections assumed to have been made for the purposes of the provisions or reserves for taxation included in the balance sheet of the Accounts that have not actually been made at the date hereof.

Withholdings

A.10 Each Company has duly made all deductions and retentions of or on account of tax as it was or is obliged or entitled to make and all such payments of or on account of tax as should have been made to any tax authority in respect of such deductions or retentions.

A.11 A direction has been received from the relevant tax authority including the Inland Revenue in respect of all payments of interest and royalties which have been made without deduction of tax at source by any Company to residents of other countries.


A.12 The Company has not received any notice from any revenue authority, including the Inland Revenue, which required or is likely to require the Company to withhold tax from any payment made since the Balance Sheet Date or which will or may be made after the date of this Agreement.

Payment of Tax

A.13 All taxation of any nature whatsoever whether of the United Kingdom or elsewhere for which any Company is liable whether primarily or otherwise (insofar as such taxation ought to have been paid) has been paid.

A.14 Full up to date and complete records and/or invoices and/or other documents as may be required by any primary or secondary taxation legislation are and have been properly kept by the Company and are and have been so kept for such periods of time as are required by such legislation and the Company has sufficient records to determine the taxation consequences of any disposal or other realisation of any of its assets

B. Employees/Pensions

B.1 Since the Balance Sheet Date, no payment has been made to any Company to which section 601 of the Taxes Act applies (pension scheme surpluses: payments to employers).

B.2 The Company has no Exempt Approved Scheme in respect of which there has been or may be produced a valuation or a certificate under paragraph 2 of Schedule 22 to the Taxes Act which will show that the value of the Exempt Approved Scheme's assets exceeds the value of its liabilities by a greater percentage than the prescribed maximum referred to in paragraph 3 of that Schedule.

B.3 No Company operates or is part of :

     (a) any scheme approved under section 202 of the Taxes Act (Charities:
Payroll Deduction Scheme);

     (b) any scheme approved under Schedule 9 to the Taxes Act (Profit Sharing Schemes, Savings-related Share Option Schemes, Executive Share Option Schemes) in which the Company is a participating company;

     (c) any employee share ownership trust for the purposes of sections 67 to 73 FA 1989; and

     (d) any scheme under Chapter III of Part V of the Taxes Act (profit related pay).

C. Close companies

C.1 No Company is nor has at any time been, a close company as defined in section 414 of the Taxes Act.


D. Distributions payments etc.

General

D.1 No Company has since 6th April 1965:

(a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; or

(b) capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital otherwise than wholly for new consideration (as defined in section 254 of the Taxes Act).

Demergers

D.2 No Company has at any time been concerned in any exempt distribution within section 213 of the Taxes Act (demergers: exempt distributions).

Return on securities treated as distribution

D.3 No Company has issued any security (as defined in section 254(1) of the Taxes Act) outstanding on Completion in circumstances such that any interest or other payment payable in respect of it may be treated as a distribution under section 209 of the Taxes Act, and has not agreed to issue any such security.

E. Controlled foreign companies

No Company has, or has had at any time, an interest in a controlled foreign company as defined in Chapter IV of Part XVIII of the Taxes Act except for an interest which falls within sub-section 748(1) of the Taxes Act.

F. COMPANY RESIDENCE ETC.

Residence

F.1 Each Company is and has at all times been resident only in the United Kingdom for tax purposes and not been, or been treated as, resident in any other jurisdiction for any tax purposes (including any double taxation arrangement).

G. Value added tax

G.1 For the purposes of this paragraph H the expression VAT legislation shall include the VATA and all other enactments in relation to value added tax and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with H M Commissioners of Customs and Excise or any concession referred to in the Data Room Files. This paragraph G shall apply, with appropriate modifications, to any value added tax imposed by virtue of the E C Sixth Directive or any equivalent sales or turnover tax in any jurisdiction other than the UK to which any Company is subject.

G.2 Each Company:

(a) has been registered for the purposes of value added tax at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with H M Customs and Excise and full particulars of each registration is set out in the Disclosure Letter;

(b) has complied fully with and observed in all material respects the terms of VAT legislation;

(c) has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation;

(d) is not required to make payments on account of value added tax for which it may become liable in a prescribed accounting period (pursuant to The Value Added Tax (Payments on Account) Regulations 1992); and

(e) is not and has not at any time in the last six accounting periods been subject under VAT legislation to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

G.3 No Company is or has been required by the Commissioners of Customs & Excise to give security for payment of VAT.

G.4 No agreement or arrangements have been made or are in place under which any Company is or could become liable (except as provided for in the Accounts) to make any payment to the Representative Member (or any other past or present member of the VAT Group) in respect of some or all of the Representative Member's liability to account to H M Customs and Excise for VAT other than the arrangements in existence between the Representative Member and the members of the VAT Group.

G.5 The Company is not and has not agreed to become, an agent, manager or factor for the purposes of Section 47 VATA.

G.6 The Disclosure Letter sets out full particulars of any special method agreed between the Company and HM Customs & Excise and the Company has complied fully with its terms.

G.7 No Company has made any claim for bad debt relief made in the last two years or which may be made by any Group Company under Section 22 VATA or section 11 FA 1990 or Section 36 VATA.


G.8 (a) No Company owns the fee simple in any building or civil engineering work which is uncompleted or which was completed (within the meaning of Note (2) to Group 1 Schedule 9 VATA) less than three years before the date of signing this Agreement.

(b) The Disclosure Letter contains full details of any election under paragraph 2 Schedule 10 VATA to waive exemption from VAT, in respect of the grant of any interest in or right over land owned or occupied by any Company, made (i) by that Company or any member or former member of a group of companies of which that Company is or was registered as a member for VAT purposes; or (ii) by any person making such a grant to that Company or any member or former member of a group of companies of which that Company is or was registered as a member for VAT purposes.

(c) No Company is nor has it been at any time during the period of ten years prior to the date of signing this Agreement, a developer of any building or work (including for the avoidance of doubt, any reconstructed, enlarged or extended building or work) such that paragraph 6 Schedule 10 VATA has applied or might apply to it.

(d) No Company has given or accepted any certificate as to zero-rating under the provisions referred to in section 62 VATA.

(e) No Company has given or received, nor should it have given nor, so far as the Vendor is aware, should it have received, any notification under paragraph 7(1) Schedule 10 VATA.

G.9 Full details of the impact of the Capital Goods Scheme (Part X of SI 1995/2518) have been set out in the Disclosure Letter.

G.10 TFG is registered for VAT but is not a member of a VAT group. FWD is also registered for VAT but is not a member of a VAT group.

H. Stamp duty

H.1 All documents in the possession or under the control of any Company or to the production of which any Company is entitled which establish or are necessary to establish the title of any Company to any asset have been duly stamped and any applicable stamp duties or charges in respect of such documents have been duly accounted for and paid, and no such documents which are outside the United

Kingdom would attract stamp duty if they were brought into the United Kingdom.

H.2 Each Company has paid all amounts of stamp duty reserve tax for which it has become liable under Part IV FA 1986 and is not entitled to claim repayment of any stamp duty reserve tax by virtue of section 92 FA 1986.

I. Capital allowances

I.1 The aggregate book value of each of the assets of any Company, exclusive of any value attributable to an asset in excess of its cost on which an entitlement to Industrial Building Allowances or other allowances in respect of capital expenditure has arisen under the CAA, in or adopted for the purposes of the Accounts does not exceed the aggregate residue of expenditure or written down value attributable to such assets for the purposes of that Act and the aggregate book value (exclusive of any value attributable to an asset in excess of its cost) of plant and machinery allocated to a pool of plant and machinery on which an entitlement to capital allowances has arisen under Part II CAA does not exceed the written-down value of the qualifying expenditure in respect of each such pool under that Act.

I.2 There are no circumstances applicable to any of the assets referred to in paragraph I.1 above (other than the disposal of such assets in the ordinary course of business since the Balance Sheet Date at a price equal to their full market value) whereby any allowances referred to in that paragraph have been or are likely to be recovered or have been or are likely to be refused or reduced.

I.3 No Company has made nor agreed to make any elections under Section 11, 37, 53 or 55 CAA in relation to any capital expenditure incurred since the Balance Sheet Date.

J. Capital gains

J.1 The book value in or adopted for the purposes of the Accounts as the value of each of the assets of any Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount deductible under section 38 TCGA (formerly Section 32 CGTA) plus an indexation allowance computed as though each asset were disposed of on the date of signing of the Sale Agreement.

J.2 The Disclosure Letter contains full details of any claim or election made by any Company or which any Company is entitled to make under sections 24, 161(3), 35 or Schedule 4 TCGA (formerly sections 22 and 122(3) CGTA, section 96 and
Schedule 9 FA 1988) or section 573 of the Taxes Act.

J.3 No Company is entitled to the benefit of any debt on a security including any qualifying loan for the purposes of section 254 TCGA (formerly section 136A
CGTA) nor is it entitled to the benefit of any other debt otherwise than as the original creditor nor to any capital loss to which Section 18(3) TCGA (formerly section 62(3) CGTA) will apply and, since the Balance Sheet Date, no Group Company has recovered any part of an outstanding amount to which the provisions of subsection 253(5) or (6) TCGA (formerly subsections 136(5) and (5A) CGTA) apply.

J.4 No Company owns any shares or securities to which the provisions of sections 126 to 142 TCGA (formerly sections 77 to 91 CGTA) apply.

J.5 Prior to their transfer, any Company to be transferred to TBG will be treated by the transferor as held on capital account. Following the transfer, each such Company will be treated by TBG as acquired on capital account or, failing that, an election will be made under section 161(3) TCGA.

J.6 Sections 29 to 34 TCGA will not apply on the disposal of any Company which is a dormant company.

J.7 No Company will pay dividends payable as part of the Pre-Sale Reorganisation out of chargeable profits as defined in section 31 TCGA other than chargeable profits arising in the course of the Pre-Sale Reorganisation.

K. Group of companies

K.1 No Company is nor has been in respect of any accounting period ended within seven years prior to the date of signing of the Sale Agreement, either a member of a consortium or a company owned by a consortium for the purposes of Section 247 and Chapter IV of Part X of the Taxes Act.

K.2 There are no circumstances or arrangements apart from the Pre-Sale Reorganisation whereby the relationship between any Company and any other company (including its present or future parent company) could be severed for the purposes of group relief, the transfer of tax refund or the surrender of advance corporation tax, nor is any Company or any other member of any group, of which any Company is a member, a dual resident investing company within the meaning of section 404 of the Taxes Act.

K.3 No Company has received any payments in respect of a surrender of group relief or of surplus advance corporation tax or of a tax refund which could in any circumstances be due to be repaid to any company other than a member of the Group and particulars of any outstanding claims in respect of group relief, surplus advance corporation tax and the transfer of tax refund are set out in the Disclosure Letter.

K.4 Particulars of all elections made by any Company under section 247 of the Taxes Act have been disclosed and all such elections are now and will up to Completion remain in force and no Company has made and will not up to Completion make any payment of any dividend without advance corporation tax or any other payments without deduction of tax in the circumstances specified in section 247(6) of the Taxes Act.

K.5 Other than in relation to assets acquired pursuant to the Pre-Sale Reorganisation no charge to tax under Section 178 or 179 (formerly Section 278 ICTA 1970) or otherwise and no contingent liability pursuant to Section 178(5) or 179(6) TCGA (formerly section 278(3C) ICTA 1970) will arise in any Company as a result of entering into and Completion of this Agreement.

K.6 No person is a loan creditor of any Company in respect of a loan which is not a normal commercial loan as defined in Schedule 18 to the Taxes Act.

K.7 The United Kingdom incorporated Group Companies are members of a group for the purposes of section 171 TCGA the principal company of which is TBG and prior to Completion no steps have been or will be taken by MMC or TBG or any member of the Group to break that group other than implementation and completion of the Pre-Sale Reorganisation, entry into this Agreement and exercise of the Options.

L. Miscellaneous transactions

L.1 No Company has made (nor been a party to) any claim or election, the effect of which has been, or will be, to defer, postpone, hold over or roll over, a charge to tax or payment of tax until a time falling on or after the date of Completion.

L.2 No Company has been concerned in any transactions by reason of which any profit, gain, loss, relief or tax advantage of whatever description arising to any Company could fall to be increased, reduced or restricted (as relevant) by any tax authority and no circumstances exist whereby an advantage for taxation purposes presently enjoyed is likely to be withdrawn.

L.3 No Company owns any interest in the following, namely an offshore fund as defined in Chapters V of Part XVII of the Taxes Act, a deep gain security as defined in Schedule 11 FA 1989, a qualifying convertible security as defined in
Schedule 10 FA 1990 or a qualifying corporate bond as defined in Section 117 TCGA (formerly section 64 FA 1984), or a deep discount security as defined in
Section 57 and Schedule 4 to the Taxes Act, and the Company has not issued any such deep discount security or any such qualifying convertible security.

L.4 No Company has either transferred nor had transferred to it any security within the provisions of sections 713 and 714 of the Taxes Act since the Balance Sheet Date.

L.5 No circumstances exist whereby a person who is either not resident in the United Kingdom and/or whose usual place of abode is outside the United Kingdom is assessable and chargeable to tax in the name of any Company nor has any Company ever acted as the branch or agent of any such person.

L.6 No Company has ever traded through a branch, agency or permanent establishment situated outside the United Kingdom.

L.7 No Company is nor ever has been in partnership with any person.

L.8 No Company is and has not at any time been a contractor for the purposes of section 559(1)(b) of the Taxes Act by virtue of section 560(2)(f) ICTA 1988 (expenditure on construction operations exceeding an average of (pounds)250,000 per annum).

L.9 No Company is a party to any transaction or arrangement under which it may be required to pay for any asset or services or facilities of any kind, an amount which is in excess of the market value of that asset or services or facilities or under which it will receive any payment for an asset or any services or facilities of any kind that it has supplied or provided or is liable to supply or provide which is less than the market value of that asset or those services.

L.10 No notice has been served on any Group Company under section 21 of the

Taxes Management Act 1970.

L.11 Other than resulting from the Pre-Sale Reorganisation or entry into this Agreement or exercise of the Options, there has been and prior to Completion there will be no change in the ownership of any Company nor any major change in the nature or conduct of any trade or business carried by any Company for the purposes of sections 245 to 245B or 768 to 768C ICTA 1988.

M. Banking

M.1 Banking has complied with all its obligations under sections 369 to 379 of the Taxes Act and any regulations made thereunder.

M.2 Banking has been approved by the Inland Revenue as a bank carrying on a bona fide banking business in the United Kingdom for the purpose of section 349 of the Taxes Act.

M.3 Banking is an authorised deposit - taker as defined in section 481 of the Taxes Act.

M.4 Banking has complied with all its obligation under section 123 and Part III and Part IV of Schedule 3 to the Taxes Act.

N. Insurance premium tax

The Company has at no time since 1 October 1994 been an "insurer", a "tax representative" or been in a group of companies as defined in sections 73, 57 and 63 respectively of FA 1994, such that it has been or may become primarily or secondarily liable to pay any insurance premium tax.

                                  SCHEDULE 3

                                  Properties

Part I Freehold

                        Company         Period of
                        Division          Lease       Lease expiry       Rent         Date of next      Rent review
     Description                         (years)          date        (per annum)     rent review         period          Use
     -----------        --------        ---------     ------------    -----------     ------------      -----------       ---
Frazer House           Frizzell            1           24/12/95      (pound)390,646      N/A               N/A          Offices
Poole Road             Property Loans
Bournemouth            Limited
                       (freeholder)
(Subject to a lease
to a Group Company)    Frizzell
                       Financial
                       Services
                       Limited
                       (Tenant)




Part II Leasehold


                        Company         Period of
                        Division          Lease       Lease expiry       Rent         Date of next      Rent review
     Description                         (years)          date        (per annum)     rent review         period          Use
     -----------        --------        ---------     ------------    -----------     ------------      -----------       ---
2 Palace Yard Mews      The Frizzell         25         26/5/2012    (pound)27,500       27/5/97         5 years        Offices
Queen Square            Group Limited
BATH

Frizzell House          The Frizzell         99         29/9/2073    (pound)1,063,700    29/9/99         5 years        Offices
County Gates            Group Limited
BOURNEMOUTH

County Gates House      The Frizzell         25         23/6/2011    (pound)435,000      24/6/96         5 years        Offices
Poole Road              Group Limited
BOURNEMOUTH
                        (electricity
                        sub-station
                        at site is

                        leased to
                        Southern
                        Electric Plc)

                                                                       Page 89

6th Floor               The Frizzell    15 (Subject     28/9/2004    (pound)34,480       29/9/99         5 years        Offices
Marler House            Group Limited        to
Prince of Wales Rd.                     termination
BOURNEMOUTH                              option on
                                         24/6/99 by
                                         12 months
                                          notice)

3rd & 4th Floors        The Frizzell         20         31/8/99      (pound)82,750         N/A             N/A          Offices
Heron House             Group Limited
Christchurch Road
BOURNEMOUTH             (subject to
                        short term
                        licence to
                        BMM)

8 High Street           The Frizzell         5          7/11/99      (pound)5,370          N/A             N/A          Offices
Holywood                Group Limited
BELFAST

19 St Vincent Place     The Frizzell        24         14/5/2010     (pound)16,500       15/5/96         5 years        Offices
GLASGOW                 Group Limited



7 Lower Grosvenor       The Frizzell     45.75 from     29/9/97      (pound)300            N/A             N/A      Offices (except
Place                   Group Limited     25/12/51                                                                  3rd floor which
LONDON SW1              (Rent Act                                                                                   is used as
                        tenant in                                                                                   private
                        occupation)                                                                                 residential
                                                                                                                    accommodation)

3rd Floor               The Frizzell         10          5/2/2002    (pound)18,250       6/2/97          5 years    Offices
Paragon House           Group Limited                   Option to

Old Trafford                                            terminate
MANCHESTER                                             after 5/2/97
                                                      by six months
                                                          notice

Unit 7 Newtown          The Frizzell    2 years & 7     24/12/96     (pound)28,000         N/A             N/A          Storage
Business Park           Group Limited      months                                                                       facilities
POOLE

Unit 10 Newtown         The Frizzell         5          21/12/2000   (pound)45,000         N/A             N/A          Storage and
Business Park           Group Limited                                                                                   printing
POOLE                                                                                                                   facilities

Frizzell House          The Frizzell         25          5/9/2014    (pound)730,000      5/9/99          5 years        Offices
Elder Street            Group Limited
LONDON

Bolton House            The Frizzell         25        24/12/2005    (pound)260,000      25/12/95        5 years        Offices
Parkstone Road          Group Limited
POOLE
                        (Part 1st,
                        2nd & 3rd
                        Floors
                        sub-let to
                        Contingency &
                        Planning
                        Recovery
                        Services
                        Limited until
                        December 2005)

                        (Part 1st,
                        2nd & 3rd
                        Floors
                        sub-let to
                        Octavian
                        Group Limited
                        & Octavian
                        Computer
                        Services
                        Limited until
                        December 2005)

                                                                       Page 92

Unit 22                 The Frizzell      15 from       27/10/2007    (pound)11,000      3/4/97          5 years        Offices
Riverside Studios       Group Limited     27/10/92      (Option to
NEWCASTLE                                               terminate
                                                        October 1997)
3rd Floor               The Frizzell         5           30/11/97     (pound)23,162        N/A             N/A          Offices
Wade House              Group Limited
LEEDS                                    3 years &       30/11/97     (pound)7,000         N/A             N/A
(Held under two                          11 months
sub-leases)

Suite 3                 The Frizzell         10         24/6/2002     (pound)12,400      24/6/97         5 years        Offices
Western House           Group Limited                   option to
BIRMINGHAM                                              terminate
                                                        June 1997
                                                      with 3 months
                                                          notice

Suite 4                 The Frizzell         15          1/9/2007    (pound)13,500       31/8/97         5 years        Offices
Western House           Group Limited                   Option to
BIRMINGHAM                                              terminate
                                                       August 1997
                                                         with six
                                                      months notice

Part 1st Floor,         The Frizzell         25         8/8/2003     (pound)4,600         9/8/98         5 years        Offices
West Centric House      Group Limited
LONDON E1

                                                                       Page 93


1st Floor, Keel House   The Frizzell         25         28/9/2012    (pound)17,640       28/9/97         5 years        Offices
244 High Street         Group Limited
POOLE

2nd Floor, Keel House   The Frizzell         25         28/9/2013    (pound)48,000       28/9/98         5 years        Offices
244 High Street         Group Limited
POOLE


Skilfast House          The Frizzell         25         23/6/2010    (pound)354,500      24/6/2000       5 years        Offices

Folgate House           Group Limited                   Option to
London                                                  terminate
                                                        23/6/2000

                        (basement area
                        is subject to
                        short term
                        licence to BMM)

                        (3-5 floors
                        sub-let to
                        James Hunt Dix
                        (Insurance)
                        Limited until
                        21.6.2000)

Car Park                The Frizzell      9 months      25/3/96      (pound)3,500          N/A             N/A          Car Park
127 Princess Road       Group Limited
Poole
Dorset

                                                                     Page 95


Suite 3  Carr House     The Frizzell         25         24/3/2010    (pound)5,600        25/3/2000       5 years        Offices
Clifton  Moorgate       Group Limited
York.*                  (subject to
                        short term
                        licence to
                        BMM)

Suite 4  Carr House     The Frizzell         25         23/6/2010    (pound)5,600        24/6/1995       5 years        Offices
Clifton  Moorgate       Group Limited
York*                   (subject to
                        short term
                        licence to
                        BMM)

- ---------------------
* These Properties will not be transferred at Completion

                                  SCHEDULE 4

                            Inter-Group Guarantees


                      Frizzell Bank Limited/MMC Comfort Letters

            Bank                      Amount ((pound))                    Exp. Date
NatWest                               10,000,000                      31 December 1997
BBL                                   42,000,000                                  1998
Bank of Scotland                       3,000,000                          8 April 1997
Schroder                               6,000,000                         11 March 1998
Bank Julius Baer                       3,000,000                         30 April 1996
Hambros                                3,000,000                        31 August 1996
Italian International                  3,000,000                          23 July 1998
BHF-Bank                               5,000,000                          20 July 1996
N.M. Rothschild                        9,000,000                          30 June 1998
Brown Shipley                          4,000,000                          30 June 1998
Morgan Grenfell                        5,000,000                          30 June 1997
Societe Generale                       5,000,000                         Not Committed
Royal Bank of Canada                   5,000,000                          30 June 1997
Scotiabank (UK)                        3,000,000                       16 October 1996
Swiss                                  5,000,000                          31 July 1997
Lloyds                                 7,000,000                       31 October 1997
Kredietbank NV                         3,000,000                           25 May 1997
Barclays                              10,000,000                      8 September 1997
British Linen Bank                     5,000,000                     30 September 1997
BNA                                    2,000,000                         30 April 1996
Dresdner Bank                          5,000,000                      01 December 1996
Guinness Mahon                         3,000,000                      31 December 1997
Kleinwort Benson                       5,000,000                     25 September 1996
UBS                                    5,000,000                          30 June 1997
Singer                                 3,000,000                     30 September 1997
RBS                                    5,000,000                      31 December 1997

                                  SCHEDULE 5

                              Inter-Group Loans

1.       Borrower:                          Frizzell Bank Limited (formerly Frizzell
                                            Banking Services Ltd.)

         Lender:                            C.T. Bowring & Company Ltd.

         Purpose of Loan:                   Subordinated loan issued to meet Bank of
                                            England capitalisation requirements

         Amount of Loan Principal           (pound)5,000,000
         Outstanding:

         Interest and Terms:                LIBOR plus 0.75% payable quarterly.  The
                                            current rate is 7.25%.

         Repayment Schedule of Principal:   Notice of not less than 5 years and 1 month to
                                            satisfy Bank of England requirements.

         Final Payment Due:                 5 years and 1 month after notice given by
                                            either party, or otherwise with Bank of
                                            England consent

2.       Borrower:                          Frizzell Bank Limited (formerly Frizzell
                                            Banking Services Ltd.)

         Lender:                            Bowring Bermuda Limited

         Purpose of Loan:                   To fund bank lending operation

         Amount of Loan Principal           (pound)1,800,000
         Outstanding

         Interest and Terms:                LIBOR plus 0.25% p.a.

         Repayment Schedule of Principal:   To be repaid according to Schedule 6

         Final Payment Due:                 13 March 1996 pursuant to a letter agreement
                                            between the lender and the borrower on
                                            31 January 1996

3.       Borrower:                          Marsh & McLennan Companies, Inc.

         Lender:                            Frizzell Financial Services

         Purpose of Loan:                   To expedite the repatriation of cash to MMC


         Amount of Loan Principal           (pound)7,993,678.24
         Outstanding:

         Interest and Terms:                LIBOR plus 0.75% payable at March 1, 1996

         Repayment Schedule of Principal:   Can be prepaid in whole or in part together
                                            with accrued interest thereon without penalty.

         Final Payment Due:                 March 1, 1996

4.       Borrower:                          Frizzell Bank Limited

         Lender:                            C.T. Bowring & Co. Limited

         Amount of Loan Principal           (pound)4,460,000
         Outstanding:

         Interest and Terms:                LIBOR plus 50 basis points payable quarterly

         Repayment Schedule of Principal:   Notice of not less than 5 years and 1 month to
                                            satisfy Bank of England requirements.

         Final Payment Due:                 5 years and 1 month after notice given by
                                            either party, or otherwise with Bank of
                                            England consent

5.       Borrower:                          Frizzell Life and Financial Planning Limited

         Lender:                            The Bowring Group Limited

         Amount of Loan Principal           (pound)800,000
         Outstanding:

         Interest and Terms:                LIBOR plus 50 basis points payable quarterly

         Repayment Schedule of Principal    Notice of either one year (if from Borrower)
                                            or two years (if from Lender) or otherwise
                                            with PIA consent

                                                                       Page 99

                                  SCHEDULE 6

                              Repayment Schedule

                            BOWRING (BERMUDA) LTD.

                       ACCOUNT PERIOD ENDED: 31 Dec 95

                         Maturity                   (pound)
                           date                     Amount
                                                    (000s)
                        26/02/96                          250
                        11/03/96                          250
                        13/03/96                         1300
                        TOTAL                     (pound)1800
                                                  ===========

                                  SCHEDULE 7*

* This list is preliminary and is subject to further review and discussion. A final list shall be agreed prior to Completion.

        Affinity Groups (excluding Commercial Schemes Affinity Groups)

ATL

Association of University Teachers

Banking, Insurance and Finance Union

Caravan Club

Civil Service Motoring Association

Corporation of London Staff Association

The Educational Institute of Scotland

Iron & Steel Trades Confederation

Manufacturing, Scientific & Finance Union (formerly ASTMS)

National Association of Head Teachers

National Association of Teachers in Further & Higher Education (formerly ATTI)

National Union of Public Employees

National Union of Teachers

Professional, Administrative and Technical Officers

Recreation Managers' Association (Wessex region only).

Royal National Lifeboat

National Trust

Royal Society for Nature Conservation

UNISON

                                   SCHEDULE 8

                                Incentive Bonus

                    STABILITY PREMIUM PAYMENTS - MARCH 1997



NAME                    TITLE                                     PAY TOTAL 3/97

Jenkins                 MD, Personal Insurances                (pound)100,000

Matthews                Chairman, Commercial Schemes           (pound)100,000

Partington              Finance Director                       (pound)130,000

Tomlinson               Personnel Director                     (pound) 80,000

Trinder                 MD, FB                                 (pound) 90,000

Watt                    Marketing Director                     (pound) 90,000
                                                               --------------
                                                               (pound)590,000

                                  SCHEDULE 9

                      Commercial Schemes Affinity Groups

                           Clubs & Institute Union

                  English Association of Snooker & Billiards

                        Country Landowners Association

                             Royal British Legion

                      Association of Conservative Clubs

                     Northern Ireland Federation of Clubs

                           Highland Finance & Bisco

                          Tenant Farmers Association

                       English Indoor Bowls Association

                       Horticultural Trade Association

                                  SCHEDULE 10

                         Corporate Deposits held by FB

Name                                               Maturity           Amount
                                                                    (pound)'000
South Western Vehicle Auctions                     31.01.96              40

CSMA                                               11.07.96             500

South Western Vehicle Auctions                     26.02.96              25

Britannia Road Rescue                              12.02.96             500

Britannia Road Rescue                              12.02.96             250

Britannia Road Rescue                              12.02.96             250
                                                                   -----------
                                                                      1,565

                                  SCHEDULE 11

                                 Tax Indemnity

DEED OF TAX COVENANT

THIS DEED OF COVENANT is made the                 day of         1996

BETWEEN:

(1) The Bowring Group Limited (registered in England number 3053550) whose registered office is at The Bowring Building, Tower Place, London E3P 3BE (the "Covenantor");

(2) The Companies details of which are set out in Schedule I hereto (the "Companies");

(3) Marsh & McLennan Companies, Inc whose principal place of business is at 1166 Avenue of the Americas, New York, NY 10036 - 2774 (the "Guarantor"); and

(4 )    Baltimore Limited (registered number 3137698) whose registered office is at 21 Holborn Viaduct, London  EC1A 2DY (the "Purchaser").

WHEREAS:

The Covenantor has sold the Companies to the Purchaser on the date hereof.

OPERATIVE TERMS:

1.      Definitions and interpretation

1.1     In this Deed:

(a) the definitions and rules of interpretation contained in clause 1 of an agreement dated 7 February 1996 between the Guarantor (1) the Covenantor (2) Liverpool Victoria Friendly Society Limited ("LVFS") (3) and the Purchaser (4) in respect of the sale and purchase of, inter alia, the Companies (the "Option Agreement") apply to this Deed as if same had been set out herein; and

(b)     the following expressions shall have the following meanings:

        "Demand" means any document issued or any claim made or action taken whether before or after the date hereof by or on behalf of any person, authority or body whatsoever (whether of the United Kingdom or elsewhere in the world) from which it appears to the Purchaser or the Company that the Company has or may have a Tax Liability;

"Event" includes any transaction, act, event or omission of whatever nature;

"Relief" includes any relief, allowance, deduction in computing profits, credit or right to repayment of Tax granted by or pursuant to any legislation or otherwise for Tax purposes whether of the United Kingdom or elsewhere in the world; and

1.2     (a)    References to income profits or gains shall include any other measure by reference to which Tax is computed.

        (b) References to income or profits or gains earned, accrued, arising or received by any person shall include income or profits or gains which are for the purposes of any Tax deemed to have been treated or regarded as earned accrued, arising to or received by such person.

        (c) References to income or profits or gains earned, accrued, arising or received on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include income or profits or gains which are for the purposes of any Tax deemed to have been treated or regarded as earned or accrued, arising or received on or before that date or in respect of that period; and

        (d) references to the occurrence of Events on or before a particular date (including without limitation, Completion) or in respect of a particular period shall include Events which are for the purposes of any Tax deemed to have been or treated or regarded as having occurred or existed at or before that date or in respect of that period.

1.3 References to the occurrence of any Event on or before Completion shall include the combined result of two or more Events (not consisting of the acquisition and disposal or part disposal of an asset) the first of which shall have occurred or pursuant to clause 1.2 shall be deemed to have occurred on or before Completion.

1.4     References to any Tax liability of the Company shall include :-

        (a) payments of or in respect of Tax by the Company since the Balance Sheet Date;

        (b) liabilities of the Company to make payments of or in respect of Tax;

        (c) the denial or loss in whole or in part of any Relief, where the Event giving rise to the claim for or grant of the Relief occurred on or before Completion; and

(d) the setting off in whole or in part against income, profits or gains earned accrued, arising or received on or before Completion or Tax thereon of any
Relief: Provided that this does not include the setting off of allowable losses accruing before the commencement of the Pre-Sale Reorganisation against chargeable gains accruing on the disposal of Tower Brokers Limited or Frizzell B.V.

1.5 References to the "Claimant" are references to whichever of the Purchaser or its successors in title or assigns is making a claim or receiving a payment pursuant to this Deed.

1.6 References to the "Company" shall mean and include each of the Companies separately as if each Company was referred to expressly.

2.      Covenant

2.1 Subject as hereinafter expressly provided, the Covenantor hereby covenants to pay to the Purchaser by way of adjustment to the consideration for the Companies an amount equal to:

(a) any Tax liability of the Companies arising in respect of or as a consequence of any Event or Events occurring on or before Completion or in respect of or by reference to any income, profits or gains earned, accrued, arising or received on or before Completion;

(b) without prejudice to the generality of Clause 2.1(a) and excluded from any de minimis in Clause 3.1 :

        (i) any unprovided for Tax liability which may arise or has arisen from the non deductibility of any professional fees for which a tax deduction has been claimed incurred in connection with the sale of various Frizzell businesses to the Guarantor during the year ended 31 December 1992;

        (ii) any Tax liability in excess of (pound)813,000 in respect of the receipt of dividends from and subsequent winding up or other disposal of Tower Brokers Limited and Frizzell B.V. after taking account of allowable losses in The Frizzell Group Limited;

(c) all costs and expenses properly incurred by the Purchaser and/or the Company in connection with any such Tax liability of the Company or Demand from which it appears to the Purchaser or the Company that any such Tax liability may arise or has arisen or in taking or defending any action under this Deed.

2.2 For the purposes of this Deed the amount of a Tax liability of the Company falling within clause 1.4 (d) shall be taken to be the amount of Tax for which the Company would but for such setting-off have been liable and in respect of which a claim could have been made against the Covenantor under this Deed.

3.      Limitations and exclusions

3.1 The Covenantor shall not be liable under the covenants contained in clauses 2.1(a) or 2.1(b) in respect of any Tax liability of the Company:

(a) unless the Purchaser has served on the Covenantor a written notice on or before the seventh anniversary of the Completion Date giving such details of the claim as the Purchaser then has;

(b) unless the amount of the claim exceeds (pound)20,000 provided that if more than one claim arises from the same fact or circumstance giving rise to the claim under this Deed and individually such claims are for (pound)20,000 or less but when aggregated they amount to a sum in excess of (pound)20,000, then all such claims shall be capable of being made notwithstanding the provisions of this paragraph (b);

(c) except where the Tax in question is directly or primarily chargeable against, recoverable from, or attributable to a person other than the Company or arises pursuant to the transactions referred to in clause 2.1(b) above, unless the aggregate amount of all claims (under this Deed, the Tax Deed of Covenant of today's date between, inter alia, the Covenantor and LVFS, for breach of undertaking under clause 4.2 of the Option Agreement and under the Warranties) exceeds (pound)2,500,000 PROVIDED that if such aggregate amount does exceed (pound)2,500,000 the Covenantor's liability shall be limited to the excess and not the entire amount;

(d) to the extent that specific provision or reserve was made in the Balance Sheet in the Accounts in respect of such Tax liability or to the extent that payment or discharge of such Tax liability was taken into account therein or to the extent that such Tax liability was discharged prior to the Balance Sheet Date;

        (e) to the extent that such Tax liability arises or is increased by reason of the imposition of or increase in the rates of Tax as a consequence of any change in law occurring after Completion and having retrospective effect and which was not announced before Completion;

(f) arising from the ordinary course of the normal business of the Company after the Balance Sheet Date but on or before Completion and for the purposes of this clause Tax liabilities that are not to be regarded as arising in the ordinary course of the normal business of the Company shall include (but not be limited to) such liabilities arising as a consequence of any of the following:

        (i)    any distribution or deemed distribution for Tax purposes;

(ii) the disposal (which shall include any deemed disposal or deemed appropriation for Tax purposes) of any asset (including trading stock) or the supply of any service or business facility of any kind where the consideration (if any) received for such disposal or supply is less than the consideration deemed to have been received for Tax purposes;

(iii) any event which gives rise to a Tax liability on deemed (rather than actual) income, profits or gains;

(iv) any Event which results in a Tax liability arising in the Company where such liability is chargeable on or attributable primarily to a person other than the Company (including any liability under Part VIII of the Taxes Management Act
1970);


(v) the Company ceasing, for Tax purposes, to be a member of any group or associated with any other company;

(vi)    pursuant to any provision contained in Part XVII of the Taxes Act;

(g) to the extent it would not have arisen but for a voluntary act or default of the Purchaser (or person deriving title from it) or the Company after Completion (which, for the avoidance of doubt, shall not include the presentation for Stamp Duty purposes of any document) which the Purchaser knew or ought reasonably to have known would give rise to the Tax liability and which could reasonably have been avoided, unless such act or default was carried out:

(i) pursuant to an obligation of the Company incurred (otherwise than in the course of, or in consequence of, the Pre-Sale Reorganisation) prior to Completion; or

(ii) in compliance with any law, regulation or request of any competent authority for Tax purposes; or

(iii) with the agreement or at the request of the Covenantor (otherwise than in the course of, or in consequence of, the Pre-Sale Reorganisation); or

(iv)    in the ordinary course of business of the Company or the Purchaser;

(h) to the extent that it arose under the Pre-Sale Reorganisation or would not have arisen but for the Pre-Sale Reorganisation provided in either case that if the Pre-Sale Reorganisation was not implemented in the agreed manner this paragraph (h) shall only apply to the extent of the Tax liability that would have arisen if the Pre-Sale Reorganisation had been implemented in the agreed manner and provided further that the exclusion in this paragraph (h) shall not apply to the extent that the Tax liability arises in respect of the winding up or other disposal of Tower Brokers Limited and/or Frizzell B.V. and (on the assumption that allowable losses accruing to TFG before the commencement of the Pre-Sale Reorganisation are set against chargeable gains accruing on the disposal of Tower Brokers Limited and/or Frizzell B.V.) exceeds the (pound)813,000 reserve in respect of such potential liability in the accounts of The Frizzell Group as at 31 December 1995; or

(i) to the extent that the Tax liability arises as a result of a change after Completion in any accounting policy, any Tax reporting practice, or the length of any accounting period for tax purposes, of the Company;

(j) to the extent that such Tax liability arises as a result of the Company's failing to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion and otherwise than as a result of any default or failure of the Covenantor in carrying out, or in failing to carry out, its obligations under clause 6;

(k) to the extent that any relief arising in respect of an event occurring or period ending on or prior to Completion is for no consideration made available by the Covenantor or another subsidiary of the Guarantor, to the Company to set against or otherwise mitigate the Tax liability (including but not limited to any relief available under any of sections 402 and 413, or section 240 of the Taxes Act or section 102 of the Finance Act 1989) (and so that (a) for this purpose any relief arising in respect of an accounting period falling partly before and partly after Completion shall be apportioned on a time basis, unless some other basis is more reasonable and (b) any relief that is so available in relation to more than one Tax liability to which this Deed applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Covenantor's total liability hereunder); or

(l) to the extent that an amount in respect of the Tax liability is recovered from a person other than the Covenantor, any other subsidiary of the Guarantor or the Purchaser; or

(m) to the extent that the Tax liability would not have arisen but for the winding up of, or the cessation of any trade or business by, the Company after Completion.

3.2 The total amount of the liability of the Covenantor in respect of any breach or non-fulfilment of the Warranties or in respect of any claim pursuant to the terms of this Deed or the Tax Deed of Covenant between, inter alia, the Covenantor, the Guarantor and LVFS of today's date shall be limited to and in no event exceed (pound)188,000,000.

3.3 The Covenantor shall not be liable in respect of any claim under this Deed if and to the extent that recovery has been made in respect of the subject matter thereof under the Warranties.

3.4 The limitations set out in this clause 3 (other than clause 3.1(g)) on the liability of the Covenantor in relation to claims under this Deed shall not apply to any claim under this Deed which arises from any fraudulent act or omission on the part of the Covenantor or the Guarantor prior to Completion.

3.5 The limitation set out in clause 3.1(h) above shall not apply to any liability which arises under section 179 TCGA 1992 in respect of assets acquired by the Company otherwise than pursuant to the Pre-Sale Reorganisation.

4.      Manner of making and conduct of claims

4.1 If the Purchaser or the Company shall become aware of any Demand which appears to the Purchaser or the Company to be relevant for the purposes of this Deed or the Tax Warranties the Purchaser shall as soon as reasonably practicable give notice thereof to the Covenantor setting out reasonable details of the

Demand.

4.2 If the Covenantor shall, within 14 days of the date of any notice given to it under clause 4.1 of any such Demand, indemnify and secure the Purchaser and the Company to their satisfaction against all losses, costs, interest, damages and expenses and any further liability to Tax which may be incurred thereby, then the Company will (except in a case where fraudulent conduct is alleged by any competent authority for Tax purposes) take such action as the Covenantor may reasonably and promptly by written notice request to avoid, dispute, resist, appeal or compromise any Demand provided that where the Tax liability which is the subject of the Demand has to be paid before an appeal can be made or before any other action requested by the Covenantor can be taken, the Company shall not be obliged to take any such action until the Covenantor shall have paid to the Purchaser or the Company, for the purpose of discharging the Tax liability, an amount equal to the said liability, and in connection with any action so requested by the
Covenantor:

(a) the appointment of solicitors or other professional advisers to the Company shall be subject to the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(b) the Covenantor shall ensure that no correspondence, pleading or other document is sent, transmitted, issued, entered into or in any way published in connection with the relevant Demand by the Covenantor or its advisers without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(c) the Covenantor shall submit no computations or returns, nor make any settlement or compromise of the subject matter of the Demand, nor agree any matter in the conduct of any dispute in relation thereto which is likely to affect the amount of the Demand, or the future liability of the Company to Tax, without the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(d) if any dispute arises between the Purchaser and the Covenantor as to whether any Demand should at any time be settled in full, or contested in whole or in part, such dispute shall be referred for determination to a Barrister, of at least ten years call at the English Bar with relevant experience, appointed by agreement between the Purchaser and the Covenantor or (if they do not agree) upon the application by either party to the President for the time being of The Law Society, whose determination shall be final. The Barrister so appointed shall be asked to advise whether, in his opinion (acting as an expert and not as an arbitrator) an appeal against the Demand would have a reasonable chance of success and shall be instructed, if the dispute relates to a Demand issued by a person, body or authority outside of the United Kingdom, to obtain such advice from professional advisers of the relevant jurisdiction as he thinks necessary in order to arrive at his opinion, and also to determine how the costs of obtaining his opinion should be allocated between the parties hereto. If, but only if, such opinion is in the affirmative shall an appeal be made and that Demand not then settled. Any further dispute arising between the parties as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner; and

(e) save as otherwise expressly provided herein, the Company shall give the Covenantor all reasonable co-operation and assistance for the purposes of taking such action as aforesaid.

4.3 If the Covenantor does not request the Company to take any action within 14 days as aforesaid, or the Company or the Purchaser shall not be indemnified at any time and secured as provided in clause 4.2 or Counsel shall advise that an appeal against the relevant Demand would not have a reasonable chance of success or the Covenantor otherwise fails to fulfil its obligations hereunder, the Purchaser or the Company shall be free to take such action in relation to the Demand as it or they may in its or their absolute discretion think fit.

5.      Payment of claims

5.1 Payments by the Covenantor pursuant to the covenants in clause 2 shall be made on the day or date specified in clause 5.2 below.

5.2     The days and dates referred to in clause 5.1 are as follows:

(a) if the Tax liability giving rise to claim under this Deed involves an actual payment of Tax by the Company, one business day before the date on which that Tax becomes due and payable to the relevant Tax authorities;

(b) if the Tax liability giving rise to a claim under this Deed does not involve an actual payment of Tax:

(i) if involving the denial or loss or setting off in whole or in part of a Relief which is a right to repayment of Tax, the date on which such Tax would otherwise have been repaid;

(ii) in the case of a Tax liability within clause 1.4(c) involving the denial or loss of a Relief which is a deduction from or set off against income, profits or gains or Tax thereon, the date on which the Tax that would otherwise have been saved becomes due and payable to the relevant Tax authorities;

(iii) if involving the setting-off of any other Relief within clause 2.2, the date on which the Tax saved thereby would otherwise have become due and payable to the relevant Tax authorities;

(c) in any other case, one business day after the date on which the Claimant makes demand therefor.

5.3 If any amount is not paid as provided in clause 5.1 the Covenantor shall pay to the Claimant interest on such amount calculated on a daily basis (compounded quarterly until payment) at the rate of 1/2 of 1% above LIBOR from time to time on the basis of actual days elapsed from the relevant date specified in clause
5.2 until and including the date of actual payment (after as well as before judgment).

6.      Management of Pre-Completion Affairs

6.1     In this clause 6:

"accounting period" means any period by reference to which any profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined;

"pre-Completion Tax affairs" means the Tax affairs of the Company for which the Covenantor is responsible under this clause 6;

"Tax documents" means the Tax returns, claims and other documents which are required to be prepared on behalf of the Company under clause 6.2(a) and (b) and 6.4;

"Tax return" means any return required to be made to any Tax authority of income, profits or gains or of any other amounts or of information relevant for the purposes of Tax, including any related accounts or computations; and "time limit" means the last date on which a Tax document can be delivered to a relevant Tax authority without incurring a liability for interest or a penalty, or to ensure that such Tax document is effective.

Rights and Obligations of the Covenantor

6.2 Subject to the approval of the Purchaser (such approval not to be unreasonably withheld or delayed) and in accordance with the provisions of this clause the Covenantor shall, in respect of all accounting periods ending on or before Completion, and at its own cost, be responsible for:

        (a) duly preparing and duly submitting the Tax returns of the Company to the relevant Tax authority;

        (b) duly preparing and duly submitting on behalf of the Company all claims, elections, surrenders, disclaimers, notices and consents for the purposes of Tax to the relevant Tax authority;

        (c) (subject to clause 6.5) dealing with all matters relating to Tax which concern or affect the Company including the conduct of all negotiations and correspondence relating thereto or to any Tax documents reasonably expeditiously; and

        (d) where relevant notifying the Company in writing of the amount to be paid to any Tax authority at least seven business days before such sum is due.

PROVIDED THAT


        (i) the Covenantor shall at all times keep the Purchaser and the Company fully informed as to the state of any negotiations referred to at clause 6.2 above;

        (ii) on the Covenantor requiring the Company to sign any computation or return or to make any claim or election, the Covenantor shall provide the

Company and the Purchaser with such information as is reasonably necessary to enable the Company and the Purchaser to review the same;

        (iii) the Covenantor shall not be entitled to require the Company to make any claim or election for a period ending before Completion, or period including Completion which would result in any loss, relief, allowance, deduction or repayment first arising in a period commencing after the period including Completion, being used to reduce or eliminate Tax arising in respect of periods ending prior to Completion;

        (iv) for the avoidance of doubt any agreement, act, conduct or omission of the Company or the Purchaser in accordance with this clause 6 shall not constitute a voluntary act or omission of the Purchaser for the purposes of clause 3.1(g) of this Deed.

6.3 The Covenantor or its duly authorised agent shall deliver all Tax documents which are required to be signed by or on behalf of the Company and which have been approved by the Purchaser (pursuant to 6.2 above) to the Purchaser or (as the case may be) the Company for authorisation, signing and submission to the relevant Tax authority. If a time limit applies in relation to any Tax document, the Covenantor shall ensure that the Purchaser or the Company receives the approved Tax document as soon as reasonably practicable and in any event no later than ten Business Days before the expiry of the time limit.

6.4 The Purchaser shall procure that the Company, after consultation with the Covenantor as provided herein, shall be responsible for, and have the conduct of preparing, submitting to and agreeing with the relevant Tax authorities all Tax documents for the accounting period in which Completion takes place. The Purchaser shall procure that the Company submits all such Tax documents to the Covenantor in draft form for comments as soon as reasonably practicable. The Covenantor shall make its comments on the draft as soon as practicable following receipt of the drafts but in any event no later than 14 business days thereafter. If the Covenantor has any comments or suggestions, the Purchaser shall consider them in good faith and shall not unreasonably refuse to adopt such comments or suggestions so far as they relate to the period before or including Completion.

Obligations of the Purchaser


6.5     The Purchaser shall procure that:

        (a) the Covenantor and its duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the Company and such other assistance as it or they reasonably require to enable the Covenantor to discharge its obligations under clause 6.2 and 6.4;

        (b) the Covenantor is as soon as reasonably practicable sent a copy of any communication from any Tax authority insofar as it relates to the pre-Completion Tax affairs;

        (c) there is given to such person or persons as may be nominated by the Covenantor and approved in writing by the Purchaser (such approval not to be unreasonably withheld or delayed) authority (subject always to Clause 6.4) to conduct the pre-Completion Tax affairs at the Covenantor's cost, and that such authority is confirmed to any relevant Tax authority.

6.6 The Purchaser shall (subject to clause 6.7 below and 6.2, 6.3 and 6.4 above) procure that the Company shall cause any Tax document delivered to it under clause 6.3 to be authorised, signed and submitted to the appropriate Tax authority without delay (and in any event within any relevant time limit), and without amendment.

6.7 The Purchaser shall be under no obligation to procure the authorisation, signing, or submission to a Tax authority of any Tax document delivered to it under clause 6.3 which it considers in its reasonable opinion to be false, misleading, incomplete or inaccurate in any respect.

7.      VAT

The Covenantor shall not be liable under the covenant contained in clause 2.1(a) in respect of any liability under section 43(1) of the Value Added Tax Act 1994 for value added tax due from Frizzell Life and Financial Planning Limited (as representative member of the value added tax group registered under number 244993428) except insofar as:

(a) such liability for value added tax is attributable to supplies by the Company; but

(b) no payment in respect of that liability has been made by the Company to Frizzell Life and Financial Planning Limited.

8.      No withholdings, etc.

8.1 All sums payable by the Covenantor hereunder shall be paid free of and without any rights of counterclaim or set off and without deduction or withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law (other than in respect of any interest payable pursuant to clause 5.3), the Covenantor shall be obliged to pay to the Claimant such amount as will ensure that after any such deduction or withholding has been made the Claimant shall have received a sum equal to the amount that the Claimant would otherwise have received in the absence of any such deduction or withholding as reduced by any credit to which the Claimant may be entitled on account of such deduction or withholding.

8.2 If any competent authority for Tax purposes seeks to charge to Tax any sum paid (the "original payment") to the Claimant hereunder (other than any interest payable pursuant to clause 5.3) the Covenantor shall be obliged to pay the Claimant such additional amount (the "additional payment") as will ensure that after the payment of the Tax so charged on the original payment and any chargeable on the additional payment there shall remain a net sum equal to the amount of the original payment, such additional payment to be paid 3 Business Days after the Claimant has served notice that Tax on the original payment has become due and payable or would have become due and payable but for the availability of a Relief.

9.      Set-off

9.1 If at any time the auditors for the time being of the Company shall have certified (at the request and expense of the Covenantor) that:

(a) any specific provision for Tax contained in the Accounts is an over provision; or

(b) the Tax liability that has resulted in a payment becoming due from the Covenantor pursuant to the provisions of this Deed has given rise to a corresponding Tax saving for the Company;

the amount of such over provision (except insofar as is attributable to the effect of a retrospective change in rates of Tax or in the law occurring or announced after Completion) or the value of that corresponding Tax saving (as certified by the auditors for the time being of the Company at the request and expense of the Covenantor, such certification to take into account the effect of timing differences in calculating such value) shall be set off first against any payment then due from the Covenantor under this Deed and secondly (to the extent of any excess) against any payment previously made under this Deed (so that the amount so set off shall forthwith be repaid to the Covenantor) and thirdly (to the extent of any excess) against any such further payment or payments in chronological order until that amount or value has been exhausted PROVIDED THAT if it shall be found subsequently that any such over provision or corresponding Tax saving either did not exist or arise or the certified value thereof was excessive, any amount which has been set off against such part of the over provision or corresponding Tax saving as is found not to exist or to be excessive shall forthwith on demand be paid by the Covenantor to the Claimant.

9.2 (a) If the Company recovers from a third party (including a competent authority for Tax purposes) any sum in respect of a liability to Tax for which a claim could or has been made against the Covenantor pursuant to this Deed, the amount so recovered, together with any interest thereon paid by such third party less any Tax chargeable on the Company in respect of such sum or interest and less the costs reasonably incurred by the Company or the Claimant in effecting such recovery shall:

(i) if the Covenantor has at the time of the recovery made payment pursuant to this Deed in respect of that Tax liability, be paid forthwith to the Covenantor to the extent not exceeding the amount so paid by the Covenantor;

(ii) if a claim has been made against the Covenantor pursuant to this Deed in respect of that Tax liability but the Covenantor has not at the time of recovery made payment in respect thereof, be set against and reduce pro tanto the claim against the Covenantor in respect of such Tax liability;

(iii) if no claim has been made against the Covenantor in respect of that Tax liability at the time of the recovery, be set against and reduce pro tanto any claim that subsequently may be made against the Covenantor in respect of such Tax liability.

(b) The Claimant shall have no liability to account to the Covenantor pursuant to clause 10.2(a)(i) for any sum so recovered to the extent that at the time of such recovery any other payment is due from the Covenantor under this Deed, the Tax Deed of Covenant between, inter alia, the Covenantor, the Guarantor and LVFS of today's date or the Warranties in which case the sum so recovered shall be set against and discharge the then outstanding liabilities of the Covenantor and the excess (if any) of the sum thereafter remaining shall, to the extent that it does not exceed the amount paid by the Covenantor in respect of that Tax liability, be paid forthwith to the Covenantor.

(c) References to sums recovered from a competent authority shall include a Tax saving corresponding to a Tax liability to the extent and at the time such saving is actually realised by the Company (treating the benefit of trading losses and other amounts eligible for relief against profits or gains as resulting in a Tax saving equal to the corporation tax which would otherwise have been payable on the profits against which they had been set and the benefit of advance corporation tax as equal to the amount set off against a corporation tax liability of the Company).

9.3 The parties agree that, on or before the seventh anniversary of the Completion Date, they will consult with a view to agreeing the liability of the Company (if any) to make a payment to the Covenantor under this clause. Quantification of the aforesaid liability shall be referred to the auditors for the time being of the Company. Any payment made by the Company to the Covenantor pursuant to this clause 9.3 shall be in full and final satisfaction of the Company's liability under clause 10.

10.     Purchaser's Indemnity

The Purchaser hereby undertakes to the Covenantor that it will indemnify the

Covenantor and keep it indemnified against any liability arising pursuant to
Section 767A of the Taxes Act or clause 89 of the Finance Bill 1996 to the extent that the corporation tax to which the liability relates :

        (a) has been the subject of a claim by the Purchaser hereunder which has been satisfied; or

        (b) is one in respect of which the Covenantor has no liability by reason of Clause 3.1(c) to (m) above.

11.     Guarantee

11.1 In consideration of the Companies and the Purchaser entering into and acting in accordance with this Deed, the Guarantor (as principal obligor and not merely as surety) unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by the Covenantor of all its obligations under or pursuant to this Deed (including any documents entered into pursuant to the terms of this Deed).

11.2 The Guarantor's liability hereunder shall not be discharged or impaired by any amendment to or variation of this Deed, or release of, of granting of time or other indulgence to, the Covenantor or any third party, any liquidation, administration, receivership or winding-up of the Covenantor or by any other act or omission or any other events or circumstances whatsoever (whether or not known to the Covenantor, the Guarantor, the Companies or the Purchaser) which would or might (but for this clause) operate to impair or discharge the Guarantor's liability under this guarantee.

12.     Assignment of benefit of Deed

The benefit of this Deed shall be assignable by the Purchaser to LVFS in whole or in part. The calculation of any amount due to LVFS or the Purchaser in respect of any liability under the covenants contained in this Deed shall wholly disregard any subsequent sub-sale or re-sale of the Companies or any of them by LVFS or the Purchaser to any other person.

13.     General

13.1 The following provisions of the Option Agreement shall apply to this Deed as if the same had been set out herein save that references therein to the Vendor, its address and the Agreement respectively shall be construed as references to the Covenantor, its address specified in this Deed.

clause 16      Variation

clause 17      Assignment
clause 24      Notices

clause 26      Governing law

Schedule I

The Companies

         Name:                        Registered no.      Registered office
   1.    The Frizzell Group Limited   194727              Frizzell House County
                                                          Gates Bournemouth
                                                          Dorset BH1 2NF
   2.    Frizzell Financial           969371              Ditto
         Services Limited
   3.    Frizzell Property Loans      780048              Ditto
         Limited
   4.    Teachers Motoring            271745              Ditto
         Association Limited

IN WITNESS WHEREOF this Deed has been entered into the day and year first before written.

EXECUTED as a deed by

The Bowring Group Limited

acting by

        Director

        Director/Secretary

EXECUTED as a deed by

The Frizzell Group Limited

acting by

        Director

        Director/Secretary

EXECUTED as a deed by

Frizzell Financial Services Limited


acting by

        Director

        Director/Secretary

EXECUTED as a deed by

Frizzell Property Loans Limited

acting by

        Director

        Director/Secretary

EXECUTED as a deed on behalf of Teachers
Motoring Association Limited by its
liquidator acting on behalf of
the company

        Liquidator

EXECUTED as a deed by

Marsh & McLennan Companies, Inc

acting by

 ...........................................

Duly Authorised

EXECUTED as a deed by

Baltimore Limited

acting by

        Director

        Director/Secretary

                          Dated                1996




                        THE BOWRING GROUP LIMITED (1)

                                   - and -

                              THE COMPANIES (2)

                     MARSH & MCLENNAN COMPANIES, INC (3)

                                   - and -

                            BALTIMORE LIMITED (4)




                   ----------------------------------------

                             TAX DEED OF COVENANT

                  -----------------------------------------

DEED OF TAX COVENANT

THIS DEED OF COVENANT is made the                 day of         1996

BETWEEN:

(1) The Bowring Group Limited (registered in England number 3053550) whose registered office is at The Bowring Building, Tower Place, London E3P 3BE (the "Covenantor");

(2) The Companies details of which are set out in Schedule I hereto (the "Companies");

(3) Marsh & McLennan Companies, Inc whose principal place of business is at 1166 Avenue of the Americas, New York, NY 10036 - 2774 (the "Guarantor"); and

(4) Liverpool Victoria Friendly Society Limited an incorporated friendly society (registered number 61/COLL) whose registered office is at Victoria House, Southampton Row, London WC1B 4DB (the "Purchaser").

WHEREAS:

The Covenantor has sold the Companies to the Purchaser on the date hereof.

OPERATIVE TERMS:

1.      Definitions and interpretation

1.1     In this Deed:

(a) the definitions and rules of interpretation contained in clause 1 of an agreement dated 7 February 1996 between the Guarantor (1) the Covenantor (2) the Purchaser (3) and Baltimore Limited (4) in respect of, inter alia, the sale and purchase of the Companies (the "Option Agreement") apply to this Deed as if same had been set out herein; and

(b)     the following expressions shall have the following meanings:

        "Demand" means any document issued or any claim made or action taken whether before or after the date hereof by or on behalf of any person, authority or body whatsoever (whether of the United Kingdom or elsewhere in the world) from which it appears to the Purchaser or the Company that the Company has or may have a Tax Liability;

"Event" includes any transaction, act, event or omission of whatever nature;

"Relief" includes any relief, allowance, deduction in computing profits, credit or right to repayment of Tax granted by or pursuant to any legislation or otherwise for Tax purposes whether of the United Kingdom or elsewhere in the world; and

1.2 (a) References to income profits or gains shall include any other measure by reference to which Tax is computed.

        (b) References to income or profits or gains earned, accrued, arising or received by any person shall include income or profits or gains which are for the purposes of any Tax deemed to have been treated or regarded as earned accrued, arising to or received by such person.

        (c) References to income or profits or gains earned, accrued, arising or received on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include income or profits or gains which are for the purposes of any Tax deemed to have been treated or regarded as earned or accrued, arising or received on or before that date or in respect of that period; and

        (d) references to the occurrence of Events on or before a particular date (including without limitation, Completion) or in respect of a particular period shall include Events which are for the purposes of any Tax deemed to have been or treated or regarded as having occurred or existed at or before that date or in respect of that period.

1.3 References to the occurrence of any Event on or before Completion shall include the combined result of two or more Events (not consisting of the acquisition and disposal or part disposal of an asset) the first of which shall have occurred or pursuant to clause 1.2 shall be deemed to have occurred on or before Completion.

1.4     References to any Tax liability of the Company shall include :-

        (a) payments of or in respect of Tax by the Company since the Balance Sheet Date;

        (b) liabilities of the Company to make payments of or in respect of Tax;

        (c) the denial or loss in whole or in part of any Relief, where the Event giving rise to the claim for or grant of the Relief occurred on or before Completion; and

        (d) the setting off in whole or in part against income, profits or gains earned accrued, arising or received on or before Completion or Tax thereon of any Relief.

1.5 References to the "Claimant" are references to whichever of the Purchaser or its successors in title or assigns is making a claim or receiving a payment pursuant to this Deed.

1.6 References to the "Company" shall mean and include each of the Companies separately as if each Company was referred to expressly.

2.      Covenant

2.1 Subject as hereinafter expressly provided, the Covenantor hereby covenants to pay to the Purchaser by way of adjustment to the consideration for the Companies an amount equal to:

(a) any Tax liability of the Companies arising in respect of or as a consequence of any Event or Events occurring on or before Completion or in respect of or by reference to any income, profits or gains earned, accrued, arising or received on or before Completion;

(b) without prejudice to the generality of Clause 2.1(a) and excluded from any de minimis in Clause 3.1 any unprovided for Tax liability which may arise or has arisen from the non deductibility of any professional fees for which a tax deduction has been claimed incurred in connection with the sale of various Frizzell businesses to the Guarantor during the year ended 31 December 1992;

(c) all costs and expenses properly incurred by the Purchaser and/or the Company in connection with any such Tax liability of the Company or Demand from which it appears to the Purchaser or the Company that any such Tax liability may arise or has arisen or in taking or defending any action under this Deed.

2.2 For the purposes of this Deed the amount of a Tax liability of the Company falling within clause 1.4 (d) shall be taken to be the amount of Tax for which the Company would but for such setting-off have been liable and in respect of which a claim could have been made against the Covenantor under this Deed.

3. Limitations and exclusions

3.1 The Covenantor shall not be liable under the covenants contained in clauses 2.1(a) or 2.1(b) in respect of any Tax liability of the Company:

(a) unless the Purchaser has served on the Covenantor a written notice on or before the seventh anniversary of the Completion Date giving such details of the claim as the Purchaser then has;

(b) unless the amount of the claim exceeds (pound)20,000 provided that if more than one claim arises from the same fact or circumstance giving rise to the claim under this Deed and individually such claims are for (pound)20,000 or less but when aggregated they amount to a sum in excess of (pound)20,000, then all such claims shall be capable of being made notwithstanding the provisions of this paragraph (b);

(c) except where the Tax in question is directly or primarily chargeable against, recoverable from, or attributable to a person other than the Company or arises pursuant to the transactions referred to in clause 2.1(b) above, unless the aggregate amount of all claims (under this Deed, the Tax Deed of Covenant of today's date between, inter alia, the Covenantor and Baltimore Limited, for breach of undertaking under clause 4.2 of the Option Agreement and under the

Warranties) exceeds (pound)2,500,000 PROVIDED that if such aggregate amount does exceed

(pound)2,500,000 the Covenantor's liability shall be limited to the excess and not the entire amount;

        (d) to the extent that specific provision or reserve was made in the Balance Sheet in the Accounts in respect of such Tax liability or to the extent that payment or discharge of such Tax liability was taken into account therein or to the extent that such Tax liability was discharged prior to the Balance Sheet Date;

        (e) to the extent that such Tax liability arises or is increased by reason of the imposition of or increase in the rates of Tax as a consequence of any change in law occurring after Completion and having retrospective effect and which was not announced before Completion;

        (f) arising from the ordinary course of the normal business of the Company after the Balance Sheet Date but on or before Completion and for the purposes of this clause Tax liabilities that are not to be regarded as arising in the ordinary course of the normal business of the Company shall include (but not be limited to) such liabilities arising as a consequence of any of the following:

        (i)  any distribution or deemed distribution for Tax purposes;

        (ii) the disposal (which shall include any deemed disposal or deemed appropriation for Tax purposes) of any asset (including trading stock) or the supply of any service or business facility of any kind where the consideration (if any) received for such disposal or supply is less than the consideration deemed to have been received for Tax purposes;

        (iii) any event which gives rise to a Tax liability on deemed (rather than actual) income, profits or gains;

        (iv) any Event which results in a Tax liability arising in the Company where such liability is chargeable on or attributable primarily to a person other than the Company (including any liability under Part VIII of the Taxes Management Act 1970);

        (v) the Company ceasing, for Tax purposes, to be a member of any group or associated with any other company;

        (vi) pursuant to any provision contained in Part XVII of the Taxes
Act;

        (g) to the extent it would not have arisen but for a voluntary act or default of the Purchaser (or person deriving title from it) or the Company after Completion (which, for the avoidance of doubt, shall not include the presentation for Stamp Duty purposes of any document) which the Purchaser knew or ought reasonably to have known would give rise to the Tax liability and which could reasonably have been avoided, unless such act or default was carried out:

(i) pursuant to an obligation of the Company incurred (otherwise than in the course of, or in consequence of, the Pre-Sale
Reorganisation) prior to Completion; or

(ii) in compliance with any law, regulation or request of any competent authority for Tax purposes; or

(iii) with the agreement or at the request of the Covenantor (otherwise than in the course of, or in consequence of, the Pre-Sale Reorganisation); or

(iv)    in the ordinary course of business of the Company or the Purchaser;

        (h) to the extent that it arose under the Pre-Sale Reorganisation or would not have arisen but for the Pre-Sale Reorganisation provided in either case that if the Pre-Sale Reorganisation was not implemented in the agreed manner this paragraph (h) shall only apply to the extent of the Tax liability that would have arisen if the Pre-Sale Reorganisation had been implemented in the agreed manner; or

        (i) to the extent that the Tax liability arises as a result of a change after Completion in any accounting policy, any Tax reporting practice, or the length of any accounting period for tax purposes, of the Company;

        (j) to the extent that such Tax liability arises as a result of the Company's failing to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion and otherwise than as a result of any default or failure of the Covenantor in carrying out, or in failing to carry out, its obligations under clause 6;

        (k) to the extent that any relief arising in respect of an event occurring or period ending on or prior to Completion is for no consideration made available by the Covenantor or another subsidiary of the Guarantor, to the Company to set against or otherwise mitigate the Tax liability (including but not limited to any relief available under any of sections 402 and 413, or section 240 of the Taxes Act or section 102 of the Finance Act 1989) (and so that (a) for this purpose any relief arising in respect of an accounting period falling partly before and partly after Completion shall be apportioned on a time basis, unless some other basis is more reasonable and (b) any relief that is so available in relation to more than one Tax liability to which this Deed applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Covenantor's total liability hereunder); or

        (l) to the extent that an amount in respect of the Tax liability is recovered from a person other than the Covenantor, any other subsidiary of the

Guarantor or the Purchaser; or

        (m) to the extent that the Tax liability would not have arisen but for the winding up of, or the cessation of any trade or business by, the Company after Completion.

3.2 The total amount of the liability of the Covenantor in respect of any breach or non-fulfilment of the Warranties or in respect of any claim pursuant to the terms of this Deed or the Tax Deed of Covenant between, inter alia, the Covenantor, the Guarantor and Baltimore Limited of today's date shall be limited to and in no event exceed (pound)188,000,000.

3.3 The Covenantor shall not be liable in respect of any claim under this Deed if and to the extent that recovery has been made in respect of the subject matter thereof under the Warranties.

3.4 The limitations set out in this clause 3 (other than clause 3.1(g)) on the liability of the Covenantor in relation to claims under this Deed shall not apply to any claim under this Deed which arises from any fraudulent act or omission on the part of the Covenantor or the Guarantor prior to Completion.

3.5 The limitation set out in clause 3.1(h) above shall not apply to any liability which arises under section 179 TCGA 1992 in respect of assets acquired by the Company otherwise than pursuant to the Pre-Sale Reorganisation.

4.  Manner of making and conduct of claims

4.1 If the Purchaser or the Company shall become aware of any Demand which appears to the Purchaser or the Company to be relevant for the purposes of this Deed or the Tax Warranties the Purchaser shall as soon as reasonably practicable give notice thereof to the Covenantor setting out reasonable details of the Demand.

4.2 If the Covenantor shall, within 14 days of the date of any notice given to it under clause 4.1 of any such Demand, indemnify and secure the Purchaser and the Company to their satisfaction against all losses, costs, interest, damages and expenses and any further liability to Tax which may be incurred thereby, then the Company will (except in a case where fraudulent conduct is alleged by any competent authority for Tax purposes) take such action as the Covenantor may reasonably and promptly by written notice request to avoid, dispute, resist, appeal or compromise any Demand provided that where the Tax liability which is the subject of the Demand has to be paid before an appeal can be made or before any other action requested by the Covenantor can be taken, the Company shall not be obliged to take any such action until the Covenantor shall have paid to the Purchaser or the Company, for the purpose of discharging the Tax liability, an amount equal to the said liability, and in connection with any action so requested by the Covenantor:

        (a) the appointment of solicitors or other professional advisers to the Company shall be subject to the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

        (b) the Covenantor shall ensure that no correspondence, pleading or other document is sent, transmitted, issued, entered into or in any way published in connection with the relevant Demand by the Covenantor or its advisers without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

        (c) the Covenantor shall submit no computations or returns, nor make any settlement or compromise of the subject matter of the Demand, nor agree any matter in the conduct of any dispute in relation thereto which is likely to affect the amount of the Demand, or the future liability of the Company to Tax, without the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

        (d) if any dispute arises between the Purchaser and the Covenantor as to whether any Demand should at any time be settled in full, or contested in whole or in part, such dispute shall be referred for determination to a Barrister, of at least ten years call at the English Bar with relevant experience, appointed by agreement between the Purchaser and the Covenantor or (if they do not agree) upon the application by either party to the President for the time being of The Law Society, whose determination shall be final. The Barrister so appointed shall be asked to advise whether, in his opinion (acting as an expert and not as an arbitrator) an appeal against the Demand would have a reasonable chance of success and shall be instructed, if the dispute relates to a Demand issued by a person, body or authority outside of the United Kingdom, to obtain such advice from professional advisers of the relevant jurisdiction as he thinks necessary in order to arrive at his opinion, and also to determine how the costs of obtaining his opinion should be allocated between the parties hereto. If, but only if, such opinion is in the affirmative shall an appeal be made and that Demand not then settled. Any further dispute arising between the parties as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner; and

        (e) save as otherwise expressly provided herein, the Company shall give the Covenantor all reasonable co-operation and assistance for the purposes of taking such action as aforesaid.

4.3 If the Covenantor does not request the Company to take any action within 14 days as aforesaid, or the Company or the Purchaser shall not be indemnified at any time and secured as provided in clause 4.2 or Counsel shall advise that an appeal against the relevant Demand would not have a reasonable chance of success or the Covenantor otherwise fails to fulfil its obligations hereunder, the Purchaser or the Company shall be free to take such action in relation to the Demand as it or they may in its or their absolute discretion think fit.

5.      Payment of claims


5.1 Payments by the Covenantor pursuant to the covenants in clause 2 shall be made on the day or date specified in clause 5.2 below.

5.2     The days and dates referred to in clause 5.1 are as follows:

        (a) if the Tax liability giving rise to claim under this Deed involves an actual payment of Tax by the Company, one business day before the date on which that Tax becomes due and payable to the relevant Tax authorities;

        (b) if the Tax liability giving rise to a claim under this Deed does not involve an actual payment of Tax:

(i) if involving the denial or loss or setting off in whole or in part of a Relief which is a right to repayment of Tax, the date on which such Tax would otherwise have been repaid;

(ii) in the case of a Tax liability within clause 1.4(c) involving the denial or loss of a Relief which is a deduction from or set off against income, profits or gains or Tax thereon, the date on which the Tax that would otherwise have been saved becomes due and payable to the relevant Tax authorities;

(iii) if involving the setting-off of any other Relief within clause 2.2, the date on which the Tax saved thereby would otherwise have become due and payable to the relevant Tax authorities;

        (c) in any other case, one business day after the date on which the Claimant makes demand therefor.

5.3 If any amount is not paid as provided in clause 5.1 the Covenantor shall pay to the Claimant interest on such amount calculated on a daily basis (compounded quarterly until payment) at the rate of 1/2 of 1% above LIBOR from time to time on the basis of actual days elapsed from the relevant date specified in clause
5.2 until and including the date of actual payment (after as well as before judgment).

6.      Management of Pre-Completion Affairs

6.1     In this clause 6:

"accounting period" means any period by reference to which any profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined;

"pre-Completion Tax affairs" means the Tax affairs of the Company for which the Covenantor is responsible under this clause 6;

"Tax documents" means the Tax returns, claims and other documents which are required to be prepared on behalf of the Company under clause 6.2(a) and (b) and 6.4;


"Tax return" means any return required to be made to any Tax authority of income, profits or gains or of any other amounts or of information relevant for the purposes of Tax, including any related accounts or computations; and

"time limit" means the last date on which a Tax document can be delivered to a relevant Tax authority without incurring a liability for interest or a penalty, or to ensure that such Tax document is effective.

Rights and Obligations of the Covenantor

6.2 Subject to the approval of the Purchaser (such approval not to be unreasonably withheld or delayed) and in accordance with the provisions of this clause the Covenantor shall, in respect of all accounting periods ending on or before Completion, and at its own cost, be responsible for:

        (a) duly preparing and duly submitting the Tax returns of the Company to the relevant Tax authority;

        (b) duly preparing and duly submitting on behalf of the Company all claims, elections, surrenders, disclaimers, notices and consents for the purposes of Tax to the relevant Tax authority;
        (c) (subject to clause 6.5) dealing with all matters relating to Tax which concern or affect the Company including the conduct of all negotiations and correspondence relating thereto or to any Tax documents reasonably expeditiously; and

        (d) where relevant notifying the Company in writing of the amount to be paid to any Tax authority at least seven business days before such sum is due.

PROVIDED THAT

        (i) the Covenantor shall at all times keep the Purchaser and the Company fully informed as to the state of any negotiations referred to at clause 6.2 above;

        (ii) on the Covenantor requiring the Company to sign any computation or return or to make any claim or election, the Covenantor shall provide the Company and the Purchaser with such information as is reasonably necessary to enable the Company and the Purchaser to review the same;

        (iii) the Covenantor shall not be entitled to require the Company to make any claim or election for a period ending before Completion, or period including Completion which would result in any loss, relief, allowance, deduction or repayment first arising in a period commencing after the period including Completion, being used to reduce or eliminate Tax arising in respect of periods ending prior to Completion;

        (iv) for the avoidance of doubt any agreement, act, conduct or omission of the Company or the Purchaser in accordance with this clause 6 shall not constitute a voluntary act or omission of the Purchaser for the purposes of clause 3.1(g) of this Deed.

6.3 The Covenantor or its duly authorised agent shall deliver all Tax documents which are required to be signed by or on behalf of the Company and which have been approved by the Purchaser (pursuant to 6.2 above) to the Purchaser or (as the case may be) the Company for authorisation, signing and submission to the relevant Tax authority. If a time limit applies in relation to any Tax document, the Covenantor shall ensure that the Purchaser or the Company receives the approved Tax document as soon as reasonably practicable and in any event no later than ten Business Days before the expiry of the time limit.

6.4 The Purchaser shall procure that the Company, after consultation with the Covenantor as provided herein, shall be responsible for, and have the conduct of preparing, submitting to and agreeing with the relevant Tax authorities all Tax documents for the accounting period in which Completion takes place. The Purchaser shall procure that the Company submits all such Tax documents to the Covenantor in draft form for comments as soon as reasonably practicable. The Covenantor shall make its comments on the draft as soon as practicable following receipt of the drafts but in any event no later than 14 business days thereafter. If the Covenantor has any comments or suggestions, the Purchaser shall consider them in good faith and shall not unreasonably refuse to adopt such comments or suggestions so far as they relate to the period before or including Completion.

Obligations of the Purchaser

6.5     The Purchaser shall procure that:

        (a) the Covenantor and its duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the Company and such other assistance as it or they reasonably require to enable the Covenantor to discharge its obligations under clause 6.2 and 6.4;

        (b) the Covenantor is as soon as reasonably practicable sent a copy of any communication from any Tax authority insofar as it relates to the pre-Completion Tax affairs;

        (c) there is given to such person or persons as may be nominated by the Covenantor and approved in writing by the Purchaser (such approval not to be unreasonably withheld or delayed) authority (subject always to Clause 6.4) to conduct the pre-Completion Tax affairs at the Covenantor's cost, and that such authority is confirmed to any relevant Tax authority.

6.6 The Purchaser shall (subject to clause 6.7 below and 6.2, 6.3 and 6.4 above) procure that the Company shall cause any Tax document delivered to it under clause 6.3 to be authorised, signed and submitted to the appropriate Tax authority without delay (and in any event within any relevant time limit), and without amendment.

6.7 The Purchaser shall be under no obligation to procure the authorisation,

signing, or submission to a Tax authority of any Tax document delivered to it under clause 6.3 which it considers in its reasonable opinion to be false, misleading, incomplete or inaccurate in any respect.

7.      VAT

This indemnity does not extend to any liability for value added tax due from Frizzell Life and Financial Planning Limited (as representative member of the value added tax group registered under number 244993428) in respect of supplies made by any member of that value added tax group which:

        (a)    is not a Company; and

        (b) has made a payment in respect of that liability for value added tax to Frizzell Life and Financial Planning Limited.

8.      No withholdings, etc.

8.1 All sums payable by the Covenantor hereunder shall be paid free of and without any rights of counterclaim or set off and without deduction or withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law (other than in respect of any interest payable pursuant to clause 5.3), the Covenantor shall be obliged to pay to the Claimant such amount as will ensure that after any such deduction or withholding has been made the Claimant shall have received a sum equal to the amount that the Claimant would otherwise have received in the absence of any such deduction or withholding as reduced by any credit to which the Claimant may be entitled on account of such deduction or withholding.

8.2 If any competent authority for Tax purposes seeks to charge to Tax any sum paid (the "original payment") to the Claimant hereunder (other than any interest payable pursuant to clause 5.3) the Covenantor shall be obliged to pay the Claimant such additional amount (the "additional payment") as will ensure that after the payment of the Tax so charged on the original payment and any chargeable on the additional payment there shall remain a net sum equal to the amount of the original payment, such additional payment to be paid 3 Business Days after the Claimant has served notice that Tax on the original payment has become due and payable or would have become due and payable but for the availability of a Relief.

9.      Set-off

9.1 If at any time the auditors for the time being of the Company shall have certified (at the request and expense of the Covenantor) that:

        (a) any specific provision for Tax contained in the Accounts is an over provision; or

        (b) the Tax liability that has resulted in a payment becoming due from the Covenantor pursuant to the provisions of this Deed has given rise to a corresponding Tax saving for the Company;

the amount of such over provision (except insofar as is attributable to the effect of a retrospective change in rates of Tax or in the law occurring or announced after Completion) or the value of that corresponding Tax saving (as certified by the auditors for the time being of the Company at the request and expense of the Covenantor, such certification to take into account the effect of timing differences in calculating such value) shall be set off first against any payment then due from the Covenantor under this Deed and secondly (to the extent of any excess) against any payment previously made under this Deed (so that the amount so set off shall forthwith be repaid to the Covenantor) and thirdly (to the extent of any excess) against any such further payment or payments in chronological order until that amount or value has been exhausted PROVIDED THAT if it shall be found subsequently that any such over provision or corresponding Tax saving either did not exist or arise or the certified value thereof was excessive, any amount which has been set off against such part of the over provision or corresponding Tax saving as is found not to exist or to be excessive shall forthwith on demand be paid by the Covenantor to the Claimant.

9.2 (a) If the Company recovers from a third party (including a competent authority for Tax purposes) any sum in respect of a liability to Tax for which a claim could or has been made against the Covenantor pursuant to this Deed, the amount so recovered, together with any interest thereon paid by such third party less any Tax chargeable on the Company in respect of such sum or interest and less the costs reasonably incurred by the Company or the Claimant in effecting such recovery shall:

(i) if the Covenantor has at the time of the recovery made payment pursuant to this Deed in respect of that Tax liability, be paid forthwith to the Covenantor to the extent not exceeding the amount so paid by the Covenantor;

(ii) if a claim has been made against the Covenantor pursuant to this Deed in respect of that Tax liability but the Covenantor has not at the time of recovery made payment in respect thereof, be set against and reduce pro tanto the claim against the Covenantor in respect of such Tax liability;

(iii) if no claim has been made against the Covenantor in respect of that Tax liability at the time of the recovery, be set against and reduce pro tanto any claim that subsequently may be made against the Covenantor in respect of such Tax liability.

        (b) The Claimant shall have no liability to account to the Covenantor pursuant to clause 10.2(a)(i) for any sum so recovered to the extent that at the time of such recovery any other payment is due from the Covenantor under this Deed, the Tax Deed of Covenant between, inter alia, the Covenantor, the Guarantor and Baltimore Limited of today's date or the Warranties in which case the sum so recovered shall be set against and discharge the then outstanding liabilities of the Covenantor and the excess (if any) of the sum thereafter remaining shall, to the extent that it does not exceed the amount paid by the

Covenantor in respect of that Tax liability, be paid forthwith to the Covenantor.

        (c) References to sums recovered from a competent authority shall include a Tax saving corresponding to a Tax liability to the extent and at the time such saving is actually realised by the Company (treating the benefit of trading losses and other amounts eligible for relief against profits or gains as resulting in a Tax saving equal to the corporation tax which would otherwise have been payable on the profits against which they had been set and the benefit of advance corporation tax as equal to the amount set off against a corporation tax liability of the Company).

9.3 The parties agree that, on or before the seventh anniversary of the Completion Date, they will consult with a view to agreeing the liability of the Company (if any) to make a payment to the Covenantor under this clause. Quantification of the aforesaid liability shall be referred to the auditors for the time being of the Company. Any payment made by the Company to the Covenantor pursuant to this clause 10.3 shall be in full and final satisfaction of the Company's liability under clause 10.

10.     Purchaser's Indemnity

The Purchaser hereby undertakes to the Covenantor that it will indemnify the Covenantor and keep it indemnified against any liability arising pursuant to
Section 767A of The Taxes Act or clause 89 of the Finance Bill 1996 to the extent that the corporation tax to which the liability relates :

        (a) has been the subject of a claim by the Purchaser hereunder which has been satisfied; or

        (b) is one in respect of which the Covenantor has no liability by reason of Clause 3.1(c) to (m) above.

11.     Guarantee

11.1 In consideration of the Companies and the Purchaser entering into and acting in accordance with this Deed, the Guarantor (as principal obligor and not merely as surety) unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by the Covenantor of all its obligations under or pursuant to this Deed (including any documents entered into pursuant to the terms of this Deed).

11.2 The Guarantor's liability hereunder shall not be discharged or impaired by any amendment to or variation of this Deed, or release of, of granting of time or other indulgence to, the Covenantor or any third party, any liquidation, administration, receivership or winding-up of the Covenantor or by any other act or omission or any other events or circumstances whatsoever (whether or not known to the Covenantor, the Guarantor, the Companies or the Purchaser) which would or might (but for this clause) operate to impair or discharge the Guarantor's liability under this guarantee.

12.     General

12.1 The following provisions of the Option Agreement shall apply to this Deed as if the same had been set out herein save that references therein to the Vendor, its address and the Agreement respectively shall be construed as references to the Covenantor, its address specified in this Deed.

clause 16      Variation

clause 17      Assignment

clause 24      Notices

clause 26      Governing law

Schedule I

The Companies

         Name:                        Registered no.      Registered office
   1.    Frizzell Life and            462173              Frizzell House County
         Financial Planning Limited                       Gates Bournemouth
                                                          Dorset BH1 2NF
   2.    Central Resources Limited    201591              Ditto
   3.    Frizzell Bank Limited        432080              Ditto
   4.    Frizzell Credit Services     183500              Ditto
         Limited
   5.    Frizzell Westbourne          2261873             Ditto
         Developments Limited
   6.    Shawlands Leasing Limited    1021232             Ditto
   7.    Shawlands Securities         1031484             Ditto
         Limited

IN WITNESS WHEREOF this Deed has been entered into the day and year first before written.

EXECUTED as a deed by                       )
THE BOWRING GROUP                           )
LIMITED acting by                           )


                  Director


                  Director/Secretary


EXECUTED as a deed by                       )
FRIZZELL LIFE AND                           )
FINANCIAL PLANNING LIMITED                  )
acting by                                   )


                  Director


                  Director/Secretary


EXECUTED as a deed by                       )
FRIZZELL WESTBOURNE                         )
DEVELOPMENTS LIMITED                        )
acting by                                   )


                  Director


                  Director/Secretary


EXECUTED as a deed by                       )
FRIZZELL BANK LIMITED                       )
acting by                                   )


                  Director


                  Director/Secretary

EXECUTED as a deed by                       )
FRIZZELL CREDIT                             )
SERVICES LIMITED                            )
acting by                                   )


                  Director


                  Director/Secretary


EXECUTED as a deed by                       )
SHAWLANDS SECURITIES                        )
LIMITED acting by                           )


                  Director


                  Director/Secretary


EXECUTED as a deed by                       )
SHAWLANDS LEASING LIMITED                   )
acting by                                   )


                  Director


                  Director/Secretary


EXECUTED as a deed by                       )
CENTRAL RESOURCES                           )
LIMITED acting by                           )


                  Director


                  Director/Secretary


EXECUTED  as a Deed by                      )
MARSH & MCLENNAN                            )
COMPANIES, INC acting by                    )

 ...........................................

Duly Authorised


EXECUTED as a Deed by                       )
LIVERPOOL VICTORIA                          )
FRIENDLY SOCIETY LIMITED                    )
acting by                                   )


                  Director


                  Director/Secretary

                          Dated                 1996




                         THE BOWRING GROUP LIMITED (1)

                                    - and -

                               THE COMPANIES (2)

                      MARSH & MCLENNAN COMPANIES, INC (3)

                                    - and -

                LIVERPOOL VICTORIA FRIENDLY SOCIETY LIMITED (4)



                   ----------------------------------------

                             TAX DEED OF COVENANT

                  -----------------------------------------

                                  SCHEDULE 12

                          List of Permitted Activities
                       Under Friendly Societies Act 1992

                                  SCHEDULE 13

                                   Facilities

                     FB BANK FACILITIES @ 31 DECEMBER 1995

Bank                                        Amount            Maturity Date       Margin
                                          (pound)'000
A. Committed Facilities
Banca Nazionale dell Agricoltura             2,000               30/4/96            45
Banco Popolare di Novara                     2,000          18 months - 1 day       50
Bank Julius Baer                             3,000               30/4/96            55
Bank of Scotland                             3,000               12/4/98            50
Barclays                                    10,000               8/9/97             45
BHF Bank                                     5,000               20/7/96            55
British Linen Bank                           5,000               30/9/97            50
Brown Shipley                                4,000               30/6/98            50
Dresdner Bank                                5,000               1/12/96            50
Guinness Mahon                               3,000              31/12/97            50
Hambros                                      3,000               31/8/98            50
Italian International                        3,000               23/7/98            50
Kleinwort Benson                             5,000               30/9/98            45
Kredietbank                                  3,000               25/5/98           47.5
Lloyds                                       7,000              31/10/97            45
Morgan Grenfell                              5,000               30/6/98            50
National Westminster                        10,000              31/12/97            45
Royal Bank of Canada                         5,000               30/6/97            55
N M Rothschild                               9,000               30/6/98            50
Royal Bank of Scotland                       5,000              31/12/97            50
Schroders                                    6,000               11/3/98            45
Scotiabank                                   3,000              16/10/96            55
Singer & Friedlander                         3,000               30/9/97            55
SocGen                                       5,000               6/12/96            30
Swiss Bank                                   5,000               31/7/98            45
Union Bank of Switzerland                    5,000               30/6/98            50
                                         -----------
                                           124,000

                                  SCHEDULE 14

                       The Reorganisation Steps Schedule

                               THE REORGANISATION


Stamp duty considerations will not delay the timetable.

The Frizzell Foundation was dissolved on 30 April 1996.



Abbreviations and definitions

D           D Day - signature of option agreements.

A           A Day - day on which all regulatory approvals are received.

C           5 June 1996

FSA 1992    Friendly Societies Act 1992

LWD         Lovell White Durrant

FF          Freshfields

FSC         Friendly Societies Commission

LVFS        Liverpool Victoria Friendly Society Ltd.

BLTM Baltimore Ltd., an independent company set up to acquire companies and assets in the TFG group which LVFS is not permitted to own under FSA 1992. BLTM is not (and never has been) a subsidiary of LVFS.

MM          Marsh & McLennan Companies Inc.

TBG The Bowring Group Ltd. (current owner of shares in TFG, which were previously owned by CTB).

CTB         CT Bowring & Company Ltd.

TFG         The Frizzell Group Ltd.

FL&FP       Frizzell Life & Financial Planning Ltd.

FFS         Frizzell Financial Services Ltd.

FPL         Frizzell Property Loans Ltd.

FWD         Frizzell Westbourne Developments Ltd.

FB          Frizzell Bank Ltd.

FCS         Frizzell Credit Services Ltd.

TB          Tower Brokers Ltd.

FBV         Frizzell BV

TMAL        Teachers Motoring Association Ltd.

CR          Central Resources Ltd.

SS          Shawlands Securities Ltd.

SL          Shawlands Leasing Ltd.

Step       Timing         Principal              Payment of Pre-option Agreement
No                        Responsibility         cash dividends

                                                 o  FB notified Bank of England
                                                    of new subordinated loan and
                                                    share capital.

                                                 o  FL&FP notified PIA of new
                                                    subordinated loan and share
                                                    capital.

                                                 o  Dividends paid by cash were
                                                    paid through bank accounts
                                                    (i.e. not merely by book
                                                    entries).

                                                 o  Journals implementing
                                                    dividends paid by
                                                    forgiveness of intercompany
                                                    debt were written up.

                                                 o  Letters of comfort were
                                                    provided by TFG to FPL, FFS
                                                    and FL&FP confirming that
                                                    additional funds will be
                                                    made available if the
                                                    Company is unable to meet
                                                    its liabilities or
                                                    regulatory solvency
                                                    requirements.


                                                 o  FCS received a comfort
                                                    letter from FB and paid a
                                                    dividend of (pounds)397,841
                                                    to FB on 31 January 1996.

1       5 Feb                                    TFG's UK resident subsidiaries
                                                 resolved to pay up virtually
                                                 all their distributable
                                                 reserves as dividends to TFG
                                                 under the group income
                                                 election.

                                                 1.1 Dividend by FB

                                                     1.1.1 TFG subscribed for
                                                           (pounds)3,435,000 of
                                                           shares in FB.

                                                     1.1.2 CTB lent
                                                           (pounds)4,460,000 to
                                                           FB on a subordinated
                                                           basis.

                                                     1.1.3 FB approved interim
                                                           accounts and declared
                                                           a dividend of
                                                           (pounds)7,879,201 in
                                                           cash to TFG, being:

                                                           o its total
                                                             distributable
                                                             reserves of
                                                             (pounds)7,497,060

                                                           o plus its dividend
                                                             from FCS of
                                                             (pounds)397,841

                                                           o less an amount of
                                                             (pounds)10,700
                                                             sufficient to
                                                             complete step 21

                                                           o less (pounds)5,000
                                                             sufficient to
                                                             complete step 25.

                                                1.2 FPL adopted a "plan of
                                                    liquidation" for US purposes

                                                    and then declared a dividend
                                                    of (pounds)44,158 in cash to
                                                    TFG, being an amount equal
                                                    to substantially all its
                                                    distributable reserves less
                                                    an amount sufficient to
                                                    complete step 22.

                                                1.3 FFS adopted a "plan of
                                                    liquidation" for US purposes
                                                    and then declared a dividend
                                                    in cash of (pounds)802,369
                                                    to TFG, being an amount
                                                    equal to substantially all
                                                    its distributable reserves
                                                    less an amount sufficient to
                                                    complete step 23.

                                                1.4 FL&FP dividend

                                                     1.4.1 TFG subscribed for
                                                           (pounds)145,000 of
                                                           shares in FL&FP
                                                           (145,000 new shares
                                                           issued at par).

                                                     1.4.2 TBG lent
                                                           (pounds)800,000 to
                                                           FL&FP on a
                                                           subordinated basis.

                                                     1.4.3 FL&FP declared a
                                                           dividend in cash of
                                                           (pounds)1,783,787 to
                                                           TFG, being

                                                           o its total
                                                             distributable
                                                             reserves of
                                                             (pounds)1,783,787.

                                                           See note 1

                                                1.5 FWD declared a dividend of
                                                    (pounds)5,015 in cash to
                                                    TFG.

                                                1.6 CR declared a dividend of
                                                    (pounds)24,199 to TFG (this
                                                    was set-off against existing

                                                    intercompany debt).

2             7 Feb             LWD             LVFS and MM received a
                                                satisfactory opinion on vires of
                                                LVFS in relation to all aspects
                                                of the transaction.


                                                Sign option agreement on D Day
                                                (7 Feb)


3             D                 LVFS/MM         3.1 LVFS granted an option to MM
                                                    under which it can put the
                                                    following companies onto
                                                    LVFS:

                                                                          Price
                                                                     allocation

                                                   FB        (pounds)36,000,000

                                                   FL&FP     (pounds)12,000,000

                                                   FCS           (pounds)11,000

                                                   FWD              (pounds)100

                                                   CR            (pounds)30,000

                                                   SS               (pounds)100

                                                   SL               (pounds)100
                                                             (pounds)48,041,300
                                                             ==================

                                                 o The consideration under the
                                                   option will be
                                                   (pounds)48,041,300 plus
                                                   escalation. This has been
                                                   allocated between the
                                                   companies to be acquired as
                                                   set out above.

                                                 o The option will be assignable
                                                   to TBG after step 25.

                                                 o LVFS was granted a
                                                   corresponding call option.


                                                 o The consideration for the
                                                   grant of each option was
                                                   (pounds)1.

                                                3.2 BLTM granted an option to MM
                                                    under which MM can put the
                                                    TFG sub-group comprising
                                                    TFG, FFS, TMAL and FPL onto
                                                    BTLM after step 25.

                                                    o The consideration under
                                                      the option will be
                                                      (pounds)139,958,700 plus
                                                      escalation and will be
                                                      guaranteed by LVFS.

                                                    o The option will be
                                                      assignable to TBG after
                                                      step 25.

                                                    o BTLM was granted a
                                                      corresponding call option.

                                                    o The consideration for the
                                                      grant of each option was
                                                      (pounds)1.

4             D                 LVFS/MM         Public announcement of the
                                                signing of the put and call
                                                options. This took place at a
                                                time which allowed simultaneous
                                                announcements on the New York
                                                and London Stock Exchanges.

5             After D           TBG             Discussions were commenced to
                                                terminate/ renegotiate the KBIML
                                                agreement.

                                                LVFS, BLTM, TBG, TFG, FB, FFS
                                                and FL&FP applied for all
                                                regulatory approvals


6             9 Feb             TFG             Application was made for TFG
                                                registration with IBRC,
                                                including

                                                o notification of transfer of
                                                  FFS' business to TFG.


                                                Application was approved on 24
                                                May 1996.

7             9 Feb             TFG             Application was made for TFG
                                                registration with Lloyd's,
                                                including

                                                o notification of transfer of
                                                  FFS' business to TFG.

                                                Application was approved on 31
                                                May 1996.


8             9 Feb             TBG             FL&FP

                                                8.1 PIA was given notice of TFG
                                                    ceasing to be a controller.

              9 Feb             TBG             8.2 PIA was given notice of
                                                    change of control from TBG
                                                    to LVFS. Done concurrently
                                                    with the TFG/TBG notice.

              9 Feb                             8.3 Application was made by LVFS
                                                    to obtain PIA approval as
                                                    new controller.

                                                    Application was approved on
                                                    13 March 1996.

9             10 May            TBG             Application was made for
                                                approval of assignment/repayment
                                                of subordinated loan by LWD on
                                                behalf of LVFS. Approval was
                                                received on 31 May 1996.

10            19 Feb            TFG             TMAL was put into liquidation.

11            6 March           TBG/LVFS        Application was made for Bank of
                                                England approval for a change in
                                                controller of FB from TBG to
                                                LVFS including:

                                                o approval of
                                                  assignment/repayment of
                                                  subordinated loans.

                                                Application regarding change of
                                                controller was approved on 15
                                                May 1996. Approval of assignment

                                                of subordinated loan was given
                                                on 3 June 1996.

12            25 March          TFG             Notified Bank of England of TFG,
                                                MM and TBG's intention to cease
                                                to be controllers of FB.


                                                TFG's non UK resident
                                                subsidiaries adopt a plan of
                                                liquidation for US purposes and
                                                pay up virtually all their
                                                reserves to TFG

13            26 March          TFG             FBV

                                                13.1 FBV adopted a "plan of
                                                     liquidation" for US
                                                     purposes.

                                                13.2 FBV paid a dividend of NLG
                                                     4,877,891 (this was set-off
                                                     against existing
                                                     intercompany debt).

              27 March                          13.3 FBV was put into
                                                     liquidation and its net
                                                     assets were transferred to
                                                     TFG by way of an advance
                                                     distribution against an
                                                     indemnity from TBG to the
                                                     liquidator.

14                              TFG             TB

              24 April                          14.1 TB adopted a "plan of
                                                     liquidation" for US
                                                     purposes.

              24 April                          14.2 TB paid a dividend
                                                     of (pounds)1,400,000 (this
                                                     was set-off against
                                                     existing intercompany
                                                     debt).

                                                14.3 TB was put into liquidation
                                                     and its net assets were
                                                     transferred to TFG through
                                                     the cancellation of

                                                     remaining intercompany debt
                                                     against indemnity from TBG
                                                     to the liquidator.

15            14 May                            TB and FBV were transferred to
                                                Marsh & McLennan Management
                                                Services (Dublin) Ltd.
                                                for(pounds)1 and(pounds)9,508
                                                respectively.

                                                15.1 As this transaction was
                                                     between companies in the EU
                                                     notification will be made
                                                     within six months to the
                                                     Treasury.

16            22 May            LVFS            Annual General Meeting approved
                                                change of rules.


                                                Regulatory approvals obtained by
                                                A day


17            A                                 All regulatory approvals
                                                obtained.

18            C-1               TBG             Change objects clauses
                                                (conditionally in the case of FB
                                                and TFG) (so they comply with
                                                FSA 1992) and articles of
                                                association of all UK companies
                                                (except TMAL) in the TFG group
                                                other than objects clauses of
                                                FFS and FPL.

19            C-1               TBG             Effect name changes of TFG, FFS
                                                and FPL (TFG is to be renamed
                                                FFS; FFS and FPL are to be
                                                renamed Baltimore Non-Trading
                                                Company 2 Ltd. and Baltimore
                                                Non-Trading Company 1 Ltd.
                                                respectively).


                                                Transfer of shares in and assets
                                                of subsidiaries to be completed
                                                as soon as possible after all
                                                regulatory approvals are
                                                obtained



                                                If required, FB, FFS and FL&FP
                                                will prepare interim accounts
                                                and pay up sufficient dividends
                                                to TFG to enable TFG to pay its
                                                dividend to TBG.

20            C-1                               TFG approves interim accounts
                                                and declares and pays up a
                                                dividend in general meeting of
                                                (pounds)17,344,114 satisfied by
                                                the transfer of the following
                                                assets to TBG. TBG to provide a
                                                deed of undertaking to TFG. Such
                                                deed of undertaking will
                                                terminate on the exercise of the
                                                options when LVFS will provide a
                                                deed of undertaking.


                                                             Amount of dividend
                                                                       (pounds)
                                shares in FB book value
                                                                     17,063,844
                                shares in FL&FP book value
                                                                        250,000
                                shares in CR book value
                                                                         30,000
                                shares in FWD book value
                                                                            270
                                                                     ----------
                                                             (pounds)17,344,114

21       C-1               FB                   FB approves interim accounts and
                                                declares and pays up a final
                                                dividend of (pounds)10,700
                                                satisfied by the transfer of the
                                                following assets to TBG. TBG to
                                                provide a deed of undertaking to
                                                FB. Such deed of undertaking
                                                will terminate on the exercise
                                                of the option when LVFS will
                                                provide a deed of undertaking.

                                                              Amount of dividend


                                shares in FCS book value          (pounds)10,500

                                shares in SS book value              (pounds)100

                                shares in SL book value              (pounds)100
                                                                          ------
                                                                  (pounds)10,700


22       C-1               TBG                  FPL dividend

                                                22.1 FPL approves interim
                                                     accounts and declares and
                                                     pays a dividend in general
                                                     meeting to TFG expressed as
                                                     a dividend of an amount
                                                     equal to the distributable
                                                     reserves to be determined
                                                     by accounts of the company
                                                     to be drawn up as at the
                                                     transfer date to be
                                                     satisfied by the transfer
                                                     of the business under the
                                                     business transfer agreement
                                                     produced to the general
                                                     meeting.

                                                     The business transfer
                                                     agreement will provide that
                                                     TFG assumes all liabilities
                                                     and that FPL retains an
                                                     amount equal to its share
                                                     capital and
                                                     non-distributable reserves.

                                                22.2 The auditors will provide a
                                                     letter of comfort. The
                                                     directors of FPL will make
                                                     a declaration of solvency
                                                     and initiate the members'
                                                     voluntary liquidation.

                                                     Deloitte & Touche will act
                                                     as liquidator.

23       C-1               TBG                  FFS dividend

                                                23.1 FFS declares and pays a
                                                     dividend in general meeting
                                                     to TFG expressed as a
                                                     dividend of an amount equal
                                                     to the distributable
                                                     reserves to be determined
                                                     by accounts of the company
                                                     to be drawn up as at the
                                                     transfer date to be
                                                     satisfied by the transfer
                                                     of the business under the
                                                     business transfer agreement
                                                     produced to the general
                                                     meeting.

                                                     The business transfer
                                                     agreement will provide that
                                                     TFG assumes all liabilities
                                                     and that FFS retains an
                                                     amount equal to its share
                                                     capital and
                                                     non-distributable reserves.

                                                23.2 The auditors will provide a
                                                     letter of comfort. The
                                                     directors of FFS will make
                                                     a declaration of solvency
                                                     and initiate the members'
                                                     voluntary liquidation.

                                                     Deloitte & Touche will act
                                                     as liquidator.


                                                Following the above transfers,
                                                TFG owns:

                                                all the shares in

                                                o FFS (in liquidation)

                                                o FPL (in liquidation)

                                                o TMAL (in liquidation)

                                                the businesses of

                                                o FFS

                                                o FPL

                                                TBG has direct ownership of all
                                                the shares in the following
                                                companies:

                                                o FB
                                                o FL&FP
                                                o FCS
                                                o FWD
                                                o CR
                                                o SS
                                                o SL
                                                o TFG

24       C-1               TFG                  For convenience in carrying out
                                                step 25, TFG issues 1,251
                                                ordinary shares to increase its
                                                issued ordinary share capital to
                                                25,000,000.

25       C-1               TFG/FB               25.1 TFG issues 100 ordinary
                                                     bonus shares of US$1 each
                                                     (one US$1 share for every
                                                     250,000 existing ordinary
                                                     shares).

                                                25.2 FB issues 100 ordinary
                                                     bonus shares of US$ each
                                                     (one US$1 share for every
                                                     210,000 existing ordinary
                                                     shares).

                                                25.3 TFG and FB convert their
                                                     shares (other than their
                                                     dollar shares) into
                                                     deferred shares. Their
                                                     dollar shares are then
                                                     replaced by share warrants
                                                     to bearer under section 188
                                                     Companies Act 1985.



                                                Exercise of put or call option
                                                and completion of sale


26       C                 FB/LVFS              FB repaid its last corporate
                                                deposit on 11 March 1996.

27       C                 BTLM                 BLTM to purchase premium finance
                                                loan portfolio from FB financed

                                                by participating loan stock held
                                                by LVFS.

28       C                 FCS                  FCS's last outstanding bills of
                                                exchange matured on 31 May 1996.

29       C or              FB                   Termination of Agreement with
         before C                               Kleinwort Benson.

30       C                 MM/TBG/              LVFS exercises its call option.
                           LVFS                 Completion takes place.




                                                30.1 CTB and TBG assign to LVFS
                                                     the subordinated loans
                                                     arising at steps 1.1, 1.4
                                                     and the pre-existing
                                                     (pounds)5 million
                                                     subordinated loan from CTB.

                                                30.2 TBG sells its shares in the
                                                     following companies to
                                                     LVFS.

                                                     o FB
                                                     o FL&FP
                                                     o FCS
                                                     o FWD
                                                     o CR
                                                     o SS
                                                     o SL

                                                     The companies retained by
                                                     Marsh & McLennan Management
                                                     Services (Dublin) Ltd. are:

                                                     o TB (in liquidation)

                                                     o FBV (in liquidation)

31       C                 MM/TBG/              BLTM exercises its call option.
                           BLTM                 Completion takes place.

                                                31.1 TBG sells the shares in TFG
                                                     to BLTM.


                                                     The TFG sub-group
                                                     comprises:

                                                     o TFG

                                                     o FFS (in liquidation)

                                                     o FPL (in liquidation)

                                                     o TMAL (in liquidation)

32       C+1               LVFS                 Complete Companies House filing
                                                requirements.

33       C+1               LVFS                 Notify Council of Lloyd's of
                                                change in controller of TFG from
                                                TBG to BLTM.

34       C+1               FB                   Notify Bank of England that TBG
                                                has ceased to be a controller.

35       [As soon          D&T                  TMAL holds final shareholders
         as                                     meeting and files final
         possible                               dissolution notice.
         after C]

Notes:

1. Should FL&FP need additional share capital to meet regulatory requirements, this can be met by TFG subscribing for additional new ordinary shares (and TBG advancing an additional subordinated loan up to four times the new capital). TFG will secure sufficient additional distributable reserves to enable it to dividend the new shares by procuring that FB and FFS pay interim dividends out of 1996 earnings.

                                  SCHEDULE 15*

                             The Primary Customers

* This list is preliminary and is subject to further review and discussion prior to Completion. A final list shall be agreed prior to Completion.

1.      CIVIL SERVICE DEPTS/EXECUTIVE AGENCIES/    QUANGOS

 ACAS

 Agricultural Training Board                   (London)

 Atomic Weapons Est.                           (Bournemouth)

 BBSRC (Swindon)                               Bath

 Belfast Educ. & Library Board

 Benefits Agency                               (London/Leeds/B'mth/Manchester)

 Biotech & Biological Rsch. Council            (Bath)

 Central Statistical Office                    (Bath)

 Civil Service Motoring Assoc.                 (National)

 Commonwealth Institute                        (London N)

 Companies House                               (Bath)

 Contributions Agency                          (Newcastle)

 Crown Prosecution Service                     (London S)

 Customs & Excise                              (London S/B'mth/Lon N)

 Defence Research Agency                       (Bournemouth/Glasgow)

 Dental Practice Board                         (London S)

 Dept. of Employment                           (Bath, Manchester, Leeds)

 Dept. of Environment                          (London S)

 Dept. of Trade & Industry                     (London S)

 Dept. of Transport                            (London S)

 Dept. of Heath & Social Security              (London S)

 Driver & Vehicle Licensing Agency             (Bath)

 Driving Standards Agency                      (London N)

 Employment Service Agency                     (Manchester/Birmingham/Bath)

 Engineering & Phys. Sc. Resch. Council        (Bath)

 Foreign Office                                (London N)

 Forestry Commission                           (Glasgow)

 GCHQ                                          (Bath)

 Highways Agency                               (Leeds, London N)

 HMSO                                          (London S) (London N in Norwich)

 HM Treasury                                   (London S)

 Home Office                                   (London S)

 House of Commons                              (London S)

 Inland Revenue                                (National)

 Institute of Prof. Managerial Staff           (National)

 Intervention Board                            (Bath)

 Land Registry                                 (National)

 Lord Chancellor's Dept.                       (London S)

 Magistrates Court                             (London S)

 Major Highways Consortium                     (London N)

 Meat & Livestock Agency                       (London N)

 Medical Research Council                      (London N)

 Met Office                                    (Bournemouth)

 Ministry of Agriculture                       (London/Leeds/Bath)

 Ministry of Defence                           (Refer to SLI)

 N. Ireland Housing Executive                  (Belfast)

 Nat. Union of Civil & Public Servants         (National)

 National Physical Laboratory                  (London S)

 National Radiological Prot. Board             (London S)

 National Rivers Authority                     (National)

 National Resources Institute                  (London S)

 NCM Credit Insurance                          (Bath)

 Northern Edu. & Library Board                 (Newcastle)

 Northern Ireland Civil Service                (Manchester)

 Office of Population Census & survey          (London S)

 Ordnance Survey                               (Bournemouth)

 Patent Office                                 (Bath)

 Paymaster General's Office                    (London S)

 Portland Naval Base                           (Bournemouth)

 Property Services Agency                      (Leeds)

 Public Records Office                         (London S)

 Royal Mint                                    (Bath)

 Test & Evaluation Office                      (Bath)

 Transport Research Labs.                      (Bournemouth)

 Valuation Office Agency                       (National)

 Vehicle Inspectorate                          (Bath)

 Warren Springs Laboratory                     (London S)

 Welsh Development Agency                      (Bath)

 Welsh Office                                  (Bath)

2.      PUBLIC BODIES, PRIVATISED BODIES AND UTILITIES

 British Nuclear Fuels Limited

 British Telecommunications

 Civil Aviation Authority

 Post Office (inc. Royal Mail)

 UK Atomic Energy Authority

3.      REGIONAL UTILITIES

 Manweb

 Northern Electricity

 North West Water

 Southern Electric

 Bristol Water

4.      EDUCATION - SCHOOLS

 Association of Head Teachers, Scotland

 Association of Teachers & Lecturers (ATL)

 Headteachers Association of Scotland (HAS)

 NAHT

 NAEIAC

 NASUWT

 National Union of Teachers (NUT)

 Secondary Heads Association

5.      EDUCATION - UNIONS/ASSOCIATIONS

 Association of University Teachers (AUT)

 National Association of Teachers in Further and Higher Education (NATFHE)


6.      NATIONAL ASSOCIATIONS

 Caravan Club

 First Division Association


 Man. Science & National Finance Union

 Musical Advisors Nat. Association

 National Trust

 National Trust for Scotland

7.      PRIVATE SECTOR

Companies


 Book Keeping S'tory Fin. Servs.

 Booker Foods Group

 British Shoe Corporation

 Britvic

 Portland International

 Scottish & Newcastle Brewery

 Texas Instruments

 Vickers Engineering

Outplacement Consultants

 Focus

 Grosvenor Career Services

 Sanders & Sidney

                            6 LOCAL AUTHORITIES (b)

City/Town Councils

Alyn & Deeside DC                          (Manchester)

Aylesbury District Council                 (Bournemouth)

Barnet District Council                    (London N)

Boston Borough Council                     (Birmingham)

Bradford City Council                      (Leeds)

Calderdale Council                         (Leeds)

Carrick DC                                 (Bath)

Cheltenham Borough Council                 (Bath)

Cotswold DC                                (Bath)

Coventry Co-Op                             (Birmingham)

Dartford BC                                (London S)

Derby City Council                         (Birmingham)

Doncaster Met. BC                          (Leeds)

Dudley BC                                  (Birmingham)

Eastbourne Council                         (London S)

Edinburgh District Council                 (Glasgow)

Ettrick-Lauderdale District Council        (Glasgow)

Falkirk District Council                   (Glasgow)

Forest of Dean DC                          (Bath)

Glanford BC                                (London N)

Great Grimsby Council                      (Leeds)

Greenwich Council                          (London S)

Hull Council                               (Leeds)

Ipswich BC                                 (London N)

Leeds City Council                         (Leeds)

                            6 LOCAL AUTHORITIES (a)

County/Regional Councils

Avon CC                                    (Bath)

Borders Regional Council                   (Glasgow)

Charnwood BC                               (Birmingham)

Clwyd CC                                   (Manchester)

Cornwall CC                                (Bath)

Derbyshire CC                              (Birmingham)

Devon CC                                   (Bath)

Dumfries & Galloway RC                     (Glasgow)

Dyfed CC                                   (Bath)

East Sussex CC                             (London S)

Essex CC                                   (London N)

Gloucestershire CC                         (Bath)

Grampian Regional Council                  (Glasgow)

Hampshire CC                               (Bournemouth)

Hereford & Worcester                       (Birmingham)

Humberside CC                              (Leeds)

Leicester CC                               (Birmingham)

Lincs. CC                                  (Leeds)

Lothian RC                                 (Glasgow)

Mid Devon CC                               (Bath)

Mid Glamorgan CC                           (Bath)

North Devon CC                             (Bath)

Rotherham CC                               (Leeds)


Scunthorpe CC                              (Leeds)

Shropshire                                 (Birmingham)

Somerset CC                                (Bath)

South Glamorgan CC                         (Bath)

Staffordshire CC                           (Birmingham)

Strathclyde RC                             (Glasgow)

Surrey CC                                  (London S)

Torridge CC                                (Bath)

Warwickshire CC                            (Birmingham)

West Glamorgan CC                          (Bath)

West Sussex CC                             (London S)

Wiltshire CC                               (Bath)

London Borough Bromley                     (London S)

London Borough Croydon                     (London S)

Macclesfield Council                       (Manchester)

Mendip DC                                  (Bath)

Midlothian District Council                (Glasgow)

Newcastle City Council                     (Newcastle)

New Forest DC                              (Bournemouth)

Newcastle CC                               (Newcastle)

North Cornwall DC                          (Bath)

North Herts DC                             (London N)

North Wilts DC                             (Bath)

Ogwr DC                                    (Bath)

Penwith DC                                 (Bath)


Plymouth City Council                      (Bath)

Rotherham Council                          (Leeds)

Roxburgh District Council                  (Glasgow)

South Hams DC                              (Bath)

South Somerset DC                          (Bath)

Southwark Council                          (London S)

Thurrock BC                                (London N)

Tweeddale District Council                 (Glasgow)

Wakefield DC                               (Leeds)

Walsall MBC                                (Birmingham)

West Devon DC                              (Bath)

West Lothian District Council              (Glasgow)

Wigtown District Council                   (Glasgow)

                                   7 HEALTH


Airedale NHS                                       (Leeds)

Bromley Health Authority                           (London S)

Dumfries - Galloway Health Board                   (Glasgow)

Dunston Hill Hospital

East Glamorgan NHS Trust                           (Bath)

Gran Clywd NHS Trust                               (Bath)

Grampian Health Trust                              (Glasgow)

Hampshire Hospital                                 (Bournemouth)

Hereford County Hospital                           (Birmingham)

Huddersfield Health Authority                      (Leeds)


Hull Health Authority                              (Leeds)

Kidderminster Health Authority                     (Birmingham)

Merseyside Health Authority                        (Manchester)

Milton Keynes Health Authority                     (London N)

National Blood Authority

Newcastle City Health Trust                        (Newcastle)

Newcastle General Hospital                         (Newcastle)

Newcastle Health Authority                         (Newcastle)

NHS Cymru Wales                                    (Bath)

Norfolk Community NHS Trust                        (London N)

North Durham Comm. Health                          (Newcastle)

North East Health Authority                        (Newcastle)

Northampton General Hospital                       (Birmingham)

Ogwr Health Trust                                  (Bath)

Royal College of Midwives                          (National)

Royal College of Nursing                           (National)

St James & Seacroft University Hosp. Trust         (Leeds)

S & E Wales Ambulance Trust                        (Birmingham)

Southampton Hospital                               (Bournemouth)

Sunderland City NHS Trust                          (Newcastle)

West Midlands Regional Health Authority            (Birmingham)

                   8 SERVICES (Police/Fire/Prisons/Ambulance)

Avon & Somerset Police                     (Bath)

Dorset Police                              (Bournemouth)


Devon & Cornwall Police                    (Bath)

Dyfed Fire Brigade HQ                      (Bath)

Dyfed Police Authority                     (Bath)

Dyfed Powys Police                         (Bath)

Fire Service Training College              (Bath)

Gwent Fire & Rescue Service                (Bath)

London Fire Service                        (London S)

Maidstone Prison                           (London S)

Metropolitan Police                        (London S)

Mid Glamorgan Fire & Rescue                (Bath)

N.Ireland Fire Authority                   (Belfast)

POA/Prison Officers Association            (Refer to SLI)

Prison Service                             (Refer to SLI)

South Glamorgan Fire & Rescue              (Bath)

Thames Valley Police                       (Bournemouth)

West Glamorgan Fire & Rescue               (Bath)

SIGNED by                                   )
for and on behalf of                        )
MARSH & McLENNAN                            )
COMPANIES, INC.                             )
in the presence of:                         )




SIGNED by                                   )
for and on behalf of                        )
THE BOWRING GROUP                           )
LIMITED in the presence of:                 )




SIGNED by                                   )
for and on behalf of                        )
LIVERPOOL VICTORIA                          )
FRIENDLY SOCIETY                            )
in the presence of:                         )




SIGNED by                                   )
for and on behalf of                        )
BALTIMORE LIMITED                           )
in the presence of:                         )

                                   _____ 1996



                        MARSH & McLENNAN COMPANIES, INC.

                            THE BOWRING GROUP LIMITED

                   LIVERPOOL VICTORIA FRIENDLY SOCIETY LIMITED

                                BALTIMORE LIMITED

================================================================================

                                DEED OF AMENDMENT

================================================================================






                                   FRESHFIELDS

THIS DEED dated __ June 1996


BETWEEN:


MARSH & McLENNAN COMPANIES, INC. whose principal business office is at 1166 Avenue of the Americas, New York, New York 10036 (MMC);

THE BOWRING GROUP LIMITED whose registered office is at The Bowring Building, Tower Place, London EC3P 3BE (registered no. 3053550) (TBG);

LIVERPOOL VICTORIA FRIENDLY SOCIETY LIMITED (registered no. 61 Coll) whose registered office is at Victoria House, Southampton Row, London WC1B 4DB (LVFS); and

BALTIMORE LIMITED whose registered office is at 21 Holborn Viaduct, London EC1A 2DY (registered number 3137698) (Baltimore)

WHEREAS:-

(A) By an Agreement dated 7 February 1996 (the Agreement) MMC, LVFS and Baltimore granted various put and call options for the A Option Shares and the B Option Shares (as defined in the Agreement).

(B) MMC, TBG, LVFS and Baltimore have agreed to confirm that Schedule 7 of the Agreement is agreed in the form as drafted in the Agreement, to amend Schedule 15 of the Agreement and to delete Clause 5.2(g) of the Agreement.

NOW THIS DEED WITNESSES

1. Unless the context or subject matter otherwise requires expressions defined in the Agreement shall have the same meanings in this Deed.

2. Clause 5.2 of the Agreement shall be amended as follows:

2.1  By the deletion in Clause 5.2(g) of the words:

     "an unqualified letter of resignation from the auditors to each Group Company in the agreed form and in the form prescribed by Section 394(1) of the Companies Act 1985, accompanied by a written confirmation that such auditors have no claims for unpaid fees or expenses;"

2.2 By the redesignation of paragraphs (h) to (k) inclusive of Clause 5.2 as paragraphs (g) to (j).

3. In Clause 7 of the Agreement, the following amendments shall be made:

3.1  The following new Clause 7.1(b) (iv) shall be inserted:

     "(iv) it seeks to join the panel of financial life and planning advisors which offer products and services to the employees of British Telecommunications Plc (the Panel) in the following circumstances:

     (a) if FL&FP is removed from the Panel and neither LVFS nor any Group Company, which is a bona fide financial life and planning advisor, are allowed to seek appointment to the Panel in its place; or

     (b) if FL&FP remains on the Panel but one or more other members of the Panel are removed from the Panel and neither LVFS nor any Group Company, which is a bona fide financial life and planning advisor, are allowed to seek appointment in its or their place; or

     (c) if all members of the Panel (including FL&FP) are removed from the Panel and British Telecommunications Plc seeks a new panel in a process in which neither FL&FP, LVFS nor any Group Company, which is a bona fide life and financial planning advisor, are allowed to participate."

4. In Schedule 7 of the Agreement the list of Affinity Groups shall remain as drafted in Schedule 7 of the Agreement.

5. In Schedule 15 of the Agreement the list of Primary Customers shall be deleted and there shall be inserted in Schedule 15 the following revised list:


                                   SCHEDULE 15

                              The Primary Customers

1.   CIVIL SERVICE DEPTS/EXECUTIVE AGENCIES/ QUANGOS
     Atomic Weapons Est.
     Benefits Agency
     Civil Service Motoring Assoc.
     Contributions Agency
     Customs & Excise
     Dept. of Trade & Industry
     Dept. of Health & Social Security
     Driving Standards Agency
     Employment Service Agency
     Forestry Commission
     GCHQ
     Home Office
     Inland Revenue
     Land Registry
     Lord Chancellor's Dept.
     Met. Office
     Ministry of Agriculture
     Ministry of Defence (excluding servicemen and women)
     Ordnance Survey
     Valuation Office Agency
     Welsh Office


2.   PUBLIC BODIES, PRIVATISED BODIES AND UTILITIES
     British Telecommunications (financial life and planning products/services only)
     Post Office (incl. Royal Mail)
     UK Atomic Energy Authority (financial life and planning products/services only)

3.   REGIONAL UTILITIES
     Northern Electricity
     Bristol Water

4.   EDUCATION - SCHOOLS
     Association of Head Teachers, Scotland
     Association of Teachers & Lecturers (ATL)

     Headteachers Association of Scotland (HAS)
     NAHT
     NAEIAC
     NASUWT
     National Union of Teachers (NUT)
     Secondary Heads Association (SHA)

5.   EDUCATION - UNION/ASSOCIATION
     Association of University Teachers (AUT)
     National Association of Teachers in Further and Higher Education
     (NATFHE)

6.   NATIONAL ASSOCIATIONS
     Caravan Club
     National Trust
     National Trust for Scotland (financial life and planning products/services only)
     UNISON

7.   PRIVATE SECTOR
     Vickers PLC (not including Vickers Shipbuilding and Engineering
     Limited)
     British Shoe Corporation

8.   LOCAL AUTHORITIES (a)
     County/Regional Councils
     Derbyshire CC
     Leicester CC
     Lincs CC
     Mid Glamorgan CC
     Somerset CC
     Surrey CC
     Staffordshire CC

     West Glamorgan CC

9.   LOCAL AUTHORITIES (b)
     City/Town Councils
     Bradford City Council
     Calderdale Council

6. Save as amended by this Deed, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF this Deed has been duly entered into the day and year first before written.

EXECUTED as a DEED         )
by MARSH & McLENNAN        )
COMPANIES, INC.            )
acting by:                 )

Director

Director/Secretary


EXECUTED as a DEED         )
by THE BOWRING GROUP       )
LIMITED acting by:         )

Director

Director/Secretary


EXECUTED as a DEED         )
by LIVERPOOL VICTORIA      )
FRIENDLY SOCIETY LIMITED   )
acting by:                 )

Director

Director/Secretary


EXECUTED as a DEED         )
by BALTIMORE LIMITED       )
acting by:                 )

Director

Director/Secretary